EXHIBIT 99.1
                                                                    ------------





                                CREDIT AGREEMENT


                            DATED AS OF JUNE 4, 2002


                                      AMONG

                             LAS VEGAS SANDS, INC.,
                                       AND
                          VENETIAN CASINO RESORT, LLC,
                                  AS BORROWERS,

                           THE LENDERS LISTED HEREIN,
                                   AS LENDERS,

                            THE BANK OF NOVA SCOTIA,
                          AS ADMINISTRATIVE AGENT, AND

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                              AS SYNDICATION AGENT



         THE BANK OF NOVA SCOTIA                        GOLDMAN SACHS CREDIT
                                                            PARTNERS L.P.


                   JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS

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                              LAS VEGAS SANDS, INC.
                                       AND
                           VENETIAN CASINO RESORT, LLC

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT is dated as of June 4, 2002 and entered into by and among LAS VEGAS SANDS, INC. ("LVSI"), a Nevada corporation, and VENETIAN CASINO RESORT, LLC ("VENETIAN"), a Nevada limited liability company, as joint and several obligors (each of LVSI and Venetian, a "BORROWER" and, collectively, the "BORROWERS"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as the "LENDERS"), THE BANK OF NOVA SCOTIA ("SCOTIA CAPITAL") and GOLDMAN SACHS CREDIT PARTNERS L.P. ("GOLDMAN"), as Joint Lead Arrangers and Joint Bookrunners (in such capacity the "ARRANGERS"), Scotia Capital, as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT") and Goldman, as syndication agent for the Lenders (in such capacity, the "SYNDICATION AGENT").

                                 R E C I T A L S

         WHEREAS, the Borrowers and certain of their Affiliates (such capitalized term and other capitalized terms used in these recitals have the meanings given in subsection 1.1 of this Agreement) own and operate the Resort Complex;

         WHEREAS, the Borrowers desire to enter into this Agreement to (a) repay and defease (the "REFINANCING") the Refinanced Debt, (b) pay premiums, fees and expenses incurred in connection with the Mortgage Notes, the establishment of this Agreement, the consummation of the Refinancing and the other transactions related hereto and thereto, (c) finance and reimburse certain costs of construction and development with respect to the Phase I-A Project and (d) to provide funds for general corporate purposes including Investments permitted under subsection 7.3;

         WHEREAS, the Borrowers desire that the Lenders and the Issuing Lenders extend the senior secured credit facilities described herein on the terms and conditions set forth herein for the purposes set forth herein; and

         WHEREAS, the Lenders and the Issuing Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to extend the Commitments and make Loans to the Borrowers and issue (or participate in) Letters of Credit.

         NOW, THEREFORE, the parties hereto agree as follows:

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         Section 1.        DEFINITIONS

         1.1      CERTAIN DEFINED TERMS.

         The following terms used in this Agreement shall have the following meanings:

         "ADDITIONAL BILLBOARD SPACE" is defined in the Cooperation Agreement.

         "ADDITIONAL CONTINGENT CLAIMS" is defined in subsection 5.17A.

         "ADDITIONAL NOTES" means additional Mortgage Notes issued pursuant to the terms of the Mortgage Notes Indenture after the Closing Date on the same terms and conditions as the Mortgage Notes issued on the Closing Date other than issue date, issue price and first interest payment date.

         "ADELSON" means Sheldon G. Adelson, an individual.

         "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by DIVIDING (a) the arithmetic average (rounded upward to the nearest 1/100 of one percent) of the offered quotations, if any, to first class banks in the interbank Eurodollar market for Dollar deposits of amounts in same day funds comparable to the respective principal amounts of the Eurodollar Rate Loans of the Administrative Agent for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 10:00 A.M. (New York time) on such Interest Rate Determination Date BY (b) a percentage equal to 100% MINUS the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

         "ADMINISTRATIVE AGENT" is defined in the preamble and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5.

         "ADMINISTRATIVE AGENT'S FEE LETTER" means the fee letter, dated as of May 7, 2002, among the Administrative Agent and the Borrowers.

         "AFFECTED LENDER" is defined in subsection 2.6C.

         "AFFECTED LOANS" is defined in subsection 2.6C.

         "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, that Person (excluding, however, any trustee under, or any committee with responsibility for administering any Pension Plan). With respect to any Lender, Approved Fund, or Issuing Lender, a Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power to vote 51% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, managing general partners or managers, as the case may be. With respect to all other Persons, "control" (including, with correlative meanings, the

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terms "controlling", "controlled by" and "under common control with"), as applied to any such other Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise; provided, however, the beneficial owner of 10% or more of the voting Securities of a Person shall be deemed to have control.

         "AGENT" means, individually, each of the Administrative Agent, the Syndication Agent and each Arranger, and "Agents" means the Administrative Agent, the Syndication Agent and the Arrangers, collectively.

         "AGGREGATE AMOUNTS DUE" is defined in subsection 10.5.

         "AGREEMENT" means, on any date, this Credit Agreement dated as of the Closing Date and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified from time to time and in effect on such date.

         "ANNUALIZED" means with respect to any calculations of Consolidated Adjusted EBITDA involving the four Fiscal Quarter period ending September 30, 2002, Consolidated Adjusted EBITDA for the period from January 1, 2002 through and including September 30, 2002 multiplied by 1.333.

         "APPLICABLE MARGIN" means (a) in the case of Revolving Loans and Term A Loans (i) on or prior to the Substantial Completion Date, (A) accruing interest as Base Rate Loans, 2.00% and (B) accruing interest as Eurodollar Rate Loans, 3.00% and (ii) at all times after the Substantial Completion Date, the applicable percentage set forth below corresponding to the relevant Consolidated Leverage Ratio:

       CONSOLIDATED             APPLICABLE MARGIN         APPLICABLE MARGIN FOR
      LEVERAGE RATIO           FOR BASE RATE LOANS        EURODOLLAR RATE LOANS
      --------------           -------------------        ---------------------

 Greater than or equal to
        5.00:1:00                       2.00%                  3.00%
 Greater than or equal to
 4.50:1.00 but less than
        5.00:1.00                       1.75%                  2.75%
 Greater than or equal to
  4.00:1.0 but less than
        4.50:1.00                       1.50%                  2.50%
   less than 4.00:1.00                  1.25%                  2.25%

The Consolidated Leverage Ratio used to compute the Applicable Margin shall be the Consolidated Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Borrowers to the Administrative Agent. Changes in the Applicable Margin resulting from a change in the Consolidated Leverage Ratio shall become effective upon delivery by the Borrowers to the Administrative Agent of a new Compliance Certificate pursuant to subsection 6.1(iv). If the Borrowers fail to deliver a Compliance Certificate within the time period for such delivery set forth in subsection 6.1(iv) (the last day of such period, the "DELIVERY

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DATE"), the Applicable Margin from and including each day subsequent to the
Delivery Date but not including the date the Borrowers deliver to the Administrative Agent such Compliance Certificate shall equal the highest Applicable Margin set forth above and from the date the Borrowers deliver such Compliance Certificate to and including the next Delivery Date, the Applicable Margin shall be based on the Consolidated Leverage Ratio set forth in such Compliance Certificate.

         (b) in the case of Term B Loans (i) accruing interest as Base Rate Loans, 2.00% and (ii) accruing interest as Eurodollar Rate Loans, 3.00%.

         "APPLICABLE TAX PERCENTAGE" means the highest aggregate effective marginal rate of federal, state and local income tax or, when applicable, alternative minimum tax, to which any direct or indirect member or S corporation shareholder of the Borrowers subject to the highest marginal rate of tax would be subject in the relevant year of determination (as certified to the Administrative Agent by a certificate from an Authorized Officer), taking into account only that member's or S corporation shareholder's share of income and deductions attributable to its interest in the Borrowers in the relevant year of determination.

         "APPLIED AMOUNT" is defined in subsection 2.4B(iv)(b).

         "APPRAISED VALUE" means the value of any assets, as set forth in an MAI Appraisal from a nationally-recognized appraisal firm given not more than 90 days prior to contribution of such assets.

         "APPROVED FUND" means, a fund that invests in bank loans, or, relative to any Lender, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "ARCHITECT" means TSA of Nevada, LLP.

         "ARCHITECT'S AGREEMENT" means the Architect Agreement between TSA of Nevada, LLP and Venetian, dated as of November 15, 2000, for the design of the Phase I-A Project.

         "ARCHITECT'S CLOSING CERTIFICATE" means a closing certificate substantially in the form of Exhibit P hereto.

         "ARRANGER" is defined in the preamble.

         "ARRANGERS' FEE LETTER" means the fee letter, dated as of May 7, 2002, among the Arrangers and the Borrowers.

         "ASSET SALE" means the sale by a Borrower or any of its Restricted Subsidiaries to any Person of (a) any of the stock of any of such Person's Restricted Subsidiaries, (b) substantially all of the assets of any division or line of business of a Borrower or any of its Restricted Subsidiaries, or (c) any other assets (whether tangible or intangible) of a Borrower or any of its Restricted Subsidiaries (other than (i) inventory or goods sold in the ordinary course of business, (ii) any other assets to the extent that the aggregate fair market value of such assets sold during

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any Fiscal Year is less than or equal to $1,000,000 or (iii) any sales, transfers or dispositions permitted by subsection 7.7 (other than subsection 7.7
(iv))).

         "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of EXHIBIT D-1 annexed hereto.

         "AUTHORIZED OFFICER" means, relative to any Loan Party, those of its officers, general partners or managing members (as applicable) or those of the officers of the general partners or managing members (as applicable) whose signatures and incumbency shall have been certified to the Administrative Agent, the Lenders and the Issuing Lenders pursuant to subsection 4.1A.

         "AVAILABLE FUNDS" means, at any time of determination, an amount equal to (a) all funds remaining in the Disbursement Account, PLUS (b) the Term A Loan Commitments, PLUS (c) an amount equal to the Revolving Loan Availability at such time less $15,000,000 PLUS (d) any Net Loss Proceeds not yet required to be repaid to the Lenders in accordance with the terms hereof and available for application in accordance with subsection 6.4C, PLUS (e) any amounts available to be drawn under any FF&E Facility or then existing agreement with the HVAC Provider permitted to be incurred hereunder, in each case, subject (for the purposes of this definition only) to the reasonable approval of the Administrative Agent, PLUS (f) other funds or anticipated funds from sources reasonably satisfactory to the Administrative Agent.

         "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

         "BASE RATE" means, at any time, the higher of (a) the Prime Rate or (b) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

         "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

         "BILLBOARD MASTER LEASE" means the Lease Agreement, dated as of November 14, 1997 between Venetian and New Mall Subsidiary's predecessors-in-interest pursuant to which the New Mall Subsidiary is leasing the Additional Billboard Space from Venetian.

         "BILLBOARD OPERATING LEASE" means the Amended and Restated Restaurant Lease, dated as of June 26, 1997, among New Mall Subsidiary's predecessors-in-interest, Venetian and H&H of Nevada, LLC.

         "BORROWERS" is defined in the preamble and shall mean, as the context requires, either or both of the Borrowers.

         "BORROWING NOTICE" means a notice substantially in the form of EXHIBIT B-1 annexed hereto delivered by the Borrowers to the Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

         "BOVIS" means Lehrer McGovern Bovis Inc., a New York corporation.

         "BUILDING DEPARTMENT" means the Clark County Building Department.

         "BUSINESS DAY" means (a) for all purposes other than as covered by clause (b) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or Nevada or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close, and (b) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause (a) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "CANYON RANCH MASTER LEASE" means the Master Lease, dated as of June 1, 1998, between Venetian and New Mall Subsidiary's predecessors-in-interest relating to certain space that is subleased by CR Las Vegas, LLC.

         "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person. For purposes of this Agreement and each other Loan Document, the amount of a Person's obligation under a Capital Lease shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

         "CASH" means money, currency or a credit balance (in each case denominated in Dollars) in a Deposit Account.

         "CASH EQUIVALENTS" means (a) Dollars, (b) (i) direct obligations of the United States (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States) or obligations fully guaranteed by the United States, (ii) obligations, debentures, notes or other evidence of indebtedness issued or guaranteed by any other agency or instrumentality of the United States, (iii) interest-bearing demand or time deposits (which may be represented by certificates of deposit) issued by banks having general obligations rated (on the date of acquisition thereof) at least "A" or the equivalent by Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or Moody's Investors Service, Inc. (together with their respective successors and with any other nationally recognized credit rating agency if neither of such corporations is then currently rating the pertinent obligations, a "RATING AGENCY") or, if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security in clause (i) or (ii) of this definition, of a market value of no less than the amount of monies so invested, (iv) commercial paper rated (on the date of acquisition thereof) at least "A-1" or "P-1" or the equivalent by any Rating Agency issued by any Person, (v) repurchase obligations for underlying securities of the types described in clause (i) or (ii) above, entered into with any commercial bank or any other financial institution having long-term unsecured debt securities rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency in connection with which such underlying securities are held in trust or by a third-party custodian, (vi) guaranteed investment contracts of any financial institution which has a long-term debt rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency, (vii) obligations (including both taxable and non-taxable municipal securities) issued or guaranteed by, and any other obligations the interest on which is excluded from income for Federal income tax purposes issued by, any state of the United States or District of Columbia or the Commonwealth of Puerto Rico or any political subdivision, agency, authority or instrumentality thereof, which issuer or guarantor has (A) a short-term debt rated (on the date of acquisition thereof) at least "A-1" or "P-1" or the equivalent by any Rating Agency and (B) a long-term debt rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency, (viii) investment contracts of any financial institution either (A) fully secured by (1) direct obligations of the United States, (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States or
(3) securities or receipts evidencing ownership interest in obligations or special portions thereof described in clause (1) or (2), in each case guaranteed as full faith and credit obligations of the United States, having a market value at least equal to 102% of the amount deposited thereunder, or (B) with long-term debt rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency and short-term debt rated (on the date of acquisition thereof) at least "A-1" or "P-1" or the equivalent by any Rating Agency, (ix) a contract or investment agreement with a provider or guarantor (A) which provider or guarantor is rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency (provided that if a guarantor is a party to the rating, the guaranty must be unconditional and must be confirmed in writing prior to any assignment by the provider to any subsidiary of such guarantor), (B) providing that monies invested shall be payable to the Administrative Agent without condition (other than notice) and without brokerage fee or other penalty, upon not more than two Business Days' notice for application when and as required or permitted under the Collateral Documents, and (C) stating that such contract or agreement is unconditional, expressly disclaiming any right of setoff and providing for immediate termination in the event of insolvency of the provider and termination upon demand of the Administrative Agent (which demand shall only be made at the direction of the Borrowers) after any payment or other covenant default by the provider, or (x) any debt instruments of any Person which instruments are rated (on the date of acquisition thereof) at least "A," "A2", "A-1" or "P-1" or the equivalent by any Rating Agency, PROVIDED that in each case of clauses (i) through (x), such investments are denominated in Dollars and maturing not more than 13 months from the date of acquisition thereof; (c) investments in any money market fund which is rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency; (d) investments in mutual funds sponsored by any securities broker-dealer of recognized national standing having an investment policy that requires substantially all the invested assets of such fund to be invested in investments described in any one or more of the foregoing clauses and having a rating of at least "A" or "A2" or the equivalent by any Rating Agency; or (e) investments in both taxable and nontaxable (i) periodic auction reset securities which have final maturities between one and 30 years from the date of issuance and are repriced through a Dutch auction or other similar method every 35 days or (ii) auction preferred shares which are senior securities of leveraged closed end municipal bond funds and are repriced pursuant to a variety of rate reset periods, in each case having a rating (on the date of acquisition thereof) of at least "A" or "A2" or the equivalent of any Rating Agency.

         "CASINO LEASE" means the Casino Lease between Venetian and LVSI, dated as of November 14, 1997, with respect to the operation of the casino for the Phase I Project.

         "CENTRAL PLANT" means the "New HVAC Plant", as such term is defined in the Cooperation Agreement.

         "CERTIFICATE OF NON-BANK STATUS" means a certificate substantially in the form of EXHIBIT D-2 annexed hereto delivered by a Lender to the Administrative Agent pursuant to subsection 2.7B(iii).

         "CHANGE OF CONTROL" means any sale, pledge or other transfer (excluding any transfer of Securities by Adelson for the purposes of providing estate planning and gifts reasonably acceptable to the Administrative Agent) of Securities whereby (a) prior to the occurrence of a public equity offering by LVSI, Adelson and/or his Affiliates or Related Parties cease to own, directly or indirectly, at least 70% of the voting Securities of LVSI, (b) after giving effect to the sale of the Securities of LVSI in one or more public equity offerings, Adelson and/or his Affiliates or Related Parties cease to own, directly or indirectly, at least 51% of the voting Securities of LVSI, (c) (i) LVSI, Adelson and/or their respective Affiliates and (in the case of Adelson) Related Parties cease to own 100% of the common equity interests of Venetian or
(ii) Adelson, Interface and/or their respective Affiliates and Related Parties cease to own 100% of the preferred equity interests of Venetian; (d) Venetian, LVSI, Adelson and/or their respective Affiliates and (in the case of Adelson) Related Parties cease to own directly or indirectly 100% of the equity Securities of each of their Subsidiaries other than (i) the Phase II Subsidiary,
(ii) the New Mall Subsidiary, New Mall Manager and any other entity that owns the Mall, (iii) the Macau Entities which are Excluded Subsidiaries and (iv) any preferred equity interests in Venetian held by Adelson, Interface and/or their respective Affiliates and Related Parties; (e) the direct holding company of the Phase II Subsidiary ceases to own at least 70% of the economic interests in the Phase II Subsidiary; or (f) a "Change of Control" (or similar term) as defined in the Mortgage Notes Indenture, or any other instrument evidencing Indebtedness of the Borrowers or any other Loan Party permitted hereunder issued after the Closing Date in excess of $50,000,000, shall occur.

         "CLOSING DATE" means June 4, 2002.

         "CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

         "COLLATERAL" means, collectively, all of the real, personal and mixed property in which Liens are granted pursuant to the Collateral Documents as security for the Obligations.

         "COLLATERAL DOCUMENTS" means the Security Agreement, the Deed of Trust, and all other instruments or documents delivered by a Loan Party pursuant to any of the Loan Documents in order to grant to the Administrative Agent, on behalf of the Secured Parties, a Lien (or to perfect such Lien) on any Collateral as security for the Obligations.

         "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the financing payment mechanism in connection with the purchase of any materials, goods or services by a Borrower in the ordinary course of business of such Borrower.

         "COMMITMENT" means the commitment of a Lender to make Loans as set forth in subsection 2.1A, and "COMMITMENTS" means such commitments of all Lenders in the aggregate.

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         "COMMITMENT TERMINATION EVENT" means (a) the occurrence of any Event of
Default with respect to either Borrower described in subsection 8.6 or 8.7, (b) the occurrence and continuance of any other Event of Default and either (i) the declaration of all or any portion of the Loans to be due and payable, or (ii) the giving of notice by the Administrative Agent, acting at the direction of the Requisite Lenders, to the Borrowers that the Commitments have been terminated.

         "COMPLETION DATE" means the date Final Completion occurs.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C annexed hereto delivered to the Administrative Agent and the Lenders by the Borrowers pursuant to subsection 6.1(iv).

         "CONFORMING ADELSON L/C" means an unconditional, direct pay letter of credit which (a) is obtained by Adelson or one of his Affiliates (but not the Borrowers or any of their Restricted Subsidiaries), (b) either (i) has an expiration date of not less than twenty-four months or (ii) has an expiration date of not less than twelve months with an automatic extension of one twelve month period unless the issuer of such letter of credit gives the Administrative Agent not less than sixty days prior written notice that it will not renew the letter of credit for such successive term, (c) either (i) is irrevocable or (ii) provides that the issuer will deliver not less than sixty days prior written notice to the Administrative Agent of its intention to revoke such letter of credit, (d) is issued by a financial institution acceptable to the Administrative Agent in its reasonable judgment and (e) is otherwise in form and substance acceptable to the Administrative Agent in its reasonable judgment, PROVIDED that any such letter of credit shall only qualify as a Conforming Adelson L/C if it states that it may be drawn upon by the Administrative Agent and applied in accordance with the terms of this Agreement upon the occurrence of any Conforming Adelson L/C Draw Event, and PROVIDED FURTHER that neither Borrower nor any of their Restricted Subsidiaries shall have any obligations (contingent or otherwise) in respect of any such letter of credit or any reimbursement agreement applicable thereto.

         "CONFORMING ADELSON L/C DRAW EVENT" shall mean, during the time that the Conforming Adelson L/C remains in full force and effect, the occurrence of any of the following (a) an Event of Default (which is continuing and has not been waived) set forth in subsections 8.1, 8.2, 8.6, 8.7, 8.13 or resulting from a breach of any of the covenants set forth in subsection 7.6; (b) if such Conforming Adelson L/C has a maturity of less than twenty-four months, either
(x) the Administrative Agent's receipt of notice from the issuer of the Conforming Adelson L/C that such issuer will not renew the Conforming Adelson L/C or (y) the date that is five days prior to the expiration of the Conforming Adelson L/C if the Administrative Agent has not received evidence of the renewal thereof, PROVIDED that the Administrative Agent may not draw down on the Conforming Adelson L/C under such circumstances if and only if Adelson or his Affiliates substitute cash equity in the Borrowers in an amount equal to the face amount of the Conforming Adelson L/C in lieu of the Conforming Adelson L/C on or before the date that is five days prior to the expiration thereof (such equity to be substituted for the withdrawn Conforming Adelson L/C in the calculation of Consolidated Adjusted EBITDA); or (c) the Administrative Agent's receipt of notice from the issuer of the Conforming Adelson L/C that such issuer intends to revoke, terminate or cancel the Conforming Adelson L/C, PROVIDED that the Administrative

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Agent may not draw down on the Adelson Conforming L/C under such circumstances if and only if Adelson or his Affiliates substitute cash equity in Borrowers in an amount equal to the face amount of the Conforming Adelson L/C in lieu of the Conforming Adelson L/C on or before the date that is five days prior to the revocation, termination or cancellation thereof (such equity to be substituted for the withdrawn Conforming Adelson L/C in the calculation of Consolidated Adjusted EBITDA).

         "CONSENTS" means the consents to the collateral assignment by the Borrowers of the Phase I-A Project Documents.

         "CONSOLIDATED ADJUSTED EBITDA" means, for any period, the sum of the amounts (without duplication) for such period of (a) Consolidated Net Income,
(b) Consolidated Interest Expense, (c) provision for taxes based on income to the extent deducted in calculating Consolidated Net Income, (d) total depreciation expense, (e) total amortization expense, and (f) other non-cash items reducing Consolidated Net Income (including any reductions to Consolidated Net Income as a result of minority or preferred interests of Venetian) LESS other non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for the Borrowers and their Restricted Subsidiaries in conformity with GAAP. Any cash equity contributions made by Adelson or any of his Affiliates (other than one of the Borrowers or their Restricted Subsidiaries) to the Borrowers and/or the face amount of any Conforming Adelson L/C delivered to the Administrative Agent for the benefit of the Lenders during any quarter and during a period of fifteen days following such quarter, in an aggregate amount for such cash equity contributions and face amounts of Conforming Adelson L/Cs not to exceed $20,000,000 per quarter, may at the written election of the Borrowers be included in Consolidated Adjusted EBITDA for such quarter for all purposes hereunder, PROVIDED that the Borrowers may not include such cash equity contributions or the face amount of the Conforming Adelson L/C, or any combination thereof, in Consolidated Adjusted EBITDA (a) if any Conforming Adelson L/C Draw Event or any Event of Default or Potential Event of Default has occurred and is continuing at the time such cash contribution is made or such Conforming Adelson L/C is provided to the Administrative Agent or (b) in any event, after two consecutive quarters unless, following any exercise of such election to include any such cash equity contributions and/or face amount of any Conforming Adelson L/C in Consolidated Adjusted EBITDA, the Borrowers have thereafter been in compliance with subsection 7.6 on a rolling four quarter basis occurring after such election (without giving affect to any previous cash contributions or Conforming Adelson L/C) for at least one Fiscal Quarter.

         "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of
(a) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of the Borrowers) by the Borrowers and their Restricted Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of the Borrowers and their Restricted Subsidiaries PLUS (b) to the extent not covered by clause (a) of this definition, any expenditures by the Borrowers or their Restricted Subsidiaries during that period to acquire (by purchase or otherwise) the business, property or fixed assets of any Person, or the stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes a Restricted Subsidiary of the Borrowers; PROVIDED, HOWEVER, that any expenditures related to the construction and development of the Phase I-A Project shall be excluded from such definition.

         "CONSOLIDATED INTEREST COVERAGE RATIO" means, as of any Quarterly Date, the ratio computed for the period consisting of the Fiscal Quarter as to which such Quarterly Date relates and each of the three immediately preceding Fiscal Quarters of (a) Consolidated Adjusted EBITDA (for all such Fiscal Quarters) to
(b) the sum (for all such Fiscal Quarters) of Consolidated Interest Expense; PROVIDED, HOWEVER, that for the third Fiscal Quarter of the 2002 Fiscal Year, Consolidated Adjusted EBITDA shall be Annualized.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest but excluding any interest accruing on the Borrowers' 14 1/2% senior subordinated notes from June 4, 2002 through and including July 4, 2002) of the Borrowers and their Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrowers, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedging Agreements, but excluding, however, amortization of debt issuance costs and deferred financing fees including any amounts referred to in subsection 2.3 payable to the Agents or Lenders on or prior to the Closing Date, any fees and expenses payable to the Agents or Lenders in connection with this Agreement, fees and expenses payable to the holders of the Mortgage Notes and the Trustee or the underwriters in connection with the Mortgage Note Offering and fees and expenses payable to the holders of the Indebtedness incurred under the Mall Financing Agreement in each case, on or prior to the Closing Date; PROVIDED, however, that (a) at all times prior to the Substantial Completion Date, this definition shall exclude all of the interest expense associated with the Consolidated Phase I-A Project Debt, (b) for the period including the first Fiscal Quarter following the Substantial Completion Date, this definition shall include 25% of the aggregate amount of all of the interest expense associated with the Consolidated Phase I-A Project Debt, (c) for the period including the second Fiscal Quarter following the Substantial Completion Date, this definition shall include 50% of the aggregate amount of all of the interest expense associated with the Consolidated Phase I-A Project Debt, (d) for the period including the third Fiscal Quarter following the Substantial Completion Date, this definition shall include 75% of the aggregate amount of all of the interest expense associated with the Consolidated Phase I-A Project Debt, and (e) for all other periods following the Substantial Completion Date, this definition shall include 100% of the aggregate amount of all of the interest expense associated with the Consolidated Phase I-A Project Debt.

         "CONSOLIDATED LEVERAGE RATIO" means, as of any Quarterly Date, the ratio of (a) Consolidated Total Debt outstanding on such Quarterly Date to (b) Consolidated Adjusted EBITDA computed for the period consisting of the Fiscal Quarter as to which such Quarterly Date relates and each of the three immediately preceding Fiscal Quarters; PROVIDED, HOWEVER, that for the third Fiscal Quarter of the 2002 Fiscal Year, Consolidated Adjusted EBITDA shall be Annualized.

         "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of the Borrowers and their Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP and before any reduction in respect of preferred stock dividends; PROVIDED that there shall be excluded, without duplication, (a) the income (or loss) of any Person (other than a Restricted Subsidiary of a Borrower), except to the extent of the amount of dividends or other distributions actually paid to the Borrowers or any of their Restricted Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it is merged into or consolidated with Borrowers or a Restricted Subsidiary or that Person's assets are acquired by the Borrowers or a Restricted Subsidiary, (c) any after-tax gains or losses attributable to (i) Asset Sales, (ii) returned surplus assets of any Pension Plan or (iii) the disposition of any Securities or the extinguishment of any Indebtedness of any Person or any of its Restricted Subsidiaries, (d) dividends or distributions from any Excluded Subsidiary to the Borrowers or any Restricted Subsidiary which are used to fund Permitted Quarterly Tax Distributions, (e) the effect of non-cash accounting adjustments resulting from a change in the tax status of a flow-through tax entity to a "C-corporation" or other entity taxed similarly and (f) any net extraordinary gains or net extraordinary losses, including any refinancing costs, amortization or charges (including costs, amortization and charges associated with the Refinancing); PROVIDED, FURTHER, that no effect shall be given to any minority or preferred interest in Venetian for purposes of computing Consolidated Net Income.

         "CONSOLIDATED NET WORTH" means, as of any date of determination, (a) the sum of the following items, as shown on the consolidated balance sheet of LVSI and its Subsidiaries as of such date (i) the common equity of LVSI and its Subsidiaries, (ii)(A) the aggregate liquidation preference of preferred stock or preferred membership interests of LVSI and its Subsidiaries and (B) any increase in depreciation and amortization resulting from any purchase accounting treatment from an acquisition or related financing; (b) LESS any goodwill incurred subsequent to the Closing Date and (c) LESS any write up of assets (in excess of fair market value) after the Closing Date and, in each case on a consolidated basis for LVSI and its Subsidiaries, determined in accordance with GAAP; PROVIDED, that in calculating Consolidated Net Worth, (i) any gain or loss from any Asset Sale or the disposition of any securities or the extinguishment of any Indebtedness of any Person or any of its Restricted Subsidiaries (including all extraordinary gains and losses and all expenses, amortization and charges associated with the Refinancing) shall be excluded, (ii) any change or reduction of net worth related to a conversion from flow-through tax entities to taxable entities shall be excluded and (iii) if Venetian ceases to be a Subsidiary of LVSI or is no longer wholly-owned, Venetian shall be assumed to be a wholly-owned Subsidiary of LVSI for purposes of calculating Consolidated Net Worth.

         "CONSOLIDATED PHASE I-A PROJECT DEBT" means an amount of Indebtedness equal to the amount of Term B Loans deposited in the Disbursement Account on the Closing Date PLUS any amounts of outstanding Revolving Loans and Term A Loans used to fund Phase I-A Project Costs (excluding operating costs after the Substantial Completion Date) as of any date of measurement.

         "CONSOLIDATED SENIOR LEVERAGE RATIO" means, at any time of determination, the ratio of (a) Consolidated Total Senior Debt outstanding on such date to (b) Consolidated Adjusted EBITDA computed for the period consisting of the most recently ended Fiscal Quarter and each of the three immediately preceding Fiscal Quarters; PROVIDED, HOWEVER, that for the third Fiscal Quarter of the 2002 Fiscal Year, Consolidated Adjusted EBITDA shall be Annualized.

         "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of the Borrowers and their Restricted Subsidiaries (other than any Permitted Subordinated Indebtedness), determined on a consolidated basis in accordance with GAAP; PROVIDED, however, that (a) at all times prior to the Substantial Completion Date, this definition shall exclude all of the Consolidated Phase I-A Project Debt, (b) for the period including the first Fiscal Quarter following the Substantial Completion Date, this definition shall include 25% of the aggregate amount of all Consolidated Phase I-A Project Debt, (c) for the period including the second Fiscal Quarter following the Substantial Completion Date, this definition shall include 50% of the aggregate amount of all Consolidated Phase I-A Project Debt, (d) for the period including the third Fiscal Quarter following the Substantial Completion Date, this definition shall include 75% of the aggregate amount of all Consolidated Phase I-A Project Debt, and (e) for all other periods following the Substantial Completion Date, this definition shall include 100% of the aggregate amount of all Consolidated Phase I-A Project Debt.

         "CONSOLIDATED TOTAL SENIOR DEBT" means as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of the Borrowers and their Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP LESS the aggregate stated balance sheet amount of all Indebtedness of the Borrowers and their Restricted Subsidiaries which either (i) is expressly or structurally subordinated to the payment of the Obligations or
(ii) is not secured by a first priority Lien on the Collateral; PROVIDED, however, that (a) at all times prior to the Substantial Completion Date, this definition shall exclude all of the Consolidated Phase I-A Project Debt, (b) for the period including the first Fiscal Quarter following the Substantial Completion Date, this definition shall include 25% of the aggregate amount of all Consolidated Phase I-A Project Debt, (c) for the period including the second Fiscal Quarter following the Substantial Completion Date, this definition shall include 50% of the aggregate amount of all Consolidated Phase I-A Project Debt,
(d) for the period including the third Fiscal Quarter following the Substantial Completion Date, this definition shall include 75% of the aggregate amount of all Consolidated Phase I-A Project Debt, (e) and for all other periods following the Substantial Completion Date, this definition shall include 100% of the aggregate amount of all Consolidated Phase I-A Project Debt.

         "CONSTRUCTION CONSULTANT" means Tishman Construction Corporation of Nevada, or any other person designated from time to time by the Administrative Agent to serve as the Construction Consultant.

         "CONSTRUCTION CONSULTANT'S CERTIFICATE" means a certificate substantially in the form of EXHIBIT E-2 hereto as it may be modified in the reasonable discretion of the Administrative Agent.

         "CONSTRUCTION CONSULTANT'S CLOSING CERTIFICATE" means a closing certificate substantially in the form of EXHIBIT E-1 hereto as it may be modified in the reasonable discretion of the Administrative Agent.

         "CONSTRUCTION CONSULTANT'S MATERIAL PHASE I-A PROJECT DOCUMENT CERTIFICATE" means the certificate substantially in the form of EXHIBIT E-6 hereto as it may be modified in the reasonable discretion of the Administrative Agent.

         "CONSTRUCTION CONSULTANT'S REPORT" means a report of the Construction Consultant delivered to the Arrangers pursuant to subsection 4.1R and stating, among other things and subject to the exceptions and limitations set forth therein, that (a) the Construction Consultant has reviewed the provisions of the Cooperation Agreement pertaining to the construction of the Phase I-A Project, the Phase I-A Project Documents, the Phase I-A Project Plans and Specifications, the Phase I-A Project Budget, the Phase I-A Project Schedule and other material information deemed necessary by the Construction Consultant for the purposes of evaluating whether the Phase I-A Project can be constructed and completed in the manner contemplated by the Phase I-A Project Documents and (b) based on its review of such information, the Construction Consultant is of the opinion that the Phase I-A Project can be constructed in the manner contemplated by the Operative Documents and, in particular, the Phase I-A Project can be constructed and completed in accordance with the Phase I-A Project Documents and the Phase I-A Project Plans and Specifications within the parameters set by the Phase I-A Project Schedule and the Phase I-A Project Budget.

         "CONSTRUCTION CONSULTANT'S SUBSTANTIAL COMPLETION CERTIFICATE" means a certificate confirming that Substantial Completion has occurred, substantially in the form of EXHIBIT E-4 hereto as it may be modified in the reasonable discretion of the Administrative Agent.

         "CONSTRUCTION LITIGATION" has the meaning assigned to that term in subsection 5.17A.

         "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (c) under Hedging Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (i) or (ii) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited. Notwithstanding the foregoing, Contingent Obligations shall not include any surety bonds for claims underlying mechanics liens and any reimbursement obligations with respect thereto so long as such reimbursement obligations are not then due or are promptly paid when due.

         "CONTRACTORS" means any architects, consultants, designers, contractors, sub-contractors, suppliers, laborers or any other Person engaged by any Borrower(s) in connection with the design, engineering, installation and construction of the Phase I-A Project.

         "CONTRACTS" means, collectively, the contracts entered into, from time to time, between any Borrower(s) and any contractor for performance of services or sale of goods in connection with the design, engineering, installation or construction of the Project.

         "CONTRACTUAL OBLIGATION" means, as applied to any Person, any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "CONVERSION/CONTINUATION NOTICE" means a notice substantially in the form of EXHIBIT B-4 annexed hereto delivered to the Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

         "COOPERATION AGREEMENT" means the Amended and Restated Reciprocal Easement, Use and Operating Agreement, dated as of November 14, 1997, among LVSI, Venetian, New Mall Subsidiary's predecessor-in-interest, Phase II Subsidiary's predecessor-in-interest and Interface, as amended from time to time.

         "CREDIT EXTENSION" means, as the context may require, (a) the making of a Loan by a Lender or (b) the issuance of any Letter of Credit, or the extension of any expiration date of any existing Letter of Credit, by the Issuing Lender of such Letter of Credit.

         "DEED OF TRUST" means the Deed of Trust, Leasehold Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing in the form of EXHIBIT F-1 annexed hereto, dated as of the Closing Date, granted by the Borrowers to the Title Company, for the benefit of the Administrative Agent, as agent for the Lenders.

         "DEFEASED NOTES" means the Borrowers' 12 1/4% mortgage notes due 2004 which are to be defeased as a component of the Refinancing.

         "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

         "DISBURSEMENT" means the release of funds from the Disbursement Account to the Borrowers.

         "DISBURSEMENT ACCOUNT" is defined in the Disbursement Account
Agreement.

         "DISBURSEMENT ACCOUNT AGREEMENT" means the Disbursement Account Agreement, dated as of the Closing Date, among the Borrowers and the Administrative Agent in substantially the form of EXHIBIT F-3 hereto.

         "DISBURSEMENT NOTICE" means a notice substantially in the form of EXHIBIT B-3 annexed hereto delivered by the Borrowers to the Administrative Agent pursuant to subsection 2.1B with respect to a proposed Disbursement.

         "DOLLARS" and the sign "$" mean the lawful money of the United States.

         "ELIGIBLE ASSIGNEE" means (a) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; PROVIDED that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other Person which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; (b) any Approved Fund; and (c) any Lender and any Affiliate of any Lender; PROVIDED that no Borrower, any Affiliate of the Borrowers, Adelson and/or his Affiliates or Related Parties shall be an Eligible Assignee; PROVIDED FURTHER that so long as no Event of Default shall have occurred and be continuing, no (i) Person that owns or operates a casino located in the State of Nevada or the State of New Jersey (or is an Affiliate of such a Person) (PROVIDED that a passive investment constituting less than 20% of the common stock of any such casino shall not constitute ownership thereof for the purposes of this definition), (ii) Person that owns or operates a convention, trade show or exhibition facility in Las Vegas, Nevada or Clark County, Nevada (or an Affiliate of such a Person) (PROVIDED that a passive investment constituting less than 20% of the common stock of any such convention or trade show facility shall not constitute ownership for the purpose of this definition), or (iii) union pension fund (PROVIDED that any intermingled fund or managed account which has as part of its assets under management the assets of a union pension fund shall not be disqualified from being an Eligible Assignee hereunder so long as the manager of such fund is not controlled by a union), shall be an Eligible Assignee, in each case which Person shall not have been denied an approval or a license, or found unsuitable under the Nevada Gaming Laws applicable to Lenders.

         "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is or was maintained or contributed to by the Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates.

         "EMPLOYEE REPURCHASE NOTES" is defined in subsection 7.1(ix).

         "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (b) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (c) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

         "ENVIRONMENTAL INDEMNITY" means the Environmental Indemnity in the form of EXHIBIT N hereto, dated as of the Closing Date, granted by the Borrowers to the Administrative Agent for the benefit of the Lenders.

         "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Permits, or any other requirements of governmental authorities relating to (a) environmental matters, including those relating to any Hazardous Materials Activity, (b) the generation, use, storage, transportation or disposal of Hazardous Materials, or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to the Borrowers or any of their Subsidiaries or any of their Facilities, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.ss. 9601 ET SEQ.), the Hazardous Materials Transportation Act (49 U.S.C.ss. 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C.ss. 6901 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C.ss. 1251 ET SEQ.), the Clean Air Act (42 U.S.C. ss. 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C.ss. 2601 ET SEQ.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C.ss.136 ET SEQ.), the Occupational Safety and Health Act (29 U.S.C.ss. 651 ET SEQ.), the Oil Pollution Act (33 U.S.C.ss. 2701 ET SEQ.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C.ss. 11001 ET seq.), the Nevada Hazardous Materials law (NRS Chapter 459), the Nevada Solid Waste/Disposal of Garbage or Sewage law (NRS 444.440 to 444.650, inclusive), the Nevada Water Controls/Pollution law (NRS Chapter 445A), the Nevada Air Pollution law (NRS Chapter 445B), the Nevada Cleanup of Discharged Petroleum law (NRS 590.700 to 590.920, inclusive), the Nevada Control of Asbestos law (NRS 618.750 to 618.850), the Nevada Appropriation of Public Waters law (NRS 533.324 to 533.4385, inclusive), the Nevada Artificial Water Body Development Permit law (NRS 502.390), the Nevada Protection of Endangered Species, Endangered Wildlife Permit (NRS 503.585) and Endangered Flora Permit law (NRS 527.270), each as amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

         "ERISA AFFILIATE" means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Code of which that Person is a member; (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member. Any former ERISA Affiliate of the Borrowers or any of their Subsidiaries shall continue to be considered an ERISA Affiliate of the Borrowers or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Borrowers or such Subsidiary and with respect to liabilities arising after such period for which Borrowers or such Subsidiary could be liable under the Code or ERISA.

         "ERISA EVENT" means (a) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to
Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by the Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA; (g) the withdrawal of the Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;
(h) the occurrence of an act or omission which could give rise to the imposition on Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (i) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (j) receipt from the PBGC of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (k) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Code or pursuant to ERISA with respect to any Pension Plan.

         "ESTIMATION PERIOD" means the period for which a shareholder, partner or member, who is an individual is required to estimate for federal income tax purposes his allocation of taxable income from a Subchapter S corporation or any entity that is treated as a partnership for federal income tax purposes in connection with determining his estimated federal income tax liability for such period.

         "EURODOLLAR RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

         "EVENT OF DEFAULT" is defined in Section 8.

         "EVENT OF LOSS" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (a) any loss, destruction or damage of such property or asset; (b) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (c) any settlement in lieu of clause (b) above.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "EXCLUDED SUBSIDIARY" means Phase II Manager, Phase II Direct Holdings, Phase II Subsidiary, each of their respective Subsidiaries, any Subsidiary of Venetian that is a Macau Entity (other than any other Subsidiary formed as a Non-Guarantor Restricted Subsidiary or designated as a Restricted Subsidiary pursuant to subsection 7.18), all other foreign Subsidiaries of LVSI (other than Venetian Far East and any other Subsidiary formed as a Non-Guarantor Restricted Subsidiary or designated as a Restricted Subsidiary pursuant to subsection 7.18) and any other Subsidiary of LVSI designated as an Excluded Subsidiary under subsection 7.3(iii), (ix) or (xiii).

         "EXPO CENTER" means the exposition and meeting facilities commonly known as Sands Expo and Convention Center.

         "FACILITIES" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Borrowers or any of their Restricted Subsidiaries, including the Site.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FF&E FACILITY" means any credit facility, vendor financing, mortgage financing, purchase money obligation, capital lease or similar arrangement incurred to finance or refinance construction, purchase or lease of furniture, fixtures (including Specified FF&E) or other real or personal property acquired after the Closing Date pursuant to subsections 7.1(vii), (x), (xiv) or (xviii).

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

         "FINAL COMPLETION" means (a) all construction work with respect to the Phase I-A Project shall have been completed in accordance with the Phase I-A Project Documents, and in all material respects with the Resort Complex Operative Documents applicable thereto so as to allow such improvements to be utilized for their intended purposes and in substantial compliance with all Legal Requirements applicable thereto, (b) each component of the Phase I-A Project shall have received a permanent Certificate of Occupancy from the Building Department and

Venetian shall have received all Permits required by the Governmental Instrumentality having or asserting jurisdiction over the operation of the Phase I-A Project (and a copy of each such certificate and permit shall have been delivered to the Administrative Agent), (c) a Notice of Completion shall have been posted with respect to Phase I-A Project, if required, and recorded with the appropriate Governmental Instrumentality, (d) the Borrower shall have delivered to the Administrative Agent its Final Completion Certificate certifying to the extent set forth therein that all Phase I-A Punchlist Items have been completed, (e) there are no outstanding claims or Liens by any Contractor or subcontractor or any other Person against any portion of the Phase I-A Project and relating to the construction of the Phase I-A Project except for Permitted Liens and (f) the Construction Consultant shall have delivered to the Administrative Agent its Final Completion Certificate in which it verifies the statements in items (a) through (e).

         "FINAL COMPLETION CERTIFICATE" means a Construction Consultant's Final Completion Certificate in the form of EXHIBIT E-3 hereto as it may be modified in the reasonable discretion of the Administrative Agent.

         "FINANCIAL PLAN" is defined in subsection 6.1(xiii).

         "FINAL PHASE I-A PROJECT PLANS AND SPECIFICATIONS" with respect to any particular work or improvement, means Phase I-A Project Plans and Specifications which (a) have received final approval from all Governmental Instrumentalities required to approve such Phase I-A Project Plans and Specifications prior to completion of the work or improvements and (b) contain sufficient specificity to permit the completion of the work or improvement.

         "FIRST PRIORITY" means, with respect to any Lien created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien (other than Permitted Liens) to which such Collateral is subject.

         "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

         "FISCAL YEAR" means the fiscal year of the Borrowers ending on December 31 of each calendar year.

         "FORCE MAJEURE EVENT" means any event which is defined as "Force Majeure" (or any similar term or concept) in the Phase I-A Project Documents and/or that causes a delay in the construction of the Phase I-A Project and is outside of the Borrowers' reasonable control but only to the extent

         (a) such event does not arise out of (x) the negligence or willful misconduct of the Borrowers, (y) late performance by one or more of the Contractors under the Phase I-A Documents (unless caused by an act, event or condition covered by clause (b) (other than item (iv) therein except to the extent that the condition in item (iv) making it a Force Majeure Event has been met)) or (z) any cause or circumstance resulting in delays, stoppage or any other interference with the construction of the Phase I-A Project caused by the insolvency, bankruptcy or any lack of funds by the Borrowers or any other Loan Party or any of the Contractors under the Phase I-A Project Documents; and

         (b) such event consists of (i) an act of God (such as tornado, flood, hurricane, etc.), fires and other casualties; (ii) strikes, lockouts or other labor disturbances (except to the extent taking place at the Site only); (iii) riots, insurrections or civil commotions; (iv) embargos, shortages or unavailability of materials, supplies, labor, equipment and systems that first arise after the Closing Date (but only to the extent caused by another act, event or condition covered by this clause (b)); (v) sabotage; (vi) vandalism; (vii) acts of Governmental Instrumentalities; (viii) Legal Requirements enacted after the Closing Date (unless the Borrowers should, in the exercise of due diligence and prudent judgment, have anticipated such enactment); (ix) orders or judgments; (x) acts of terrorism; or (xi) any similar types of events;

         PROVIDED, HOWEVER, that (y) the Borrowers have sought to mitigate the impact of the delay and (z) the period during which a Force Majeure Event exists shall commence on the date that such Force Majeure Event occurs (provided that the Borrowers have given the Administrative Agent written notice describing in reasonable detail the event which constitutes a Force Majeure Event within 30 days of the date that such Force Majeure Event first occurred) and shall end on the date that such Force Majeure Event and the resulting delay no longer exists, whether or not notice is given to the Administrative Agent, as reasonably determined by the Construction Consultant.

         "FORMER LENDER" is defined in subsection 10.7(a).

         "FUNDING AND PAYMENT OFFICE" means (a) the office of the Administrative Agent located at 600 Peachtree Street NE, Suite 2700, Atlanta, Georgia 30308 or
(b) such other office of the Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by the Administrative Agent to the Borrowers and each Lender.

         "FUNDING DATE" means the date of the funding of a Loan, issuance of a Letter of Credit or a Disbursement.

         "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the Closing Date.

         "GAMING LICENSE" means every license, franchise or other authorization to own, lease, operate or otherwise conduct gaming activities of the Borrowers or any of their Restricted Subsidiaries, including all such licenses granted under the Nevada Gaming Laws, and other applicable federal, state, foreign or local laws.

         "GARAGE CONTRACTOR AGREEMENT" means the Agreement, dated as of November 19, 2001 between Beers Construction Company and the Borrowers.

         "GOLDMAN" is defined in the preamble.

         "GOVERNMENTAL ACTS" is defined in subsection 3.5A.

         "GOVERNMENTAL INSTRUMENTALITY" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, (including the Nevada Gaming Authorities, any zoning authority, the FDIC, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

         "HARRAH'S SHARED ROADWAY AGREEMENT" means the Agreement, dated as of January 16, 1998, between Venetian and Harrah's Casino Resort.

         "HAZARDOUS MATERIALS" means (a) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (b) any oil, petroleum, petroleum fraction or petroleum derived substance; (c) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (d) any flammable substances or explosives;
(e) any radioactive materials; (f) any asbestos-containing materials; (g) urea formaldehyde foam insulation; (h) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (i) pesticides; and (j) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

         "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

         "HEDGING AGREEMENTS" means (a) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (b) other agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates.

         "HVAC COMPONENT" means, collectively (a) the Central Plant and (b) the "Other Facilities", as defined in each HVAC Services Agreement.

         "HVAC GROUND LEASE" means the Ground Lease made effective as of November 14, 1997, between Venetian and the HVAC Provider.

         "HVAC PROVIDER" means Sempra Energy Solutions, a California corporation (successor to Atlantic-Pacific, Las Vegas LLC, a Delaware limited liability company) or its permitted successors under the HVAC Services Agreement.

         "HVAC SERVICES AGREEMENTS" means collectively (a) the Energy Services Agreement, dated as of November 14, 1997, between Venetian and the HVAC Provider, (b) the HVAC Ground Lease, (c) the Construction Agency Agreement, dated as of November 14, 1997, between the HVAC Provider and Venetian, (d) the Energy Services Agreement, dated as of November 14, 1997, between Mall Construction Subsidiary and the HVAC Provider and (e) all other agreements between the HVAC Provider and the Borrowers or their Restricted Subsidiaries (and any amendments of any agreements described in clauses (a) through (d) above), as approved by the Administrative Agent, in its sole discretion.

         "IN BALANCE" means, at any time of determination thereof, the amount of Available Funds shall be sufficient to complete the Phase I-A Project in accordance with the Final Phase I-A Project Plans and Specifications (or the Phase I-A Project Plans and Specifications if the Final Phase I-A Project Plans and Specifications do not yet exist), the Phase I-A Project Schedule and the Phase I-A Project Budget prior to the Outside Completion Date.

         "IN BALANCE L/C" means an unconditional, direct pay letter of credit which (a) is obtained by the Borrowers or any of their Restricted Subsidiaries,
(b) is not a Letter of Credit, (c) either (i) has an expiration date of not less than twenty-four months or (ii) has an expiration date of not less than twelve months with an automatic extension of one twelve month period unless the issuer of such letter of credit gives the Administrative Agent not less than sixty days prior written notice that it will not renew the letter of credit for such successive term, (d) either (i) is irrevocable or (ii) provides that the issuer will deliver not less than sixty days prior written notice to the Administrative Agent of its intention to revoke such letter of credit, (e) is issued by a financial institution acceptable to the Administrative Agent in its reasonable judgment and (f) is otherwise in form and substance acceptable to the Administrative Agent in its reasonable judgment, PROVIDED that any such letter of credit shall only qualify as an In Balance L/C if it states that it may be drawn upon by the Administrative Agent upon the occurrence of any In Balance L/C Draw Event, and PROVIDED FURTHER that the obligations (contingent or otherwise) of the Borrowers or their Restricted Subsidiaries in respect of any such letter of credit or any reimbursement agreement applicable thereto are permitted to be incurred under this Agreement.

         "IN BALANCE L/C DRAW EVENT" shall mean, during the time that the In Balance L/C remains in full force and effect, the occurrence of any of the following (a) an Event of Default (which is continuing and has not been waived) set forth in subsections 8.1, 8.2, 8.6, 8.7, 8.13 or resulting from a breach of any of the covenants set forth in subsection 7.6; (b) if such In Balance L/C has a maturity of less than twenty-four months, either (x) the Administrative Agent's receipt of notice from the issuer of the In Balance L/C that such issuer will not renew the In Balance L/C or (y) the date that is five days prior to the expiration of the In Balance L/C if the Administrative Agent has not received evidence of the renewal thereof, PROVIDED that the Administrative Agent may not draw down on the In Balance L/C under such circumstances if and only if the Borrowers or any of their Restricted Subsidiaries deposit Cash in the Disbursement Account in an amount equal to the face amount of the In Balance L/C in lieu of the In Balance L/C on or before the date that is five days prior to the expiration thereof; or (c) the Administrative Agent's receipt of notice from the issuer of the In Balance L/C that such issuer intends to revoke, terminate or cancel the In Balance L/C, PROVIDED that the Administrative Agent may not draw down on the In Balance L/C under such circumstances if and only if the Borrowers or their Restricted Subsidiaries deposit Cash into the Disbursement Account in an amount equal to the face amount of the In Balance L/C in lieu of the In Balance L/C on or before the date that is five days prior to the revocation, termination or cancellation thereof.

         "INCLUDED TAXES" is defined in subsection 2.7B(i).

         "INDEBTEDNESS", as applied to any Person, means (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and trade payables and accruals incurred in the ordinary course of business), and
(e) all indebtedness secured by any Lien on any property or asset owned or held and under Contracts by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Hedging Agreements constitute Contingent Obligations and not Indebtedness. Obligations under the HVAC Services Agreements and the Phase I-A Lease shall be treated as service contracts or operating leases and not as Indebtedness. Additionally, Indebtedness shall not include (i) any amount of the liability in respect of an operating lease that at such time would not be required to be capitalized and reflected as a liability on the balance sheet in accordance with GAAP or (ii) any surety bonds for claims underlying mechanics liens and any reimbursement obligations with respect thereto so long as such reimbursement obligations are not then due, or are promptly paid when due or (iii) any indebtedness that has been either satisfied or discharged or defeased through covenant defeasance or legal defeasance.

         "INDEMNIFIED LIABILITIES" is defined in subsection 10.3.

         "INDEMNITEES" is defined in subsection 10.3.

         "INDEPENDENT FINANCIAL ADVISOR" means an accounting, appraisal or investment banking or financial advisory firm of nationally or internationally recognized standing that is not an Affiliate of LVSI and Adelson and his Related Parties.

         "INSURANCE CONSULTANT" means Marsh USA, Inc.

         "INSURANCE CONSULTANT'S CLOSING CERTIFICATE" means a closing certificate substantially in the form of EXHIBIT E-5 hereto.

         "INTERCREDITOR AGENT" means Scotia Capital, in its capacity as Intercreditor Agent under the Intercreditor Agreement, and any successor Intercreditor Agent appointed pursuant to the terms of the Intercreditor Agreement.

         "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated as of the Closing Date, among the Administrative Agent, the Intercreditor Agent and the Mortgage Notes Indenture Trustee in substantially the form of EXHIBIT G annexed hereto.

         "INTEREST PAYMENT DATE" means (a) with respect to any Base Rate Loan, each Quarterly Payment Date, and (b) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; PROVIDED, HOWEVER, that in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each Quarterly Payment Date.

         "INTEREST PERIOD" is defined in subsection 2.2B.

         "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, two Business Days prior to the first day of such Interest Period.

         "INTERFACE" means Interface Group-Nevada, Inc., a Nevada corporation.

         "INTERFACE LEASE" means the Lease Agreement, dated as of November 1, 1996, between Interface and LVSI.

         "INTERMEDIATE HOLDING COMPANIES" means Mall Holdings and the Phase II Holdings.

         "INVESTMENT" means, relative to any Person, (a) any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary), (b) any direct or indirect purchase or other acquisition for value, by such Person from any Person, of any equity Securities of any Person, or (c) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by such Person to any other Person, including all Indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business other than Hedging Agreements required or permitted hereunder to hedge against fluctuations of interest rates or currency exchange risk. The amount of any Investment shall be the original cost of such Investment PLUS the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment less all returns of principal or equity thereon.

         "INVESTMENT GRADE" means, with respect to any Indebtedness, a credit rating of such Indebtedness of Baa3 or higher or BBB- or higher by any applicable Rating Agency (or its equivalent).

         "IPO RESTRUCTURING" means, in connection with the formation of Public Co., a restructuring in which LVSI will obtain a non-voting (or non-controlling) limited liability company interest in Venetian and a controlling interest in Public Co.

         "ISSUANCE NOTICE" means a notice substantially in the form of EXHIBIT B-2 annexed hereto delivered by the Borrowers to the Administrative Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

         "ISSUING LENDER" means Scotia Capital, in its capacity as Issuing Lender or any other Lender which agrees or is otherwise obligated to issue a Letter of Credit, determined as provided in subsection 3.1B(ii).

         "JOINT VENTURE" means a Supplier Joint Venture or any other joint venture, partnership or other similar arrangement, whether in corporate, partnership, limited liability company or other legal form; PROVIDED that in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

         "LEGAL REQUIREMENTS" means all laws, statutes, orders, decrees, injunctions, licenses, permits, approvals, agreements and regulations of any Governmental Instrumentality having jurisdiction over the matter in question.

         "LENDER" and "LENDERS" is defined in the preamble, together with their successors and permitted assigns pursuant to subsection 10.1; PROVIDED that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

         "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by the Issuing Lenders for the account of the Borrowers or their Restricted Subsidiaries pursuant to subsection 3.1.

         "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (a) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding PLUS
(b) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not yet reimbursed by the Borrowers (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B).

         "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof).

         "LOAN" or "LOANS" means one or more of the Term Loans or the Revolving Loans or any combination thereof.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by the Borrowers in favor of an Issuing Lender relating to, the Letters of Credit), the Subsidiary Guaranty, each Rate Protection Agreement, the Collateral Documents and each other agreement that expressly states by its terms that it is a Loan Document; provided, however for the purposes of Section 5, Subsections 8.1 and 8.3 through 8.5 and subsection 10.6, Rate Protection Agreements shall not be considered to be a Loan Document.

         "LOAN EXPOSURE" means, with respect to any Lender as of any date of determination, the sum of such Lender's (a) Term A Loan Exposure, (b) Term B Loan Exposure and (c) Revolving Loan Exposure.

         "LOAN PARTY" means each Borrower, Subsidiary Guarantor and Restricted Subsidiary which hereafter executes and delivers a supplement to the Subsidiary Guaranty and the Security Agreement in accordance with subsection 6.12A, which may hereafter become a party to any Loan Document and "LOAN PARTIES" means all such Persons, collectively.

         "LUTECE LEASE" means the Master Lease for Additional Lutece Space, dated as of May 20, 1999, between Venetian and the New Mall Subsidiary or its predecessor-in-interest relating to certain space that is subleased by Las Vegas Lutece Corp.

         "LVSI" is defined in the preamble.

         "MACAU" means the Macau Special Administrative Region of the People's Republic of China.

         "MACAU ENTITIES" means any Person in which Borrower or any Subsidiary Guarantor has, directly or indirectly, an Investment, whose purpose is to own, manage, develop, construct, maintain or operate the Macau Project or assist in any of the foregoing, or any Person which owns any such Person.

         "MACAU FEES" is defined in subsection 7.3.

         "MACAU PROJECT" means one or more hotels, casinos, conference centers and retail and entertainment complexes in Macau pursuant to a concession from the Government of Macau.

         "MAJOR CONTRACTOR" means each contractor who is a party to a Material Phase I-A Project Document.

         "MAI APPRAISAL" means an appraisal conducted by a member of the Appraisal Institute in accordance with the standards of the Appraisal Institute.

         "MALL" means that certain enclosed retail, dining and entertainment complex of approximately 446,000 net leaseable square feet otherwise known as the Grand Canal Shoppes Mall.

         "MALL COLLATERAL" means all of the Borrowers' and their Restricted Subsidiaries' right, title, and interest in and to (a) the leasehold estate created by the Billboard Lease, the Canyon Ranch Master Lease and the Lutece Lease, (b) the Mall and any related improvements (including expansions) and equipment thereto, (c) any reserves established by the Borrowers or any of their Restricted Subsidiaries relating to the Mall and (d) any and all rents or other income derived from the Mall.

         "MALL CONSTRUCTION SUBSIDIARY" means Grand Canal Shops Mall Construction, LLC, a Delaware limited liability company.

         "MALL FINANCING AGREEMENT" means the agreement between New Mall Subsidiary and Archon Financial, L.P., dated as of the Closing Date, together with all related agreements, instruments and documents executed or delivered pursuant thereto at any time (including all mortgages, guarantees, security agreements and all other collateral and security documents), in each case as such agreements, instruments and documents may be amended (including any amendment and restatement thereof), supplemented, refinanced, replaced, extended or otherwise modified from time to time (including any agreement extending the maturity of, replacing or otherwise restructuring (including increasing the aggregate principal amount that may be borrowed either under such agreement or a new debt agreement or security or providing for a debt facility or debt security with a second priority Lien on the Mall Collateral) all or any portion of the Indebtedness and other obligations under such agreement or agreements or debt instrument or security or any successor or replacement agreement or agreements or debt instruments or security, and whether by the same or any other agent, lender or group of lenders or a group of investors).

         "MALL HOLDINGS" means Mall Intermediate Holding Company LLC, a Delaware limited liability company.

         "MALL MANAGEMENT AGREEMENT" means the Management Agreement, dated as of November 12, 1999, between New Mall Subsidiary and the Mall Operator pursuant to which Mall Operator has agreed to perform certain management services related to the Mall.

         "MALL OPERATOR" means Forest City Commercial Management, Inc., an Ohio corporation, and any replacement Mall Operator selected in accordance with the terms of the Mall Financing Agreement.

         "MALL SUBSIDIARY" means Grand Canal Shops Mall Subsidiary, LLC, a Delaware limited liability company.

         "MARGIN STOCK" is defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "MATERIAL ADVERSE EFFECT" means (a) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of either (i) Borrowers and any of their Restricted Subsidiaries, taken as a whole or (ii) the Borrowers and any of their Subsidiaries, taken as a whole or (b) the material impairment of the ability of any Loan Party to observe or perform, or of the Administrative Agent or Lenders to enforce, the Obligations.

         "MATERIAL CONTRACT" means any Contract or other arrangement to which any Borrower(s) or any of their Restricted Subsidiaries are a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

         "MATERIAL PHASE I-A PROJECT DOCUMENTS" means the Garage Contractor Agreement, the Architect's Agreement, the Work Continuation Agreement and each other Phase I-A Project Document which, individually or when aggregated with other Phase I-A Project Documents which cover items of work or materials customarily covered in the same contract, has a value in excess of $5,000,000.

         "MATURITY DATE" means, with respect to (a) Revolving Loans and Term A Loans, the fifth anniversary of the Closing Date and (b) Term B Loans, the sixth anniversary of the Closing Date.

         "MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES AMOUNT" is defined in subsection 7.14.

         "MORTGAGE NOTE HOLDERS" means the holders of the Mortgage Notes.

         "MORTGAGE NOTES" means the 11% Mortgage Notes due 2010 (including any Additional Notes) issued by the Borrowers pursuant to the Mortgage Notes Indenture.

         "MORTGAGE NOTES DOCUMENTS" means the Mortgage Notes, the Additional Notes, the Mortgage Notes Indenture, the guarantees thereof and any documents creating any security interest securing the Mortgage Notes.

         "MORTGAGE NOTES INDENTURE" means the Indenture, dated as of the Closing Date, among the Borrowers, the Subsidiary Guarantors and the Mortgage Notes Indenture Trustee.

         "MORTGAGE NOTES INDENTURE TRUSTEE" means U.S. Bank National Association in its capacity as the trustee under the Mortgage Notes Indenture and its successors in such capacity.

         "MORTGAGE NOTES PROCEEDS" means the gross proceeds from the issuance of the Mortgage Notes in the amount of at least $850,000,000 (before deduction for underwriter's discounts, fees and expenses). "MORTGAGE POLICY" is defined in subsection 4.1D(ii).

         "MORTGAGED PROPERTY" means the real property described in Schedule 5.5.

         "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

         "NET ASSET SALE PROCEEDS" means the aggregate cash proceeds received by any Borrower or any of its Restricted Subsidiaries in respect of any Asset Sale, net of (a) the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees and expenses, employee severance and termination costs, any trade payables or similar liabilities related to the assets sold and required to be paid by the seller as a result thereof and sales, finders' or broker's commission), and any relocation expenses incurred as a result thereof and taxes paid or payable as result thereof (including any such taxes paid or payable by an owner of any Borrower or any of its Restricted Subsidiaries), (b) amounts required to be applied to the repayment of Indebtedness secured by a Lien (or amounts permitted by the terms of such Indebtedness to be otherwise reinvested in other assets of such Borrower or such Restricted Subsidiary to the extent so reinvested) which is prior to the Lien under the Collateral Documents on the asset or assets that are the subject of such Asset Sale, (c) all distributions and other payments required to be made to minority interest holders in a Subsidiary or joint venture as a result of such Asset Sale and (d) any reserve for adjustment in respect of the sale price of such asset or assets or any liabilities associated with the asset disposed of in such Asset Sale and the deduction of appropriate amounts provided by the seller as a reserve in accordance with GAAP against any liabilities associated with the assets disposed of in the Asset Sale and retained by a Borrower or any Restricted Subsidiary.

         "NET LOSS PROCEEDS" means the aggregate cash proceeds received by any Borrower or any of its Restricted Subsidiaries in respect of any Event of Loss, including insurance proceeds from condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such Net Loss Proceeds (including legal, accounting, appraisal and insurance adjuster fees and expenses) and any taxes paid or payable as a result thereof (including any such taxes paid or payable by an owner of any Borrower or any of its Restricted Subsidiaries) and amounts required to be applied to the repayment of any Indebtedness secured by a Lien (or amounts permitted by the terms of such Indebtedness to be otherwise reinvested in other assets of such Borrower or such Restricted Subsidiary to the extent so reinvested) which is prior to the Liens of Lenders under the Collateral Documents on the asset or assets that are the subject of the Event of Loss. Notwithstanding the foregoing, all proceeds of so-called "liquidated damages" and "business interruption" insurance policies shall not be Net Loss Proceeds.

         "NET PENSION PROCEEDS" is defined in subsection 2.4B(iii)(c).

         "NET PROCEEDS" is defined in subsection 2.4B(iii)(d).

         "NET PROCEEDS AMOUNT" is defined in subsection 2.4B(iii)(e).

         "NEVADA GAMING AUTHORITIES" shall mean, collectively, the Nevada Gaming Commission, the Nevada State Gaming Control Board, and the Clark County Liquor and Gaming Licensing Board.

         "NEVADA GAMING LAWS" shall mean the Nevada Gaming Control Act, as modified in Chapter 463 of the Nevada Revised Statutes, as amended from time to time, and the regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time.

         "NEW MALL MANAGER" means Grand Canal Shops Mall MM Subsidiary, Inc., a Nevada corporation.

         "NEW MALL SUBSIDIARY" means Grand Canal Shops II, LLC, a Delaware limited liability company.

         "NON-GUARANTOR RESTRICTED SUBSIDIARY" means New Mall Subsidiary, Mall Subsidiary, New Mall Manager and any of their respective Subsidiaries, Venetian Far East, any non-U.S. Subsidiary or any other Non-Guarantor Subsidiary that, in each case, is formed as a Non-Guarantor Restricted Subsidiary or designated as a Restricted Subsidiary pursuant to subsections 7.3 or 7.18.

         "NON-RECOURSE FINANCING" means Indebtedness incurred in connection with the construction, purchase or lease of personal or real property or equipment or Specified FF&E (a) as to which the lender upon default may seek recourse or payment against a Borrower or any of its Restricted Subsidiaries only through the return or foreclosure or sale of the property or equipment or the other Specified FF&E so constructed, purchased or leased and to any proceeds of such property and Indebtedness and the related collateral account in which such proceeds are held and (b) may not otherwise assert a valid claim for payment on such Indebtedness against a Borrower or any of its Restricted Subsidiaries or any other property of a Borrower or any of its Restricted Subsidiaries except in each case in the case of fraud and other customary non-recourse exceptions.

         "NON-US LENDER" is defined in subsection 2.7B(iii)(a).

         "NOTES" means one or more of the Term A Notes, Term B Notes or Revolving Notes or any combination thereof.

         "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to the Agents and/or the Lenders (or in the case of a Rate Protection Agreement, an Affiliate of a Lender) under the Loan Documents, whether for principal, interest, premium, if any, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise including interest accruing on the Loans during the pendency of any proceeding of the type described in subsections 8.6 or 8.7, whether or not allowed in such proceeding.

         "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer (in their capacity as such officer).

         "OPERATING LEASE" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

         "OPERATIVE DOCUMENTS" means the Loan Documents, the Mortgage Notes Documents, the Resort Complex Operative Documents and the Project Documents.

         "ORGANIZATIONAL DOCUMENTS" means (a) with respect to any corporation, its certificate or articles of incorporation and its bylaws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles or certificate of organization and its operating agreement and (e) with respect to any other entity, its equivalent organizational, governing documents.

         "OTHER INDEBTEDNESS" means the Indebtedness of any Borrower or any of its Restricted Subsidiaries (a) evidenced by the Mortgage Notes or Additional Notes, (b) Indebtedness under an Employee Repurchase Note, (c) that is any FF&E Facility or (d) incurred pursuant to the Mall Financing Agreement.

         "OUTSIDE COMPLETION DATE" means September 30, 2003, subject to extensions for Force Majeure Events or as otherwise approved by the Administrative Agent.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Code or Section 302 of ERISA.

         "PERCENTAGE" means, as the context may require, any Lender's RL Percentage, Term A Percentage or Term B Percentage.

         "PERMITS" means all material authorizations, consents, decrees, permits, waivers, privileges, approvals from and filings with all Governmental Instrumentalities necessary for the realization of the Phase I-A Project in accordance with the Phase I-A Project Documents, the Resort Complex Operative Documents and the Phase I-A Project Plans and Specifications and any other material building, construction, land use, environmental or other material permit, license, franchise, approval, consent and authorization (including planning board approvals from applicable Governmental Instrumentalities and approvals required under the Nevada Gaming Law) required for or in connection with the construction, ownership, use, occupation and operation of the Project and the transactions provided for in this Agreement and the other Operative Documents.

         "PERMITTED EMPLOYEE REPURCHASES" is defined in subsection 7.1(ix).

         "PERMITTED LIENS" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

                  (i)      Liens granted pursuant to the Collateral Documents;

                  (ii) Liens securing Indebtedness permitted under subsection 7.1(vii), provided that such Liens extend only to the real property or personal property and any related assets specified in the definition of Specified FF&E that are constructed, purchased or leased with the proceeds of such Non-Recourse Financing and to any proceeds of such property or Indebtedness and related collateral accounts in which such proceeds are held, and such property is leased or acquired within 180 days of the incurrence of such Indebtedness or the drawing of such funds;

                  (iii) Liens securing Indebtedness and Contingent Liabilities permitted under subsections 7.1(iv), (xi) or (xx) (to the extent such Liens secure Additional Notes) and Contingent Obligations relating thereto permitted under subsection 7.4, PROVIDED that (a) such Liens are junior to the Liens securing the Obligations and (b) in the event such Indebtedness (other than the Additional Notes and the Mortgage Notes) has a second Lien on any of the Collateral, the holders of such Indebtedness or their representative will enter into the Intercreditor Agreement or an intercreditor agreement on terms and conditions reasonably satisfactory to the Administrative Agent;

                  (iv)     Liens securing Indebtedness permitted under clause
         (x) of subsection 7.1 provided that such Liens attach only to the casino or gaming equipment purchased or leased with the proceeds of such Indebtedness and related assets and to any proceeds of such property or Indebtedness and related collateral accounts in which such proceeds are held;

                  (v)      Liens existing on the Closing Date and described in
         SCHEDULE 7.2 annexed hereto;

                  (vi) other Liens securing Indebtedness in an aggregate amount not to exceed $5,000,000 at any time outstanding;

                  (vii) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

                  (viii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business or in connection with the construction of the Phase I-A Project (a) for amounts not yet overdue, (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien or
         (c) with respect to Liens of mechanics, repairmen, workmen and materialmen, with respect to which the Borrowers have obtained a title insurance endorsement insuring against losses arising therewith or if such Lien arises in the ordinary course of business or in the construction of the Project, the Borrowers have bonded such Lien within a reasonable time after becoming aware of the existence thereof;

                  (ix) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), incurred in the ordinary course of business or in connection with the construction of the Phase I-A Project (a) for amounts not yet overdue, (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien or (c) with respect to Liens of mechanics, repairmen, workmen and materialmen, with respect to which the Borrowers have obtained a title insurance endorsement insuring against losses arising therewith or if such Lien arises in the ordinary course of business or in the construction of the Phase I-A Project, the Borrowers have bonded such Lien within a reasonable time after becoming aware of the existence thereof;

                  (x) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

                  (xi) leases or subleases granted to third parties in accordance with any applicable terms of this Agreement and the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of a Borrower or any of its Restricted Subsidiaries;

                  (xii) (a) easements, rights-of-way, avagational servitudes, restrictions, encroachments, and other minor defects or irregularities in title and other similar charges or encumbrances, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of a Borrower or any of its Restricted Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations and (b) any Liens or other exceptions to title that appear in the Mortgage Policy, as the same may be updated from time to time in accordance with subsection 4.2C;

                  (xiii) leases permitted under subsection 7.7 and any leasehold mortgage in favor of any party financing the lessee under any lease permitted under subsection 7.7, PROVIDED that (a) none of the Borrowers nor any of their Restricted Subsidiaries is liable for the payment of any principal of, or interest, premiums or fees on, such financing and (b) the affected lease and leasehold mortgage are expressly made subject and subordinate to the Lien of the Deed of Trust;

                  (xiv) Liens on real property of Borrowers arising pursuant to the Harrah's Shared Roadway Agreement (as in effect on the Closing
         Date);

                  (xv) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

                  (xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (xvii) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

                  (xviii) licenses of patents, trademarks and other intellectual property rights granted by a Borrower or any of its Restricted Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Borrower or such Restricted Subsidiary;

                  (xix)    Liens created under the HVAC Services Agreements;

                  (xx) Liens created under the Predevelopment Agreement (as in effect on the Closing Date);

                  (xxi) easements, restrictions, rights of way, encroachments and other minor defects or irregularities in title incurred in connection with the traffic study relating to increased traffic on Las Vegas Boulevard as a result of completion of the Resort Complex;

                  (xxii) Liens incurred in connection with Hedging Agreements in respect of any Indebtedness; PROVIDED that such Liens only extend to the collateral securing such Indebtedness with the same priority thereto;

                  (xxiii) Liens on the Mall Collateral (a) securing obligations in respect of the Mall Financing Agreement and (b) permitted under the Mall Financing Agreement; provided that no other assets or collateral of the Borrowers or any Restricted Subsidiary may be subject to such Liens;

                  (xxiv) Liens created or contemplated by the Cooperation Agreement;

                  (xxv) Liens securing Indebtedness permitted pursuant to (a) subsections 7.1(v), (viii), (xvii) and (xxi) and (b) subsections 7.1(xiv), (x) and (xviii);

                  (xxvi) Liens on property of a Person existing at the time such Person became a Restricted Subsidiary, is merged into or consolidated with or into, or wound up into, one of the Borrowers or any Restricted Subsidiary of the Borrowers; PROVIDED, that such Liens were in existence prior to the consummation of, and were not entered into in contemplation of, such acquisition, merger or consolidation or winding up and do not extend to any other assets other than those of the Person acquired by, merged into or consolidated with one of the Borrowers or such Restricted Subsidiary;

                  (xxvii) Liens on property existing at the time of acquisition thereof by the Borrowers or any Restricted Subsidiary of the Borrowers; PROVIDED that such Liens were in existence prior to the consummation of, and were not entered into in contemplation of, such acquisition and do not extend to any other assets other than those so acquired;

                  (xxviii) Liens incurred in connection with the construction of a pedestrian bridge or a pedestrian tunnel under Las Vegas Boulevard and Sands Avenue provided that such Liens will not (i) materially interfere with, impair or detract from the operation of the business of Borrower and their Subsidiaries or the construction or operation of the Project and (ii) cause a material decrease in the value of the Collateral; and

                  (xxix) Liens in favor of the trustee as trustee with respect to the Defeased Notes on any amounts held in a defeasance account pursuant to a defeasance trust agreement and any proceeds held in such account for the benefit of the holders of such mortgage notes.

PROVIDED that other than with respect to Liens of the type set forth under clauses (i) through (iv), (vi), (xix), (xxii), (xxiii), (xxv) through (xxvii) and (xxix) above, such Liens do not secure Indebtedness for borrowed money.

         "PERMITTED QUARTERLY TAX DISTRIBUTIONS" means quarterly distributions of Tax Amounts determined on the basis of the estimated taxable income of LVSI or Venetian, as the case may be (in each case including any such taxable income attributable to such entity's ownership of interest in any other pass-through entity for Federal income tax purposes), for the related Estimation Period, as in a statement filed with the Administrative Agent, PROVIDED, HOWEVER, that (A) prior to any distributions of Tax Amounts the Borrowers shall deliver an officers' certificate with a statement to the effect that in the case of distributions to be made by Venetian, Venetian qualifies as a partnership or a substantially similarly treated pass-through entity for federal income tax purposes or that, in the case of distributions to be made by LVSI, LVSI qualifies as a Subchapter S corporation under the Code or a substantially similarly treated pass-through entity for federal income tax purposes, as the case may be, and (B) at the time of such distributions, the most recent audited financial statements of LVSI reflect that LVSI was treated as a Subchapter S corporation under the Code or a substantially similarly treated pass-through entity for federal income tax purposes and/or Venetian was treated as a partnership or substantially similarly treated pass-through entity for federal income tax purposes for the period covered by such financial statements; PROVIDED, FURTHER, that, for an Estimation Period that includes a True-up Determination Date, (A) if the True-up Amount is due to the members or shareholders, as the case may be, the Permitted Quarterly Tax Distribution payable by LVSI or Venetian, as the case may be, for the Estimation Period shall be increased by such True-up Amount, and (B) if the True-up Amount is due to LVSI or Venetian, the Permitted Quarterly Tax Distribution payable by LVSI or Venetian as the case may be, for the Estimation Period shall be reduced by such True-up Amount and the excess, if any, of the True-up Amount over such Permitted Quarterly Tax Distribution shall be applied to reduce the immediately following Permitted Quarterly Tax Distribution(s) until such True-up Amount is entirely offset. The amount of Permitted Quarterly Tax Distribution relating to an Estimation Period including a True-up Determination Date shall be determined by a Tax Amounts CPA, and the amount of Permitted Quarterly Tax Distribution relating to all other Estimation Periods shall be determined by LVSI or Venetian, as the case may be.

         "PERMITTED SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Borrowers or any Subsidiary Guarantor (a) for which no installment of principal matures earlier than twelve months after the Maturity Date of the Term B Loans and (b) for which the payment of principal and interest is subordinated in right of payment to the Obligations pursuant to documentation containing redemption and other prepayment events, maturities, amortization schedules, covenants, events of default, remedies, acceleration rights, subordination provisions and other material terms reasonably satisfactory to the Administrative Agent.

         "PERSON" means natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

         "PHASE I CONTRACTS" means, collectively, the contracts entered into, from time to time, between any Borrower(s) and any contractor for performance of services or sale of goods in connection with the design, engineering, installation or construction of the Phase I Project.

         "PHASE I PROJECT" means the Venetian Casino Resort consisting of a 3,036 suite hotel, a gaming facility of approximately 116,000 square feet, an enclosed mall of approximately 445,000 net leaseable square feet and an approximately 500,000 square foot convention center, with related heating, ventilation and air conditioning and power station facilities located at 3355 Las Vegas Boulevard South, Clark County, Nevada.

         "PHASE I PROJECT DOCUMENTS" means the Phase I Contracts (to the extent still material to the ongoing operation of Phase I), the Casino Lease, the Billboard Master Lease, the Canyon Ranch Master Lease, the Lutece Lease, the Organizational Documents for each of LVSI and Venetian and to the extent material to the ongoing operations of the Phase I Project, any other document or agreement entered into on, prior to or after November 14, 1997 (excluding those which have been transferred to New Mall Subsidiary or any of its predecessors in interest), in accordance with subsection 7.13.

         "PHASE I-A AIRSPACE" means the airspace leased from the Phase II Subsidiary by Venetian pursuant to the Phase I-A Lease.

         "PHASE I-A CONTRACTS" means, collectively, the contracts entered into, from time to time, between any Borrower(s) and any contractor for performance of services or sale of goods in connection with the design, engineering, installation or construction of the Phase I-A Project.

         "PHASE I-A LEASE" means the Lease Agreement for the Phase I-A Airspace to be entered between the Phase II Subsidiary and Venetian in form and substance reasonably satisfactory to the Administrative Agent.

         "PHASE I-A PROJECT" means the construction and development of the Phase I-A Tower, an approximately 1,000-parking space expansion to the Resort Complex's existing parking garage and approximately 150,000 additional square feet of additional meeting and conference center space in the Resort Complex, as the same may be modified in accordance with the provisions hereof.

         "PHASE I-A PROJECT BUDGET" is defined in subsection 4.1T.

         "PHASE I-A PROJECT COSTS" means any costs relating to the design, construction, development, opening and operations of the Phase I-A Project, including all amounts to be deposited into escrow accounts held by the Title Company in consideration of the Title Company's willingness to insure over mechanics liens arising with respect to such design, construction and development; provided that for purposes of determining if the Borrowers are In Balance and Exhibits E-1, E-2 and E-3, the Phase I-A Project Costs shall not include the costs of operation of the Phase I-A Project arising from and after the Substantial Completion Date.

         "PHASE I-A PROJECT DOCUMENTS" means the Phase I-A Contracts, the Phase I-A Lease, the Final Phase I-A Project Plans and Specifications, the Phase I-A Project Budget, the Phase I-A Project Schedule, the Work Continuation Agreement, the Organizational Documents for each of Venetian and the Intermediate Holding Companies and any other document or agreement relating to the Phase I-A Project and entered into on, prior to or after the Closing Date, in accordance with
Section 7.13.

         "PHASE I-A PROJECT PLANS AND SPECIFICATIONS" means all plans, specifications, design documents, schematic drawings and related items for the design, architecture and construction of the Phase I-A Project which have been approved (if and when required) by the applicable Governmental Instrumentality as the same may be (a) finalized in a manner that reflects a natural evolution of their status on the Closing Date and in a manner consistent with the standards set forth on EXHIBIT I hereto and (b) amended in accordance with Legal Requirements and with the reasonable consent of the Construction Consultant; PROVIDED that no consent shall be required for any amendment consistent with the standards set forth on
EXHIBIT I.

         "PHASE I-A PROJECT SCHEDULE" is defined in subsection 4.1S.

         "PHASE I-A PUNCHLIST ITEMS" means any minor or insubstantial detail of construction or mechanical adjustment, the non-completion of which, when all such items are taken together, will not interfere in any material respect with the use or occupancy of any portion of the Phase I-A Project for its intended purposes or the ability of the owner thereof to perform work that is necessary or desirable to prepare such phase for such use or occupancy; PROVIDED, HOWEVER, that, in all events, "Phase I-A Punchlist Items" shall include all items that are listed on the "punchlists" (if any) furnished by the Building Department, the Nevada Department of Transportation or the Clark County Department of Public Works in connection with, or after, the issuance of a temporary Certificate of Occupancy for the portion of the Phase I-A Project covered thereby as those that must be completed in order for the Building Department to issue a permanent Certificate of Occupancy for the Phase I-A Project.

         "PHASE I-A TOWER" means an approximately 1,000 room hotel tower being constructed by Venetian on the currently existing parking garage of the Resort Complex.

         "PHASE II DIRECT HOLDINGS" means Lido Casino Resort Holding Company, LLC, a Delaware limited liability company.

         "PHASE II HOLDINGS" means Lido Intermediate Holding Company, LLC, a Delaware limited liability company, and a wholly-owned Subsidiary of Venetian.

         "PHASE II LAND" means the real property consisting of approximately 14 acres adjoining the land containing the Phase I Project and the Phase I-A Project owned by the Phase II Subsidiary.

         "PHASE II MANAGER" means Lido Casino Resort MM, Inc., a Nevada corporation, and wholly-owned Subsidiary of LVSI.

         "PHASE II PROJECT" means a hotel, casino and mall complex proposed to be developed on the Phase II Land.

         "PHASE II RESORT" means a potential development on the Phase II Land which may be physically connected to the Phase I Project and/or the Phase I-A Project.

         "PHASE II SUBSIDIARY" means Lido Casino Resort, LLC, a Nevada limited liability company.

         "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

         "PREDEVELOPMENT AGREEMENT" means the Sands Resort Hotel Casino Agreement, dated as of February 18, 1997, between Clark County, Nevada and LVSI.

         "PRIME RATE" means the rate that the Administrative Agent announces from its New York office from time to time as its Dollar prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         "PROCEEDINGS" is defined in subsection 6.1(x).

         "PROFESSIONAL SERVICES AGREEMENT" means the Agreement, dated as of November 14, 1997, among the Borrowers, TSA of Nevada, LLP, and WAT&G, Inc. Nevada.

         "PROJECT" means the Phase I Project and the Phase I-A Project.

         "PROJECT DOCUMENTS" means the Phase I Project Documents and the Phase I-A Project Documents.

         "PRO RATA SHARE" means (a) with respect to all payments, computations and other matters relating to the Term A Loan Commitment or the Term A Loans of any Lender, the percentage obtained by DIVIDING (i) the Term A Loan Exposure of that Lender BY (ii) the aggregate Term A Loan Exposure of all Lenders, (b) with respect to all payments, computations and other matters relating to the Term B Loan Commitment or the Term B Loans of any Lender, the percentage obtained by DIVIDING (i) the Term B Loan Exposure of that Lender BY (ii) the aggregate Term B Loan Exposure of all Lenders, (c) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender, the percentage obtained by DIVIDING (i) the Revolving Loan Exposure of that Lender BY (ii) the aggregate Revolving Loan Exposure of all Lenders, and (d) for all other purposes with respect to each Lender, the percentage obtained by DIVIDING (i) the sum of the Term A Loan Exposure of that Lender PLUS Term B Loan Exposure of that Lender PLUS the Revolving Loan Exposure of that Lender by (ii) the sum of the aggregate Term A Loan Exposure of all Lenders PLUS the sum of the aggregate Term B Loan Exposure of all Lenders PLUS the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1. The Pro Rata Share of each Lender as of the Closing Date for purposes of each of clauses (a), (b), (c) and (d) of the preceding sentence is set forth opposite the name of that Lender in SCHEDULE 2.1 annexed hereto.

         "PUBLIC CO." means a corporation formed for the purpose of selling its capital stock in an initial public offering which will be the managing member of Venetian and a controlled Affiliate of LVSI.

         "QUARTERLY DATE" means the last day of each Fiscal Quarter.

         "QUARTERLY PAYMENT DATE" means each March 31, June 30, September 30 and December 31.

         "QUARTERLY PAYMENT PERIOD" means the period commencing on the tenth day and ending and including the twentieth day of each month in which federal estimated tax payments are due (provided that payments in respect of estimated state income taxes due in January may instead, at the option of the Borrowers, be paid during the last five days of the immediately preceding December).

         "RATE PROTECTION AGREEMENT" means, collectively, any Hedging Agreement entered into by the Borrowers or any of their Restricted Subsidiaries under which the counterparty of such Hedging Agreement is (or at the time such Hedging Agreement was entered into, was) a Lender or an Affiliate of a Lender; provided that such Hedging Agreement relates to (a) interest rate risk with respect to Indebtedness secured by a First Priority Lien or (b) any currency exchange risk.

         "RATING AGENCIES" is defined in the definition of "Cash Equivalents".

         "REFINANCED DEBT" means the Indebtedness listed on SCHEDULE 4.1J.

         "REFINANCING" is defined in the second recital.

         "REFINANCING FEES" is defined in subsection 7.1(vii).

         "REGISTER" is defined in subsection 2.1D(i).

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REIMBURSEMENT DATE" is defined in subsection 3.3B.

         "RELATED PARTIES" means: (a) Family Members (defined below); (b) directors of LVSI or Venetian and employees of LVSI or Venetian who are senior managers or officers of LVSI, Venetian, Interface or any of their Affiliates;
(c) any Person who receives an interest in LVSI or Venetian from any individual referenced in clauses (a)-(b) in a gratuitous transfer, whether by gift, bequest or otherwise, to the extent of such interest; (d) the estate of any individual referenced in clauses (a)-(c); (e) a trust for the benefit of one or more of the individuals referenced in clauses (a)-(c); and/or (f) an entity owned or controlled, directly or indirectly, by one or more of the individuals, estates or trusts referenced in clauses (a)-(e). For the purpose of this paragraph, a "Family Member" shall include: (a) Sheldon G. Adelson; (b) Dr. Miriam Adelson;
(c) any sibling of either of the foregoing; (d) any issue of any one or more of the individuals referenced in the preceding clauses (a)-(c); and (e) the spouse or issue of the spouse of one or more of the individuals referenced in the preceding clauses (a)-(d).

         "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

         "REQUISITE LENDERS" means Lenders having or holding more than 50% of the sum of the aggregate outstanding principal amount of all Loans and unused amount of the Commitments of all Lenders.

         "RESORT COMPLEX" means the Phase I Project, the Phase I-A Project and the Phase II Project.

         "RESORT COMPLEX OPERATIVE DOCUMENTS" means the Billboard Master Lease, the Billboard Operating Lease, the Canyon Ranch Master Lease, the Cooperation Agreement, the Harrah's Shared Roadway Agreement, the HVAC Ground Lease, the HVAC Services Agreements, the Professional Services Agreements, the Predevelopment Agreement, the Services Agreement, the Site Easements and the Treadway Agreement.

         "RESTAURANT LEASES" means together (a) the lease between Valentino Las Vegas, LLC, a Nevada limited liability company and Venetian dated as of May 15, 1999, (b) the lease between Postrio Las Vegas, LLC, a Nevada limited liability company and New Mall Subsidiary's predecessor-in-interest, dated as of November 4, 1999, (c) the lease between Night Market, LLC, a Nevada limited liability company and New Mall Subsidiary's predecessor-in-interest, dated as of February 1, 2000 and (d) the lease between Carnevale Coffee Bar, LLC, a Nevada limited liability company and New Mall Subsidiary's predecessor-in-interest, dated as of April 26, 2000.

         "RESTRICTED PAYMENT" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of equity Securities of either Borrower now or hereafter outstanding, except a dividend or distribution payable solely in shares of that class of equity Securities to the holders of that class (or the accretion of such dividends or distribution), (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of equity Securities of any Borrower now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of equity Securities of any Borrower now or hereafter outstanding, and (d) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to the Mortgage Notes, the Employee Repurchase Notes and Permitted Subordinated Indebtedness.

         "RESTRICTED SUBSIDIARY" means each Subsidiary of LVSI that is not an Excluded Subsidiary.

         "REVOLVING LOAN AVAILABILITY" means an amount equal to the Revolving Loan Commitment Amount less the Total Utilization of Revolving Loan Commitments.

         "REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make Revolving Loans to the Borrowers pursuant to subsection 2.1A(iii), and "REVOLVING LOAN COMMITMENTS" means such commitments of all the Lenders in the aggregate.

         "REVOLVING LOAN COMMITMENT AMOUNT" means $75,000,000, as such amount may be reduced pursuant to the terms of this Agreement.

         "REVOLVING LOAN COMMITMENT TERMINATION DATE" means the earlier of (a) the occurrence of a Commitment Termination Event or (b) the date that is the fifth anniversary of the Closing Date.

         "REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (a) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and the aggregate outstanding principal amount of the Revolving Loans made by that Lender and (b) after the termination of the Revolving Loan Commitments, the aggregate outstanding principal amount of the Revolving Loans of that Lender.

         "REVOLVING LOAN LENDER" is defined in subsection 2.1A(iii).

         "REVOLVING LOANS" is defined in subsection 2.1A(iii).

         "REVOLVING NOTE" means a promissory note of Venetian payable to any Revolving Loan Lender, in the form of EXHIBIT A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of Venetian to such Revolving Loan Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "RL PERCENTAGE" means, relative to any Lender, the applicable percentage relating to Revolving Loans set forth opposite its name on SCHEDULE
2.1 hereto under the Revolving Loan Commitment column or set forth in a Assignment Agreement under the Revolving Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to subsection 10.1B. A Lender shall not have any Revolving Loan Commitment if its percentage under the Revolving Loan Commitment column is zero.

         "SANDS EXPO AND CONVENTION CENTER" means the exposition and meeting facilities commonly known as the Sands Expo and Convention Center.

         "SCOTIA CAPITAL" is defined in the preamble.

         "SECURED PARTIES" means, collectively, the Lenders, each Issuing Lender, the Agents, each counterparty to a Rate Protection Agreement that is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate thereof.

         "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

         "SECURITY AGREEMENT" means the Security Agreement executed and delivered by each Borrower and each Subsidiary Guarantor, substantially in the form of EXHIBIT F-2 annexed hereto.

         "SERVICES AGREEMENT" means the amended and restated Services Agreement, dated as of November 14, 1997, among LVSI, Interface, Interface Holding Company, Inc., and the parties stated on the schedule thereto.

         "SITE" means the land on which the Phase I Project and the Phase I-A Project are or are to be constructed and the Phase I-A Airspace.

         "SITE EASEMENT" means any easement appurtenant, easement in gross, license agreement and other right running for the benefit of the Borrowers, the Phase I Project, the Phase I-A Project, the Phase II Project, the HVAC Component or appurtenant to the Site and/or the Phase II Land which benefits or burdens the Project, including those certain easements and licenses described in the Title Insurance Policies.

         "SOLVENT" means, with respect to any Person, that as of the date of determination both (a) (i) the then fair saleable value of the property of such Person is (A) greater than the total amount of liabilities (including contingent liabilities) of such Person and (B) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (b) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "SPECIFIED FF&E" means any furniture, fixtures, equipment and other personal property that is acquired after the Closing Date and financed or refinanced with the proceeds from an FF&E Facility including each and every item or unit of equipment acquired with the proceeds thereof, each and every item or unit of equipment acquired by substitution or replacement thereof; all parts, components and other items pertaining to such collateral; all documents (including all warehouse receipts, dock receipts, bills of lading and the like); all licenses (other than gaming licenses), warranties, guarantees, service contracts and related rights and interests covering all or any portion of such collateral; and to the extent not otherwise included, all proceeds (including insurance proceeds) of any of the foregoing and all accessions to, substitutions and replacements for, and the rents, profits and products of, each of the foregoing (including collateral accounts) and such other collateral reasonably determined by the Administrative Agent in its reasonable discretion.

         "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (a) Indebtedness of the Borrowers in respect of industrial revenue or development bonds or financings,
(b) workers' compensation liabilities of the Borrowers, (c) the obligations of third party insurers of the Borrowers arising by virtue of the laws of any jurisdiction requiring the third party insurers, (d) obligations with respect to Capital Leases or Operating Leases of the Borrowers or with respect to the Harrah's Shared Roadway

Agreement, (e) performance, payment, deposit or surety obligations of the Borrowers, in any case if required by Legal Requirement (including if required by any Governmental Instrumentality or otherwise necessary in order to obtain any Permit related to the Phase I-A Project) or in accordance with custom and practice in the industry, (f) Legal Requirements in connection with the development of the Phase I-A Project and (g) for general corporate purposes of the Borrowers and the Restricted Subsidiaries; PROVIDED that Standby Letters of Credit may not be issued for the purpose of supporting (i) trade payables or
(ii) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of Bankruptcy Code).

         "SUBSIDIARY" means, with respect to any Person, (a) any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof and (b) any partnership or limited liability company of which more than 50% of such entities' capital accounts, distribution rights, general or limited partnership interests or membership interests are owned or controlled directly or indirectly by such Person or one of more other Subsidiaries of that Person or a combination thereof.

         "SUBSIDIARY GUARANTOR" means each Restricted Subsidiary that is not a Non-Guarantor Restricted Subsidiary.

         "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty, dated as of the Closing Date, executed and delivered by each Subsidiary Guarantor substantially in the form of EXHIBIT H.

         "SUBSTANTIAL COMPLETION" means that each of the following has occurred:

         (a) the construction of the Phase I-A Project has been completed substantially in accordance with this Agreement, the Final Phase I-A Project Plans and Specifications and in all material respects with the provisions of the Resort Complex Operative Documents applicable to the Phase I-A Project to the extent that the development, construction, use or operation of the Phase I-A Project are affected thereby, except for the Phase I-A Punchlist Items, and in substantial compliance with all Legal Requirements pertaining to the construction of the Phase I-A Project so as to allow it to be utilized for its intended purpose;

         (b) reasonable and safe means of access and facilities necessary for the use and occupancy of the Phase I-A Project have been installed and are operational including corridors, elevators, stairways, heating, ventilation, air conditioning, sanitary, water and electrical facilities and all security systems and life safety systems required by the Final Phase I-A Project Plans and Specifications, the Cooperation Agreement and all Legal Requirements and that the Borrowers have made arrangements (from the HVAC Provider or an alternative source) to obtain reliable electrical and other utility services at appropriate levels required to start up, operate and maintain the Phase I-A Project in a safe, efficient and reliable manner; and

         (c) one or more temporary or permanent a certificates of occupancy have been issued and are outstanding for the Phase I-A Project.

         "SUBSTANTIAL COMPLETION DATE" means the date on which Substantial Completion of the Phase I-A Project has occurred and the Phase I-A Project is open to the public, as certified by the Borrowers and confirmed by the Construction Consultant in the Construction Consultant Substantial Completion Certificate, such confirmation not to be unreasonably withheld.

         "SUBSTITUTE LENDER" is defined in subsection 10.7(a).

         "SUPPLEMENTAL AGENT" is defined in subsection 9.1B.

         "SUPPLIER JOINT VENTURE" means any Person that supplies or provides materials or services to any Borrower or any contractor in the Project and in which a Borrower or one of its Restricted Subsidiaries have Investments.

         "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; PROVIDED that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

         "TAX AMOUNT" means, with respect to an Estimation Period or a taxable year, as the case may be, an amount equal to (A) the product of (x) the taxable income (including all separate items of income) of LVSI or Venetian in the current taxable year, as the case may be, for such Estimation Period or taxable year, as the case may be, and (y) the Applicable Tax Percentage reduced by (B) to the extent not previously taken into account, any income tax benefit attributable to LVSI or Venetian in the current taxable year, as the case may be, which could be utilized (without regard to the actual utilization) by its members or shareholders, as the case may be, in the current taxable year, or portion thereof, computed at the Applicable Tax Percentage of the year that such benefit is taken into account for purposes of this computation; PROVIDED, HOWEVER, that, the computation of Tax Amount shall also take into account (C) the deductibility of state and local taxes for federal income tax purposes, and
(D) any difference in the Applicable Tax Percentage resulting from the nature of taxable income (such as capital gain as opposed to ordinary income).

         "TAX AMOUNTS CPA" means a nationally recognized certified public accounting firm.

         "TERM A LOAN" or "TERM A LOANS" means one or more of the Loans made by the Lenders to the Borrowers pursuant to subsection 2.1A(i) of this Agreement.

         "TERM A LOAN COMMITMENT" means the commitment of a Lender to make a Term A Loan to the Borrowers pursuant to subsection 2.1A(i) of this Agreement, and "TERM A LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

         "TERM A LOAN COMMITMENT AMOUNT" means $50,000,000, as such amount may be reduced pursuant to the terms of this Agreement.

         "TERM A LOAN COMMITMENT TERMINATION DATE" means the earlier of (a) the occurrence of a Commitment Termination Event, (b) the date on which the full amount of Term A Loans available to be borrowed have been borrowed or (c) the date that is the one year anniversary of the Closing Date.

         "TERM A LOAN EXPOSURE" means, with respect to any Lender as of any date of determination, (a) prior to the Term A Loan Commitment Termination Date, that Lender's Term A Loan Commitment and the aggregate outstanding principal amount of the Term A Loans made by that Lender and (b) after the Term A Loan Commitment Termination Date, the aggregate outstanding principal amount of the Term A Loans made by that Lender.

         "TERM A LOAN LENDER" is defined in subsection 2.1A(i).

         "TERM A NOTE" means a joint and several promissory note of the Borrowers payable to any Lender, in the form of EXHIBIT A-1 annexed hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from outstanding Term A Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "TERM A PERCENTAGE" means, relative to any Lender, the applicable percentage relating to Term A Loans set forth opposite its name on SCHEDULE 2.1 hereto under the Term A Loan Commitment column or set forth in a Assignment Agreement under the Term A Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Assignment Agreements executed by such Lender and its assignee Lender and delivered pursuant to subsection 10.1B. A Lender shall not have any Term A Loan Commitment if its percentage under the Term A Loan Commitment column is zero.

         "TERM B LOAN" or "TERM B LOANS" means one or more of the Loans made by Lenders to the Borrowers pursuant to subsection 2.1A(ii) of this Agreement.

         "TERM B LOAN COMMITMENT" means the commitment of a Lender to make a Term B Loan to the Borrowers pursuant to subsection 2.1A(ii) of this Agreement, and "TERM B LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

         "TERM B LOAN COMMITMENT AMOUNT" means $250,000,000.

         "TERM B LOAN EXPOSURE" means, with respect to any Lender as of any date of determination, the outstanding principal amount of the Term B Loans made by that Lender.

         "TERM B LOAN LENDER" is defined in subsection 2.1A(ii).

         "TERM B NOTE" means a joint and several promissory note of the Borrowers payable to any Lender, in the form of EXHIBIT A-2 annexed hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from outstanding Term B Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "TERM B PERCENTAGE" means, relative to any Lender, the applicable percentage relating to Term B Loans set forth opposite its name on SCHEDULE 2.1 hereto under the Term B Loan Commitment column or set forth in a Assignment Agreement under the Term B Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Assignment Agreements executed by such Lender and its assignee Lender and delivered pursuant to subsection 10.1B. A Lender shall not have any Term B Loan Commitment if its percentage under the Term B Loan Commitment column is zero.

         "TERM LOANS" means, collectively, the Term A Loans and the Term B
Loans.

         "TERMINATION DATE" means the date on which all payment Obligations then due and payable have been repaid in full in cash, all Letters of Credit have been terminated or expired (or been cash collateralized or otherwise secured on terms and conditions satisfactory to the Issuing Lender of such Letter of Credit) and all Commitments shall have terminated.

         "TITLE COMPANY" means First American Title Insurance Company or an Affiliate thereof and/or one or more other title insurance companies reasonably satisfactory to the Administrative Agent.

         "TITLE INSURANCE POLICIES" means the Lenders' (or Administrative Agent's) A.L.T.A. policy of title insurance issued by the Title Company as of the Closing Date, including all amendments thereto, endorsements thereof and substitutions or replacements therefor.

         "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) PLUS (b) the Letter of Credit Usage.

         "TRANSACTION COSTS" means the fees, costs and expenses payable by the Borrowers on or before the Closing Date in connection with the transactions contemplated by the Loan Documents and the Phase I-A Project Documents.

         "TREADWAY AGREEMENT" means the Time and Materials Agreement, dated as of February 10, 1997, between LVSI and Treadway Industries of Phoenix, Inc., an Arizona corporation.

         "TRUE-UP AMOUNT" means, in respect of a particular taxable year, an amount determined by the Tax Amounts CPA equal to the difference between (a) the aggregated Permitted Quarterly Tax Distributions actually distributed in respect of such taxable year, without taking into account any adjustments to such Permitted Quarterly Tax Distributions made with respect to any other taxable year (including any adjustment to take into account a True-up Amount for the immediately preceding taxable year) and (b) the Tax Amount permitted to be distributed in respect of such year as determined by reference to LVSI's Internal Revenue Service Form 1120-S or Venetian's IRS Form 1065 filed for such year; PROVIDED, HOWEVER, that if there is an audit or other adjustment with respect to a return filed by LVSI or Venetian (including a filing of an amended return), upon a final determination or resolution of such audit or other adjustment, the Tax Amounts CPA shall redetermine the True-up Amount for the relevant taxable year. The amount equal to the excess, if any, of the amount described in clause (a) above over the amount described in clause (b) above shall be referred to as the "True-up Amount due to LVSI" or the "True-up Amount due to Venetian", as the case may be and the excess, if any, of the amount described in clause (b) over the amount described in clause (a) shall be referred to as the "True-up Amount due to the shareholders or members."

         "TRUE-UP DETERMINATION DATE" means the date on which the Tax Amounts CPA delivers a statement to the Administrative Agent indicating the True-up Amount; PROVIDED, HOWEVER, that the True-up Determination Date shall not be later than 30 days after the occurrence of an event requiring the determination of the True-up Amount (including, the filing of the federal and state tax returns or the final determination or resolution of an audit or other adjustment, as the case may be).

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York; PROVIDED, that if, with respect to any UCC financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any UCC financing statement relating to such perfection or effect of perfection or non-perfection.

         "UNITED STATES" or "U.S." means the United States, its fifty states and the District of Columbia.

         "VENETIAN" is defined in the preamble.

         "VENETIAN FAR EAST" means Venetian Far East Limited, a Hong Kong corporation

         "WITHDRAWAL PERIOD" is defined in subsection 10.7(b).

         "WORK CONTINUATION AGREEMENT" means the agreement, to be entered into after the Closing Date, between certain of the Borrowers and/or their Restricted Subsidiaries and the Building and Construction Trades Council of Southern Nevada and its affiliated local unions.

         1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

         Except as otherwise expressly provided in this Agreement (including the last sentence of this subsection 1.2), all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by the Borrowers to Lenders pursuant to clauses (i), (ii),
(iii), (iv) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3. For the purposes of this Agreement, (i) "consolidated" with respect to any Person shall mean, unless expressly stated to be otherwise, such Person consolidated with its Restricted Subsidiaries (without giving effect to any minority or preferred interest of Venetian) and shall not include any Excluded Subsidiary and (ii) after the occurrence of an IPO Restructuring, the term "consolidated" with respect to LVSI shall mean LVSI, Public Co. and Venetian (and its subsidiaries) on a consolidated or combined basis, as applicable.

         1.3      OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

         A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

         B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

         C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

         D. Any reference to any agreement or instrument shall be deemed to include a reference to such agreement or instrument as assigned, amended, supplemented or otherwise modified from time to time in accordance with subsection 7.13 (to the extent applicable).

         Section 2.        AMOUNTS AND TERMS OF COMMITMENTS AND LOANS.

         2.1      COMMITMENTS; MAKING OF LOANS; THE REGISTER; NOTES.

         A. COMMITMENTS. Subject to the terms and conditions of this Agreement, each Lender hereby severally agrees to make the Loans described in this subsection 2.1.A.

                  (i) TERM A LOANS. From time to time on any Business Day occurring from and after the Closing Date but on or prior to the Term A Loan Commitment Termination Date, each Lender that has a Term A Loan Commitment (referred to as a "TERM A LOAN LENDER"), agrees that it will severally make loans (relative to such Lender, its "TERM A LOANS") to any Borrower equal to such Lender's Term A Loan Percentage of the aggregate amount of each borrowing of the Term A Loans requested by such Borrower to be made on such day. No amounts paid or prepaid with respect to Term A Loans may be reborrowed. No Term A Loan Lender shall be permitted or required to make any Term A

         Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Term A Loans of such Term A Loan Lender would exceed such Lender's Term A Loan Percentage of the then existing Term A Loan Commitment Amount. Each Lender's Term A Loan Commitment shall expire on the Term A Loan Commitment Termination Date.

                 (ii) TERM B LOANS. In a single borrowing, on the Closing Date, each Lender that has a Term B Loan Commitment (referred to as a "TERM B LOAN LENDER"), agrees that it will severally make loans (relative to such Lender, its "TERM B Loans") to any Borrower equal to such Lender's Term B Loan Percentage of the aggregate amount of the borrowing of the Term B Loans requested by such Borrower to be made on such day. No amounts paid or prepaid with respect to Term B Loans may be reborrowed. No Term B Loan Lender shall be permitted or required to make any Term B Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Term B Loans of such Term B Loan Lender would exceed such Lender's Term B Loan Percentage of the then existing Term B Loan Commitment Amount. Each Lender's Term B Loan Commitment shall expire following the making of the Term B Loans on the Closing Date.

                  (iii) REVOLVING LOANS. From time to time on any Business Day occurring from and after the Closing Date but prior to the Revolving Loan Commitment Termination Date, each Lender that has a Revolving Loan Commitment (referred to as a "REVOLVING LOAN LENDER"), agrees that it will severally make loans (relative to such Lender, its "REVOLVING LOANS") to Venetian equal to such Lender's RL Percentage of the aggregate amount of each borrowing of the Revolving Loans requested by Venetian to be made on such day. On the terms and subject to the conditions hereof, Venetian may from time to time borrow, prepay and reborrow Revolving Loans. No Revolving Loan Lender shall be permitted or required to make any Revolving Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Revolving Loans of such Revolving Loan Lender, together with such Lender's RL Percentage of the Letter of Credit Usage, would exceed such Lender's RL Percentage of the then existing Revolving Loan Commitment Amount and in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect. Each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be repaid in full no later than that date.

         B. BORROWING/DISBURSEMENT MECHANICS. Loans made on any Funding Date (other than Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it), shall be in an aggregate minimum amount of (y) $3,000,000 and integral multiples of $1,000,000 in excess of that amount in the case of Term B Loans and (z) $1,000,000 and integral multiples of $500,000 in the case of Term A Loans and Revolving Loans. There shall be no minimum amount with respect to Disbursements.

         Whenever Venetian desires that Lenders make Revolving Loans it shall deliver to the Administrative Agent a Borrowing Notice no later than 1:00 p.m. (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). The Borrowing Notice shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of Revolving Loans requested, (iii) whether such Revolving Loans shall be Base Rate Loans or Eurodollar Rate Loans, and (iv) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor. Venetian shall notify Administrative Agent prior to the funding of any Revolving Loans in the event that any of the matters to which Venetian is required to certify in the applicable Borrowing Notice is no longer true and correct as of the applicable Funding Date, and the acceptance by Venetian of the proceeds of any Revolving Loans shall constitute a recertification by Venetian, as of the applicable Funding Date, as to the matters to which Venetian is required to certify in the applicable Borrowing Notice. The parties hereto acknowledge and confirm that notwithstanding any other provision of this Agreement, only Venetian shall have the right to borrow any Revolving Loans.

         Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Borrowing Notice for a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Borrowers shall be bound to make a borrowing in accordance therewith.

         All proceeds of Term B Loans not otherwise used to consummate a portion of the Refinancing or pay Transaction Costs on the Closing Date shall be deposited in the Disbursement Account. All Term A Loans not otherwise borrowed prior to the Term A Loan Commitment Termination Date may be borrowed on or prior to the Term A Loan Commitment Termination Date and deposited in the Disbursement Account. After the Substantial Completion Date, in addition to the purposes set forth in subsection 2.5B, all amounts of Term A Loans deposited in the Disbursement Account may be used (and all amounts of Term A Loans not yet deposited in the Disbursement Account may be borrowed) for the purposes set forth in subsection 2.5C.

         Whenever the Borrowers desire that the Administrative Agent make a Disbursement, but in any event no more than twice per month, they shall deliver to the Administrative Agent a Disbursement Notice no later than 1:00 p.m. (New York City time) at least five Business Days in advance of the proposed Funding Date. The Disbursement Notice shall specify (i) the proposed Funding Date (which shall be a Business Day) and (ii) the amount of funds requested to be disbursed. To the extent applicable, such Disbursement Notice shall be accompanied by the documentation set forth in subsection 4.4 (other than 4.4C). The Administrative Agent shall make all Disbursements to the Borrowers no later than 3:00 p.m. on the applicable Funding Date.

         The Borrowers hereby agree to request a Disbursement from the Disbursement Account before using the proceeds of any Term A Loans or Revolving Loans to fund or reimburse the Borrowers for Phase I-A Project Costs. If, after giving effect to any such Disbursement from the Disbursement Account additional amounts are needed to fund or reimburse the Borrowers for such Phase I-A Project Costs, the Borrowers will first borrow Term A Loans until the Term A Loan Commitments have been fully utilized after which time the Borrowers may borrow Revolving Loans to fund Phase I-A Project Costs.

         C. LENDING OF FUNDS. All Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by the Administrative Agent of a Borrowing Notice pursuant to subsection 2.1B, the Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to the Administrative Agent not later than 12:00 Noon (New York City time) on the applicable Funding Date, in same day funds in Dollars, at the Funding and Payment Office and the Administrative Agent shall make such funds available to the Borrowers no later than 3:00 p.m. (New York City time) on the applicable Funding Date. Except as provided in subsection 3.3B with respect to Revolving Loans used to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsection 4.3, the Administrative Agent shall make the aggregate amount of the Loans received by the Administrative Agent from Lenders available by crediting the account of the Borrowers at the Funding and Payment Office in the amount of such Loans.

         Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to the Administrative Agent the amount of such Lender's Loan requested on such Funding Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Funding Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrowers a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, the Administrative Agent shall promptly notify Borrowers and Borrowers shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to the Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

         D.       THE REGISTER.

                  (i) The Administrative Agent shall maintain, as agent for the Borrower, at its address referred to in subsection 10.9, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (ii) The Administrative Agent shall record in the Register the Commitment and the Loans from time to time of each Lender, and each repayment or prepayment in respect of the principal amount of the Loans of each Lender. Any such recordation shall be conclusive and binding on Borrowers and each Lender, absent manifest error; PROVIDED that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or the Obligations of any Loan Party in respect of any applicable Loans.

                  (iii) Each Lender shall record on its internal records (including the Notes held by such Lender) the amount of each Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Borrowers, absent manifest error; PROVIDED that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or the Obligations of any Loan Party in respect of any applicable Loans; and PROVIDED, FURTHER that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

                  (iv) The Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

         E. NOTES. The Borrowers agree that, upon the request to the Administrative Agent by any Lender, the Borrowers will execute and deliver to such Lender a Note evidencing the Loans made by, and payable to the order of, such Lender in a maximum principal amount equal to such Lender's Percentage of the original applicable Commitment. Each Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, INTER ALIA, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by the Administrative Agent in the Register, be conclusive and binding on each Obligor absent manifest error; PROVIDED, HOWEVER, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Loan Party.

         2.2      INTEREST ON THE LOANS.

         A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity

(whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by the Borrowers initially at the time a Borrowing Notice is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate. Subject to the provisions of subsections 2.2E and 2.7, the Loans shall bear interest at a rate per annum as follows:

                  (a) if a Base Rate Loan, then from the date of funding of such Loan at the sum of the Base Rate PLUS the Applicable Margin for such Loans; or

                  (b) if a Eurodollar Rate Loan, then from the date of funding of such Loan at the sum of the Adjusted Eurodollar Rate PLUS the Applicable Margin for such Loans.

All Eurodollar Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Rate Loan.

         B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, the Borrowers may, pursuant to the applicable Borrowing Notice or Conversion/Continuation Notice, as the case may be, select an interest period (each an "INTEREST Period") to be applicable to such Loan, which Interest Period shall be, at Borrowers' option, either a one, two, three or six month period; PROVIDED that:

                  (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Conversion/Continuation Notice, in the case of a Loan converted to a Eurodollar Rate Loan;

                  (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Conversion/Continuation Notice, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to subsection 2.2B(v), end on the last Business Day of a calendar month;

                  (v) no Interest Period with respect to any portion of the Loans shall extend beyond the Maturity Date for such Loans;

                  (vi) no Interest Period shall extend beyond a date on which Borrowers are required to make a scheduled payment of principal of the Loans or a permanent reduction of the Revolving Loan Commitments is scheduled to occur unless the sum of (a) the aggregate principal amount of Loans that are Base Rate Loans PLUS (b) the aggregate principal amount of Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date PLUS (c) the excess of the Commitments then in effect over the aggregate principal amount of the Loans then outstanding equals or exceeds the principal amount required to be paid on the Loans or the permanent reduction of the Commitments that is scheduled to occur, on such date;

                  (vii) there shall be no more than 9 Interest Periods outstanding at any time;

                  (viii) in the event Borrowers fail to specify an Interest Period for any Eurodollar Rate Loan in the applicable Borrowing Notice or Conversion/Continuation Notice, the Borrowers shall be deemed to have selected an Interest Period of one month; and

                  (ix) the Borrowers may not select an Interest Period of greater than one month until sixty days after the Closing Date (unless prior thereto the Arrangers provide written notice that the syndication has been completed).

         C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

         D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, the Borrowers shall have the option (i) to convert at any time all or any part of its outstanding Loans equal to $3,000,000 and integral multiples of $1,000,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $3,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan; PROVIDED, HOWEVER, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

         Borrowers shall deliver a Conversion/Continuation Notice to the Administrative Agent no later than 1:00 p.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar

Rate Loan). A Conversion/Continuation Notice shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Conversion/Continuation Notice, the Borrowers may give the Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Conversion/Continuation Notice to the Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, the Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

         Neither the Administrative Agent nor any Lender shall incur any liability to the Borrowers in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other Person authorized to act on behalf of the Borrowers or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Borrowers shall have effected a conversion or continuation, as the case may be, hereunder.

         Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Conversion/Continuation Notice for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrowers shall be bound to effect a conversion or continuation in accordance therewith.

         E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); PROVIDED that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in the interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

         F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed on the basis of (i) a 360-day year, in the case of Eurodollar Rate Loans and (ii) a 365-day year, in respect of Base Rate Loans, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; PROVIDED that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

         2.3      FEES.

         A. COMMITMENT FEES. The Borrowers agree to pay to the Administrative Agent, for distribution to each (i) Revolving Loan Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the sum of (A) the aggregate principal amount of outstanding Revolving Loans but not the Letter of Credit Usage PLUS (B) the Letter of Credit Usage MULTIPLIED BY 0.50% per annum and (ii) each Term A Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Term A Loan Commitment Termination Date equal to the average of the daily unused Term A Loan Commitments MULTIPLIED BY 0.75% per annum, in each case such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on each Quarterly Payment Date, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date or the Term A Loan Commitment Termination Date, as applicable.

         B. ANNUAL ADMINISTRATIVE FEE. The Borrowers agree to pay to the Administrative Agent an annual administrative fee in the amount and at the times set forth in the Administrative Agent's Fee Letter.

         C. OTHER FEES. The Borrowers agree to pay to the Arrangers such other fees in the amounts and at the times set forth in the Arrangers' Fee Letter.

         2.4 REPAYMENTS, PREPAYMENTS AND REDUCTIONS IN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS. The Borrowers shall repay, in full, the unpaid principal amount of each Loan upon the applicable Maturity Date therefore. Prior thereto, payments and prepayments of the Loans shall or may be made as set forth below.

         A.       SCHEDULED PAYMENTS OF TERM LOANS.

         Term A Loans.

         Borrowers shall make principal payments on the Term A Loans in installments on each Quarterly Payment Date occurring during any period set forth below and on the Maturity Date (to the extent not previously repaid), in an amount equal to the amount set forth below opposite the applicable date set forth below:

================================================================================
                                                               SCHEDULED
                         DATE                                  REPAYMENT
                                                            OF TERM A LOANS
================================================================================
December 31, 2003                                            $1,666,667.00

March 31, 2004                                               $1,666,667.00

June 30, 2004                                                $1,666,666.00

September 30, 2004                                           $2,500,000.00

December 31, 2004                                            $2,500,000.00

March 31, 2005                                               $2,500,000.00

June 30, 2005                                                $2,500,000.00

September 30, 2005                                           $3,750,000.00

December 31, 2005                                            $3,750,000.00

March 31, 2006                                               $3,750,000.00

June 30, 2006                                                $3,750,000.00

September 30, 2006                                           $5,000,000.00

December 31, 2006                                            $5,000,000.00

March 31, 2007                                               $5,000,000.00

June 4, 2007                                                 $5,000,000.00
================================================================================

         Term B Loans.

         Borrowers shall make principal payments on the Term B Loans in installments on each Quarterly Payment Date occurring during any period set forth below and on the Maturity Date (to the extent not previously repaid), in an amount equal to the amount set forth below opposite the applicable date set forth below:

================================================================================
                         DATE                                  SCHEDULED
                                                               REPAYMENT
                                                            OF TERM B LOANS
================================================================================
September 30, 2002                                            625,000.00

December 31, 2002                                             625,000.00

March 31, 2003                                                625,000.00

June 30, 2003                                                 625,000.00

September 30, 2003                                            625,000.00

December 31, 2003                                             625,000.00

March 31, 2004                                                625,000.00

June 30, 2004                                                 625,000.00

September 30, 2004                                            625,000.00

December 31, 2004                                             625,000.00

March 31, 2005                                                625,000.00

June 30, 2005                                                 625,000.00

September 30, 2005                                            625,000.00

December 31, 2005                                             625,000.00

March 31, 2006                                                625,000.00

June 30, 2006                                                 625,000.00

September 30, 2006                                            625,000.00

December 31, 2006                                             625,000.00

March 31, 2007                                                625,000.00

June 30, 2007                                                 625,000.00

September 30, 2007                                           59,375,000.00

December 31, 2007                                            59,375,000.00

March 31, 2008                                               59,375,000.00

June 4, 2008                                                 59,375,000.00
================================================================================

; PROVIDED that the scheduled installments of principal of the Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B(iv), and the final installment payable by the Borrowers in respect of the Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by the Borrowers under this Agreement with respect to the Term Loans.

         B.       PREPAYMENTS AND UNSCHEDULED REDUCTIONS IN COMMITMENTS.

                  (i) VOLUNTARY PREPAYMENTS. The Borrowers may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to the Administrative Agent by 1:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to the Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount; PROVIDED, HOWEVER, that with respect to any Eurodollar Rate Loan not prepaid on the expiration of the Interest Period applicable thereto the Borrowers shall pay any amount payable pursuant to subsection 2.6D. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv). In the event that the Borrowers elect to make a prepayment of any Term B Loans pursuant to this subsection, (A) on or prior to the one year anniversary of the Closing Date, the Borrowers shall pay a premium equal to 5.00% of the amount of such Term B Loans being prepaid on such date and (B) on or prior to the second anniversary of the Closing Date but after the first anniversary of the Closing Date, the Borrowers shall pay a premium equal to 2.25% of the amount of such Term B Loans being prepaid on such date. The Term B Loans may be prepaid without premium or penalty from and after the second anniversary of the Closing Date.

                  (ii) VOLUNTARY REDUCTIONS OF COMMITMENTS. The Borrowers may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to the Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to EACH Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, (A) the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction or (B) the Term A Loan Commitments; PROVIDED that any such partial reduction of such Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. The Borrowers' notice to the Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of such Commitments shall be effective on the date specified in Borrowers' notice and shall reduce such Commitment of each Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Commitments shall be applied as specified in subsection 2.4B(iv).

                  (iii) MANDATORY PREPAYMENTS. The Loans shall be prepaid in the amounts and under the circumstances set forth below, all such prepayments to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

                  (a) PREPAYMENTS FROM NET ASSET SALE PROCEEDS. No later than the fifth Business Day following the date of receipt by the Borrowers or any of their Restricted Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale (other than Net Asset Sale Proceeds in respect of the sale of (i) any obsolete worn out or surplus assets or assets no longer used or useful in the business of the Project, (ii) construction equipment having a fair market value not in excess of $4,000,000 prior to Substantial Completion or during the first year following Substantial Completion, and (iii) any heating, ventilation, air conditioning and similar property, with a fair market value in the aggregate not exceeding $2,500,000 sold to the HVAC Provider pursuant to documents reasonably satisfactory to the Administrative Agent, but only in each case to the extent reinvested in the business of the Borrowers or such Restricted Subsidiary within 180 days of receipt), the Borrowers shall prepay the Loans in an aggregate amount equal to such Net Asset Sale Proceeds.

                  (b) PREPAYMENTS FROM NET LOSS PROCEEDS. Subject to the Cooperation Agreement, no later than the fifth Business Day on which Net Loss Proceeds are required to be applied to prepayment of Loans pursuant to the last sentence of this subsection 2.4B(iii)(b), the Borrowers shall prepay the Loans in an amount equal to such Net Loss Proceeds; PROVIDED, HOWEVER, so long as no Event of Default has occurred and is continuing, the Borrowers may use such Net Loss Proceeds to repair, restore and replace the property or asset with respect to which such Net Loss Proceeds were paid in order to compensate the Borrowers for the Event of Loss which occurred thereto so long as such Net Loss Proceeds are used for such purposes within 365 days of the Borrowers' receipt of such Net Loss Proceeds. To the extent such Net Loss Proceeds are not so reinvested, the Borrowers will make a prepayment of the Loans within five Business Days of the end of such 365 day period.

                  (c) PREPAYMENTS DUE TO REVERSION OF SURPLUS ASSETS OF PENSION PLANS. On the fifth Business Day following the date of return to the Borrowers or any of their Restricted Subsidiaries of any surplus assets of any pension plan of the Borrowers or any for their Restricted Subsidiaries, the Borrowers shall prepay the Loans in an aggregate amount (such amount being the "NET PENSION PROCEEDS") equal to 100% of such returned surplus assets, net of transaction costs and expenses incurred in obtaining such return, including incremental taxes payable as a result thereof.

                  (d) PREPAYMENTS DUE TO ISSUANCE OF DEBT. On the fifth Business Day following the date of receipt by the Borrowers or any of their Restricted Subsidiaries, of the proceeds (including Cash, real property or other property) (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "NET PROCEEDS") from the issuance of any debt of the Borrowers or any of their Restricted Subsidiaries (other than any debt expressly permitted under subsection 7.1), the Borrowers shall prepay the Loans in an aggregate amount equal to 100% of such Net Proceeds.

                  (e) CALCULATIONS OF NET PROCEEDS AMOUNTS; ADDITIONAL PREPAYMENTS BASED ON SUBSEQUENT CALCULATIONS. Concurrently with any prepayment of the Loans pursuant to subsections 2.4B(iii)(a)-(d), the Borrowers shall deliver to the Administrative Agent an Officers' Certificate demonstrating the calculation of the amount (the "NET PROCEEDS Amount") of the applicable Net Asset Sale Proceeds, Net Loss Proceeds, Net Pension Proceeds or Net Proceeds, as the case may be, that gave rise to such prepayment. In the event that the Borrowers shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officers' Certificate, the Borrowers shall promptly make an additional prepayment of the Loans in an amount equal to the amount of such excess, and Borrowers shall concurrently therewith deliver to the Administrative Agent an Officers' Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

                  (f) PREPAYMENTS DUE TO REDUCTIONS OR RESTRICTIONS OF REVOLVING LOAN COMMITMENTS. The Borrowers shall from time to time prepay the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect.

                  (g) DRAWINGS ON CONFORMING ADELSON L/CS. In the event that any Conforming Adelson L/C Draw Event shall have occurred, the Administrative Agent may draw down on each outstanding Conforming Adelson L/C in its entirety. For the avoidance of doubt, a Conforming Adelson L/C Draw Event shall be in addition to an Event of Default described in Section 8 and (i) the Administrative Agent shall not be required to exercise any rights or remedy under Section 8 in order to draw on the Conforming Adelson L/Cs and (ii) any drawing on a Conforming Adelson L/C shall not be deemed to be a waiver of any Event of Default. Notwithstanding the foregoing, at the request of the Borrowers, the Administrative Agent shall release any Conforming Adelson L/C or a portion thereof in its possession to the Borrowers, provided that each of the following conditions shall have been satisfied: (i) no Conforming Adelson L/C Draw Event shall have occurred, (ii) the Borrowers shall at such time be in compliance with subsection 7.6 and shall have been in compliance therewith for the preceding four consecutive quarters (without giving effect to any such Conforming Adelson L/C or a portion thereof or any substitute cash equity contribution by Adelson or his Affiliates), (iii) no Event of Default or Potential Event of Default shall have occurred and (iv) since the last day of the preceding calendar year, no event or change shall have occurred that caused, in any case or in the aggregate, a Material Adverse Effect.

                  (h) DRAWINGS ON IN BALANCE L/CS. In the event that any In Balance L/C Draw Event shall have occurred, the Administrative Agent may draw down on each outstanding In Balance L/C in its entirety. For the avoidance of doubt, an In Balance L/C Draw Event shall be in addition to an Event of Default described in Section 8 and (i) the Administrative Agent shall not be required to exercise any rights or remedy under Section 8 in order to draw on the In Balance L/Cs and (ii) any drawing on an In Balance L/C shall not be deemed to be a waiver of any Event of Default. Notwithstanding the foregoing, at the request of the Borrowers, the Administrative Agent shall release any In Balance L/C or a portion thereof in its possession to the Borrowers, PROVIDED that each of the following conditions shall have been satisfied: (i) no In Balance L/C Draw Event shall have occurred, (ii) Substantial Completion shall have occurred, (iii) no Event of Default or Potential Event of Default shall have occurred and (iv) since the last day of the preceding calendar year, no event or change shall have occurred that caused, in any case or in the aggregate, a Material Adverse Effect.

                  (iv)     APPLICATION OF PREPAYMENTS.

                  (a) APPLICATION OF VOLUNTARY PREPAYMENTS BY TYPE OF LOAN AND ORDER OF MATURITY. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied as specified by the Borrowers in the applicable notice of prepayment; PROVIDED that in the event the Borrowers fail to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied FIRST to repay outstanding Revolving Loans to the full extent thereof on a pro rata basis and SECOND to repay outstanding Term Loans on a pro rata basis.

                  (b) APPLICATION OF MANDATORY PREPAYMENTS BY TYPE OF LOANS. Any amount (the "APPLIED AMOUNT") required to be applied as a mandatory prepayment of the Term Loans pursuant to subsections 2.4B(iii)(a)-(e), (g) or (h) shall be applied to FIRST prepay the Term Loans on a pro rata basis to the full extent thereof and SECOND, to the extent of any remaining portion of the Applied Amount, to prepay the Revolving Loans to the full extent thereof.

                  (c) APPLICATION OF MANDATORY PREPAYMENTS OF TERM LOANS TO THE SCHEDULED INSTALLMENTS OF PRINCIPAL THEREOF. Any mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iii)(a)-(e),
         (g) or (h) shall be applied to reduce the scheduled installments of principal of the Term Loans set forth in subsection 2.4A, on a pro rata basis. In the event that the Borrowers are obligated to make a prepayment of any Term B Loans pursuant to subsection 2.4(B)(iii)(a)-(e), (g) or (h), (A) on or prior to the one year anniversary of the Closing Date, the Borrowers shall pay a premium equal to 5.00% of the amount of such Term B Loans being prepaid on such date and (B) on or prior to the second anniversary of the Closing Date but after the first anniversary of the Closing Date, the Borrowers shall pay a premium equal to 2.25% of the amount of such Term B Loans being prepaid on such date. The Term B Loans may be prepaid without premium or penalty from and after the second anniversary of the Closing Date. Notwithstanding the foregoing, in the case of any such prepayment of the Term B Loans applied pursuant to this subsection, any Term B Loan Lender may elect not to have its Term B Loans prepaid by delivering a notice to the Administrative Agent at least one Business Day prior to the date that such prepayment is to be made in which notice such Lender shall decline to have such Loans prepaid with the amounts set forth above, in which case the amounts that would have been applied to a prepayment of such Term B Loan Lender's Term B Loans shall instead be applied to a prepayment of the principal amount (if any) of all outstanding Term A Loans until all outstanding Term A Loans have been prepaid in full and then to a repayment of outstanding Revolving Loans. Following the repayment of Term A Loans in full and the repayment of all outstanding Revolving Loans, all amounts that would have been used to prepay Term A Loans as a result of the preceding sentence shall be used to prepay outstanding Term B Loans. Any remaining proceeds shall be returned to the Borrowers.

                  (d) APPLICATION OF PREPAYMENTS TO BASE RATE LOANS AND EURODOLLAR RATE LOANS. Considering Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Borrowers pursuant to subsection 2.6D.

         C.       GENERAL PROVISIONS REGARDING PAYMENTS.

                  (i) MANNER AND TIME OF PAYMENT. All payments by the Borrowers of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 1:00 p.m. (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrowers on the next succeeding Business Day. The Borrowers hereby authorize Administrative Agent to charge their accounts with Administrative Agent in order to cause timely payment to be made to the Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

                  (ii) APPLICATION OF PAYMENTS TO PRINCIPAL AND INTEREST. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

                  (iii) APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Loans shall be apportioned among all outstanding Loans proportionately to Lenders' respective Pro Rata Shares. The Administrative Agent shall promptly distribute to each Lender, at its primary address set forth on SCHEDULE 2.1 or at such other address as such Lender may request, its Pro Rata Share of all such payments received by the Administrative Agent and the commitment fees of such Lender when received by the Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

                  (iv) PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

                  (v) NOTATION OF PAYMENT. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; PROVIDED that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of the Borrowers hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

         2.5      USE OF PROCEEDS.

         A. REVOLVING LOANS. The proceeds of the Revolving Loans shall be applied by the Borrowers for working capital and general corporate purposes (including Phase I-A Project Costs and Investments permitted pursuant to Subsection 7.3) of the Borrowers and the Restricted Subsidiaries.

         B. TERM A LOANS. The proceeds of the Term A Loans shall be applied by the Borrowers to pay Phase I-A Project Costs.

         C. TERM B LOANS. The proceeds of the Term B Loans shall be applied by the Borrowers to consummate the Refinancing, pay Transaction Costs, pay Phase I-A Project Costs (either on the Closing Date or as part of the Disbursements thereafter) and for general corporate purposes of the Borrowers and the Restricted Subsidiaries (including Investments permitted pursuant to subsection 7.3).

         D. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by the Borrowers or any of their Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

         2.6      SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

         Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

         A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrowers and each Lender.

         B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, the Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Borrowers and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Borrowers and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Borrowing Notice or Conversion/Continuation Notice given by the Borrowers with respect to the Loans in respect of which such determination was made shall be deemed to be made with respect to Base Rate Loans.

         C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrowers and the Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order not in effect on the date such Person became a Lender (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) would cause such Lender material financial hardship as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the Borrowers and the Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender (which such Affected Lender shall do at the earliest practicable date),
(b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by the Borrowers pursuant to a Borrowing Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

         D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. The Borrowers shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Borrowing Notice or a telephonic request for borrowing, as applicable, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4B(i)) or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Borrowers, or (iv) as a consequence of any other default by the Borrowers in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

         E. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

         F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (a) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States; PROVIDED, HOWEVER, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

         G. EURODOLLAR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Borrowers may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Borrowing Notice or Conversion/Continuation Notice given by the Borrowers with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed made with respect to Base Rate Loans.

         2.7      INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

         A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

                  (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Borrowers shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Borrowers (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         B.       WITHHOLDING OF TAXES.

                  (i) PAYMENTS TO BE FREE AND CLEAR. All sums payable by the Borrowers under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States or any political subdivision in or of the United States or any other jurisdiction from or to which a payment is made by or on behalf of the Borrowers or by any federation or organization of which the United States or any such jurisdiction is a member at the time of payment, all such non-excluded Taxes being hereinafter collectively referred to as "INCLUDED TAXES".

                  (ii) GROSSING-UP OF PAYMENTS. If the Borrowers or any other Person is required by law to make any deduction or withholding on account of any such Included Tax from any sum paid or payable by the Borrowers to the Administrative Agent or any Lender under any of the Loan Documents:

                  (a) the Borrowers shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as the Borrowers become aware of it;

                  (b) the Borrowers shall pay any such Included Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Borrowers) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of the Administrative Agent or such Lender;

                  (c) the sum payable by the Borrowers in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                  (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Included Tax which it is required by clause (b) above to pay, the Borrowers shall deliver to the Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

         PROVIDED that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

                  (iii)    Evidence of Exemption from U.S. Withholding Tax.

                  (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (a "NON-US LENDER") shall deliver to the Administrative Agent for transmission to the Borrowers, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrowers or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in
         Section 881(c)(3) of the Code, a Certificate of Non-Bank Status together with two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                  (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to the Administrative Agent for transmission to the Borrowers a Certificate of Non-Bank Status and two original copies of Internal Revenue Service Form W-8BEN or W-8ECI, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Administrative Agent and Borrowers of its inability to deliver any such forms, certificates or other evidence.

                  (c) Borrowers shall not be required to pay any additional amount to any Non-US Lender under subsection 2.7B(ii)(c) if such Lender shall have failed to satisfy the requirements of clause (a) or (b)(1) of this subsection 2.7B(iii); PROVIDED that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Borrowers of their obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

         C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof after the date hereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by the Borrowers from such Lender of the statement referred to in the next sentence, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such

Lender shall deliver to the Borrowers (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         2.8      OBLIGATION OF LENDERS TO MITIGATE.

         Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender or Issuing Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6 it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or Issuing Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or Letters of Credit office of such Lender or Issuing Lender or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender or Issuing Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or Letters of Credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; PROVIDED that such Lender or Issuing Lender will not be obligated to utilize such other lending or Letters of Credit office pursuant to this subsection 2.8 if such Lender or Issuing Lender would incur incremental expenses as a result of utilizing such other lending office as described in clause (i) above. A certificate as to the amount of any such expenses payable by the Borrowers pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to the Borrowers (with a copy to the Administrative Agent) shall be conclusive absent manifest error. Each Lender and Issuing Lender agrees that it will not request compensation under subsection 2.7 unless such Lender or Issuing Lender requests compensation from borrowers under other lending arrangements with such Lender or Issuing Lender who are similarly situated.

         2.9      OBLIGATIONS JOINT AND SEVERAL.

         Anything herein to the contrary notwithstanding, each Borrower hereby agrees and acknowledges that the obligation of each Borrower for payment of the Obligations shall be joint and several with the obligations of the other Borrower hereunder regardless of which Borrower actually receives the proceeds or benefits of any borrowing hereunder. Each Borrower hereby agrees and acknowledges that it will receive substantial benefits from the Loans and credit facilities made available under this Agreement.

         Each Borrower agrees that its joint and several obligation to pay all Obligations hereunder is irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than the indefeasible payment in full of the Obligations, and the liability of each Borrower with respect to the Obligations shall not be affected, reduced or impaired by (i) consideration of the amount of proceeds of the Loans received by any Borrower relative to the aggregate amount of the Loans, (ii) the dissolution or termination of or any increase, decrease or change in personnel of, any Borrower, (iii) the insolvency or business failure of, or any assignment for the benefit of creditors by, or the commencement of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceedings by or against the other Borrower or (iv) the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of the other Borrower. Each Borrower agrees that a separate action or actions may be brought and prosecuted against such Borrower whether or not action is brought against the other Borrower and whether or not the other Borrower is joined in any such action or actions. Either Borrower's payment of a portion, but not all, of the Obligations shall in no way limit, affect, modify or abridge such Borrower's liability for that portion of the Obligations which is not paid.

         Each Borrower hereby waives any right to require the Administrative Agent or any Lender, as a condition of payment or performance of the Obligations by such Borrower, to proceed against the other Borrower or any other Person, to exhaust any security held from any Borrower, or pursue any other remedy in the power of the Administrative Agent or any Lender. Each Borrower hereby waives any defense arising by reason of incapacity, lack of authority or any disability or other defense that may be available to the other Borrower and any defenses or benefits that may be derived or afforded by law which would limit the liability of or exonerate any guarantor or surety with respect to the Obligations, or which may conflict with the terms and provisions of this Agreement, other than the indefeasible payment in full of the Obligations.

         Any indebtedness of a Borrower now or hereafter held by the other Borrower is hereby subordinated in right of payment to the Obligations, and any such indebtedness of a Borrower to the other Borrower collected or received by such other Borrower after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of the Lenders and shall forthwith be paid over to the Administrative Agent for the benefit of the Lenders to be credited and applied against the Obligations but without affecting, impairing or limiting in any manner the liability of such other Borrower under any other provision of this Agreement.

         Section 3.        LETTERS OF CREDIT.

         3.1 ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS THEREIN.

         A. LETTERS OF CREDIT. The Borrowers may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date, that an Issuing Lender issue Letters of Credit for the account of the Borrowers for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrowers herein set forth, any one or more Issuing Lender may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to issue such Letters of Credit in accordance with the provisions of this subsection 3.1; PROVIDED that the Borrowers shall not request that any Lender issue (and no Lender shall issue):

                  (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

                  (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $50,000,000;

                  (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; PROVIDED that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and PROVIDED, FURTHER that such Issuing Lender shall elect not to extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing at the time such Issuing Lender must elect whether or not to allow such extension;

                  (iv) any Commercial Letter of Credit having an expiration date (a) later than the earlier of (X) the date which is 30 days prior to the Revolving Loan Commitment Termination Date and (Y) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion; or

                  (v) any Letter of Credit denominated in a currency other than Dollars.

         B.       MECHANICS OF ISSUANCE.

                  (i) NOTICE OF ISSUANCE. Whenever Borrowers desire the issuance of a Letter of Credit, they shall deliver to the Administrative Agent an Issuance Notice no later than 1:00 p.m. (New York City time) at least three Business Days (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Issuance Notice shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) whether the Letter of Credit is to be a Standby Letter of Credit or a Commercial Letter of Credit, (c) the face amount of the Letter of Credit, (d) the expiration date of the Letter of Credit, (e) the name and address of the beneficiary, and (f) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; PROVIDED that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents; and PROVIDED, FURTHER, that no Letter of

         Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

         The Borrowers shall notify the applicable Issuing Lender (and the Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Borrowers are required to certify in the applicable Issuance Notice is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Borrowers shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Borrowers are required to certify in the applicable Issuance Notice.

                  (ii) DETERMINATION OF ISSUING LENDER. Upon receipt by the Administrative Agent of an Issuance Notice pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Administrative Agent elects to issue such Letter of Credit, the Administrative Agent shall promptly so notify Borrowers, and the Administrative Agent shall be the Issuing Lender with respect thereto. In the event that the Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, the Administrative Agent shall promptly so notify Borrowers, whereupon Borrowers may request any other Lender to issue such Letter of Credit by delivering to such Lender a copy of the applicable Issuance Notice. Any Lender so requested to issue such Letter of Credit shall promptly notify Borrowers and the Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of the Administrative Agent not to issue such Letter of Credit, the Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by the Administrative Agent, when aggregated with Administrative Agent's outstanding Revolving Loans, may exceed Administrative Agent's Revolving Loan Commitment then in effect.

                  (iii) ISSUANCE OF LETTER OF CREDIT. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

                  (iv) NOTIFICATION TO LENDERS. Upon the issuance of any Letter of Credit the applicable Issuing Lender shall promptly notify Administrative Agent and each other Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit. Promptly after receipt of such notice (or, if Administrative Agent is the Issuing Lender, together with such notice), the Administrative Agent shall notify each Lender of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

                  (v) REPORTS TO LENDERS. Within 15 days after the end of each calendar quarter ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such calendar quarter, each Issuing Lender (other than the Administrative Agent) shall deliver to the Administrative Agent a report setting forth for such calendar quarter the daily aggregate amount available to be drawn under the Letters of Credit issued by such Issuing Lender that were outstanding during such calendar quarter.

         C. LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Revolving Loan Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Loan Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

         3.2      LETTER OF CREDIT FEES.

         The Borrowers agree to pay the following amounts with respect to Letters of Credit issued hereunder:

                  (i) with respect to each Standby Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to the greater of (X) $5,000 and (Y) 0.25% per annum of the daily amount available to be drawn under such Standby Letter of Credit and (b) a letter of credit fee, payable to the Administrative Agent for the account of Lenders, equal to the product of (y) the Applicable Margin then in effect for Eurodollar Loans that are Revolving Loans, (z) the daily maximum amount available to be drawn under such Standby Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) each Quarterly Payment Date and, if applicable, on the date of any termination or expiration of such Standby Letter of Credit and computed on the basis of a 360-day year for the actual number of days elapsed;

                  (ii) with respect to each Commercial Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to 0.25% per annum of the daily amount available to be drawn under such Commercial Letter of Credit and (b) a letter of credit fee, payable to the Administrative Agent for the account of Lenders, equal to the product of (y) (A) the Applicable Margin then in effect for Eurodollar Loans that are Revolving Loans, (z) the daily maximum amount available to be drawn under such Commercial Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) each Quarterly Payment Date and, if applicable, on the date of any termination or expiration of such Commercial Letter of Credit and computed on the basis of a 360-day year for the actual number of days elapsed; and

                  (iii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clauses (i) and (ii) of this subsection 3.2, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination. Promptly upon receipt by the Administrative Agent of any amount described in clause (i)(b) or (ii)(b) of this subsection 3.2, the Administrative Agent shall distribute to each Lender its Pro Rata Share of such amount.

         3.3      DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER LETTERS OF
                  CREDIT.

         A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

         B. REIMBURSEMENT BY THE BORROWERS OF AMOUNTS PAID UNDER LETTERS OF CREDIT. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Borrowers and the Administrative Agent, and Borrowers shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars and in same day funds equal to the amount of such honored drawing; PROVIDED that, anything contained in this Agreement to the contrary notwithstanding, unless Borrowers shall have notified Administrative Agent and such Issuing Lender prior to 10:00 A.M. (New York City time) on the date such drawing is honored that the Borrowers intend to reimburse such Issuing Lender for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, the Borrowers shall be deemed to have given a timely Borrowing Notice to the Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing and Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Agent to reimburse such Issuing Lender for the amount of such honored drawing; and PROVIDED, FURTHER, that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such honored drawing, the Borrowers shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Borrowers shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

         C. PAYMENT BY LENDERS OF UNREIMBURSED AMOUNTS PAID UNDER LETTERS OF CREDIT.

                  (i) PAYMENT BY LENDERS. In the event that the Borrowers shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such honored drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Lender fails to make available to such Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

                  (ii) DISTRIBUTION TO LENDERS OF REIMBURSEMENTS RECEIVED FROM BORROWERS. In the event any Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Borrowers in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

         D.       INTEREST ON AMOUNTS PAID UNDER LETTERS OF CREDIT.

                  (i) PAYMENT OF INTEREST BY THE BORROWERS. The Borrowers agree to pay to each Issuing Lender, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by the Borrowers (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 365-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

                  (ii) DISTRIBUTION OF INTEREST PAYMENTS BY ISSUING LENDER. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing honored under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Lender, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such honored drawing, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such honored drawing so reimbursed by other Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by the Borrowers. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

         3.4      OBLIGATIONS ABSOLUTE.

         The obligation of the Borrowers to reimburse each Issuing Lender for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

                  (i) any lack of validity or enforceability of any Letter of Credit;

                  (ii) the existence of any claim, set-off, defense or other right which any Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Borrowers, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrowers or one of their Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                  (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

                  (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Borrowers;

                  (vi) any breach of this Agreement or any other Loan Document by any party thereto;

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

                  (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

PROVIDED, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

         3.5      INDEMNIFICATION; NATURE OF ISSUING LENDERS' DUTIES.

         A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, the Borrowers hereby agree to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

         B. NATURE OF ISSUING LENDERS' DUTIES. As between Borrowers and any Issuing Lender, the Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for:
(i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

         In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to the Borrowers.

         Notwithstanding anything to the contrary contained in this subsection 3.5, the Borrowers shall retain any and all rights they may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

         3.6      INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT.

         Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Issuing Lender or Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects such Issuing Lender or Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

                  (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender; or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, the Borrowers shall promptly pay to such Issuing Lender or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to the Borrowers a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         Section 4.        CONDITIONS TO CREDIT EXTENSIONS.

         The obligations of Lenders and Issuing Lenders to make Credit Extensions hereunder are subject to the satisfaction (or waiver) of the following conditions.

         4.1      CONDITIONS TO THE OCCURRENCE OF THE CLOSING DATE.

         The conditions to the occurrence of the Closing Date are:

         A. LOAN PARTIES' DOCUMENTS. The Borrowers shall have delivered to the Administrative Agent the following with respect to each Loan Party, each, unless otherwise noted, dated the Closing Date:

                  (i) copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization if such certification is generally available dated a recent date prior to the Closing Date and in each other case, by such Person's secretary or assistant secretary;

                  (ii) to the extent generally available, a good standing certificate from the Secretary of State of its jurisdiction of organization and a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of such jurisdiction, each dated a recent date prior to the Closing Date;

                  (iii) resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Loan Documents being executed on the Closing Date to which it is a party, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

                  (iv) signature and incumbency certificates of the officers of such Person executing the Loan Documents being executed on the Closing Date to which it is a party; and

                  (v) such other documents as Administrative Agent may reasonably request.

         B. NOTES. The Administrative Agent shall have received all Notes requested by Lenders prior to the Closing Date executed by the Borrowers.

         C. NO MATERIAL ADVERSE CHANGE. Since December 31, 2001 there shall not have been any adverse change, or any development involving a prospective adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Borrowers and their Restricted Subsidiaries, taken as a whole, which either of the Arrangers, in its reasonable judgment, deems material.

         D. DEED OF TRUST; MORTGAGE POLICY; ETC. The Administrative Agent shall have received from the Borrowers:

                  (i) DEED OF TRUST. A fully executed and notarized Deed of Trust, duly recorded in the appropriate filing or recording office in the jurisdiction in which the Mortgaged Property is located or evidence that such Deed of Trust has been irrevocably delivered to the Title Company for such recordation;

                  (ii)     TITLE INSURANCE. (a) A 1970 (amended October 17,
         1970) ALTA mortgagee title insurance policy or policies (the "MORTGAGE POLICY") issued by the Title Company with respect to the Mortgaged Property in an amount not less than the maximum aggregate amount of the Commitments, in each case, insuring for the benefit of the Administrative Agent on behalf of the Secured Parties that the Deed of Trust creates a valid and enforceable First Priority deed of trust Lien on the Mortgaged Property, subject only to Permitted Liens which Mortgage Policy (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by the Administrative Agent and available in the state in which the Mortgaged Property is located and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance satisfactory to the Administrative Agent; and (b) evidence reasonably satisfactory to the Administrative Agent that the Borrowers have or have caused to be (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Mortgage Policy, (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Mortgage Policy and (iii) paid to the Title Company or the appropriate governmental authorities all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Deed of Trust in the appropriate real estate records;

                  (iii) A.L.T.A. SURVEYS. The Administrative Agent shall have received an A.L.T.A. survey of the Phase II Land, the Site and the Site Easements, satisfactory in form and substance to the Title Insurer and the Administrative Agent, reasonably current and certified to each such Person by a licensed surveyor satisfactory to each such Person, showing
         (a) as to the Site and the Phase II Land, the exact location and dimensions thereof, including the location of all means of access thereto and all easements relating thereto and showing the perimeter within which all foundations are or are to be located; (b) as to the Site Easements, the exact location and dimensions thereof (to the extent such easements are described as covering specific portions of the Phase II Land and/or the Site, as the case may be), including the location of all means of access thereto, and all improvements or other encroachments in or on the Site Easements; (c) the existing utility facilities servicing the Phase I Project (including water, electricity, gas, telephone, sanitary sewer and storm water distribution and detention facilities); (d) unless covered by appropriate endorsements under the Title Insurance Policies, that there are no gaps, gores, projections, protrusions or other survey defects other than the Permitted Liens; (e) whether the Site, the Phase II Land or any portion thereof is located in a flood hazard zone; and (f) that there are no other matters that could reasonably be expected to be disclosed by a survey constituting a defect in title other than the Permitted Liens.

                  (iv)     ZONING. The Administrative Agent shall have received
         (a) an opinion from counsel satisfactory to the Administrative Agent that the Phase I-A Project is zoned in a classification which will permit the construction and use thereof for all purposes intended, (b) an endorsement to the Mortgage Policy that the Phase I Project and the Phase I-A Project conform with all applicable zoning laws or (c) in lieu of items (a) and (b), (i) a certificate from the applicable Governmental Instrumentality with respect to the zoning of the Site that the Phase I-A Project is zoned in a classification which will permit the construction and use thereof for all purposes intended, (ii) the building permits (and, in the case of the conference center portion of the Phase I-A Project, the excavation permit) issued prior to the Closing Date by such Governmental Instrumentality based upon the Phase I-A Project Plans and Specifications approved by it, (iii) the permanent certificate of occupancy for the Phase I Project and (iv) evidence reasonably satisfactory to the Administrative Agent that the Phase I-A Project, upon completion thereof in accordance with the Phase I-A Project Plans and Specifications approved by such Governmental Instrumentality, will comply with all applicable zoning, subdivision, condominium and building statutes, codes, ordinances, regulations, variances and special regulations.

                  (v) ENVIRONMENTAL INDEMNITY. The Administrative Agent shall have received the Environmental Indemnity, dated as of the Closing Date, duly executed and delivered by an Authorized Officer of each Borrower.

         E. SUBSIDIARY GUARANTY. The Administrative Agent shall have received, with counterparts for each Lender, the Subsidiary Guaranty, dated as of the Closing Date, duly executed and delivered by an Authorized Officer of each Subsidiary Guarantor.

         F. SECURITY AGREEMENT. The Administrative Agent shall have received, with counterparts for each Lender, the Security Agreement, each dated as of the Closing Date, duly executed and delivered by an Authorized Officer of each Loan Party.

         G. SECURITY INTERESTS IN PERSONAL AND MIXED PROPERTY. The Administrative Agent shall have received evidence reasonably satisfactory to it that the Borrowers shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii) and (iv) below) that may be necessary or, in the reasonable opinion of the Administrative Agent, desirable in order to create in favor of the Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the Collateral. Such actions shall include the following:

                  (i) SCHEDULES TO COLLATERAL DOCUMENTS. Delivery to the Administrative Agent of accurate and complete schedules to all of the applicable Collateral Documents;

                  (ii) INSTRUMENTS. Delivery to the Administrative Agent of all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to the Administrative Agent) evidencing any Collateral;

                  (iii) LIEN SEARCHES AND UCC TERMINATION STATEMENTS. Delivery to the Administrative Agent of (a) the results of a recent search, by a Person reasonably satisfactory to the Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement); and

                  (iv) UCC FINANCING STATEMENTS AND FIXTURE FILINGS. Delivery to the Administrative Agent of UCC financing statements and, where appropriate, fixture filings, duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents; and

         H. SOLVENCY ASSURANCES. On the Closing Date, the Arrangers, the Administrative Agent and Lenders shall have received a Financial Condition Certificate from the Borrowers dated the Closing Date, substantially in the form of EXHIBIT J hereto and with appropriate attachments, in each case demonstrating that, after giving effect to the transactions contemplated by this Agreement, the other Loan Documents and the other Operative Documents, the Borrowers will be Solvent.

         I. OPINIONS OF COUNSEL TO THE BORROWERS. The Lenders and their respective counsel shall have received (i) originally executed copies of one or more favorable written opinions of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Loan Parties, and (ii) originally executed copies of one or more favorable written opinions of Lionel Sawyer & Collins, Nevada counsel for the Loan Parties, each in form and substance reasonably satisfactory to the Administrative Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibits K-1 and K-2 hereto, respectively, and as to such other matters as Administrative Agent may reasonably request. The Borrowers hereby acknowledge and confirm that they have requested such counsel to deliver such opinions to Lenders.

         J. CONSUMMATION OF REFINANCING. The Administrative Agent shall have received evidence satisfactory to it that the Mortgage Notes have been issued by the Borrowers, that the Borrowers have received gross cash proceeds therefrom in an aggregate principal amount of not less than $850,000,000 net of transaction fees and expenses and underwriters' discounts, that such proceeds were used to consummate a portion of the Refinancing and that all actions necessary to consummate the transactions contemplated herein and in the Mortgage Notes Documents shall have been taken in accordance with all Legal Requirements. All Refinanced Debt, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full from the proceeds of the initial Credit Extension, the Mortgage Notes Proceeds and the proceeds of the Indebtedness incurred under the Mall Financing Agreement and the commitments in respect of the Refinanced Debt shall have been defeased or terminated, and all Liens securing payment of the Refinanced Debt have been released and the Administrative Agent shall have received all Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection therewith.

         K. INTERCREDITOR AGREEMENT. The Administrative Agent shall have received executed counterparts of the Intercreditor Agreement, dated as of the Closing Date, in each case, duly executed and delivered by all parties thereto and in form and substance reasonably satisfactory to the Arrangers.

         L. FEES. The Borrowers shall have paid to Arrangers, for distribution (as appropriate) to Agents and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

         M. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found reasonably acceptable by the Administrative Agent, acting on behalf of Lenders, and its counsel shall be reasonably satisfactory in form and substance to the Administrative Agent and such counsel, and the Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

         N. CERTAIN APPROVALS AND AGREEMENTS. The Borrowers and their Restricted Subsidiaries shall have obtained all necessary material governmental and third party approvals required to have been obtained by the Closing Date in connection with the transactions contemplated herein, the Phase I-A Project and matters otherwise referred to herein, which approvals remain in effect, and all further such approvals to be obtained between the Closing Date and the date upon which the Phase I-A Project is expected to be substantially completed shall be obtainable without material difficulty prior to the time that it becomes required.

         O. SURETY BONDS. The Borrowers shall have obtained from American International Group, Inc., an affiliate thereof or from a Person reasonably acceptable to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent surety bonds covering any and all mechanics liens filed against the Collateral.

         P. MORTGAGE NOTES DOCUMENTS , THE PHASE I-A CONTRACT AND RESORT COMPLEX OPERATIVE DOCUMENTS. The Administrative Agent shall have received (a) copies of each Mortgage Notes Document in effect as of the Closing Date, true and correct copies of each Resort Complex Operative Document in effect as of the Closing Date, and true and correct copies of each of the Phase I-A Contracts in effect as of the Closing Date and any supplements or amendments thereto in effect as of the Closing Date, all of which shall be in form and substance satisfactory to the Administrative Agent and shall have been duly authorized, executed and delivered by the parties thereto, and each such Resort Complex Operative Document and Phase I-A Contract shall be certified by an Authorized Officer of each Borrower as of the Closing Date as being true, complete and correct and in full force and effect and (b) evidence satisfactory to the Administrative Agent that each such Resort Complex Operative Document and Phase I-A Contract is in full force and effect and that the Borrowers are not, nor but for the passage of time or giving of notice or both will be, in breach of any obligation thereunder except for any breaches that are not reasonably likely to have a Material Adverse Effect.

         Q.       INSURANCE.

                  (i) INSURANCE CERTIFICATES. The Administrative Agent shall have received (a) a certificate, in form and substance satisfactory to the Arrangers from the Borrowers' insurance broker(s), dated as of the Closing Date and identifying underwriters, type of insurance, insurance limits and policy terms describing the insurance obtained and stating that such insurance is in full force and effect and that all premiums then due thereon have been paid and (b) certified copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer) naming the Administrative Agent (in the case of liability policies) as additional insureds and otherwise in form and substance satisfactory to each of the Arrangers.

                  (ii) CONTRACTOR'S INSURANCE CERTIFICATES. To the extent a Phase I-A Project Document in effect on the Closing Date requires the Contractor thereunder to provide insurance, the Administrative Agent shall have received (a) a certificate of the Borrowers, in form and substance satisfactory to the Administrative Agent with respect to insurance under such Phase I-A Project Document, dated as of the Closing Date and identifying underwriters, type of insurance, insurance limits and policy terms, listing the special provisions required to be maintained by the Contractor as set forth in such Phase I-A Project Document, describing the insurance obtained and stating that such insurance is in full force and effect and that all premiums then due thereon have been paid and that such insurance complies with such Phase I-A Project Document, and (b) certified copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer along with a commitment to issue the policies within 45 days after the Closing Date) naming the Administrative Agent as an additional insured under such Contractor's general liability policy and otherwise in form and substance satisfactory to the Administrative Agent.

                  (iii) MATTERS RELATING TO FLOOD HAZARDS. The Administrative Agent shall have received (a) evidence, which may be in the form of a letter from an insurance broker, a municipal engineer or the surveyor delivering the survey described in clause (iii) of subsection 4.1D, as to whether the Mortgaged Property is located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards and if so, whether the community in which the Mortgaged Property is located participates in the National Flood Insurance Program, (b) if the Mortgaged Property is located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards, written acknowledgement from the Borrowers of receipt of written notification from Administrative Agent (1) that the Mortgaged Property is located in a special flood hazard area and (2) as to whether the community in which the Mortgaged Property is located is participating in the National Flood Insurance Program, and (c) in the event the Mortgaged Property is located in a community that participates in the National Flood Insurance Program, evidence that the Borrowers have obtained flood insurance in respect of the Mortgaged Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

                  (iv) INSURANCE CONSULTANT REPORT. The Administrative Agent shall have received the Insurance Consultant's Closing Certificate with the Insurance Consultant's report, in form and substance satisfactory to the Administrative Agent, attached thereto.

         R. CONSTRUCTION CONSULTANT'S CLOSING CERTIFICATE AND REPORT AND ARCHITECT'S CLOSING CERTIFICATE. If available on the Closing Date, the Administrative Agent shall have received the Construction Consultant's Closing Certificate with the Construction Consultant's Report and the Architect's Closing Certificate in form and substance reasonably satisfactory to the Administrative Agent. If the Construction Consultant's Closing Certificate and/or the Architect's Closing Certificate are unavailable on the Closing Date, both certificates shall be delivered on or before August 5, 2002 (unless the Construction Consultant's Closing Certificate is not available on such date due to the failure of the Construction Consultant to perform diligently its duties).

         S. PHASE I-A PROJECT SCHEDULE. If available on the Closing Date, the Administrative Agent shall have received a schedule for construction and completion of the Phase I-A Project as a whole in effect on the date of the Construction Consultant's Closing Certificate (as amended from time to time in accordance with the terms hereof, the "PHASE I-A PROJECT SCHEDULE") which demonstrates that Substantial Completion will occur on or before the Outside Completion Date and which is otherwise reasonably satisfactory to the Construction Consultant. If the Phase I-A Project Schedule is unavailable on the Closing Date, the Phase I-A Project Schedule shall be delivered on or before August 5, 2002.

         T. PHASE I-A PROJECT BUDGET. If available on the Closing Date, the Administrative Agent shall have received the budget (as amended from time to time in accordance with the terms hereof, the "PHASE I-A PROJECT BUDGET") for all anticipated Phase I-A Project Costs which includes a drawndown schedule for Loans necessary to achieve Final Completion and such other information as either of the Arrangers or the Construction Consultant may reasonably require, together with a balanced statement of sources and uses of proceeds (and any other funds necessary to complete the Phase I-A Project), which Phase I-A Project Budget shall be satisfactory to the Construction Consultant, as and to the extent certified to in the Construction Consultant's Closing Certificate. If the Phase I-A Project Budget is unavailable on the Closing Date, the Phase I-A Project Budget shall be delivered on or before August 5, 2002.

         U.       PERMITS.

                  (a) All Permits as required to have been obtained by the Borrowers or any other Person by the Closing Date shall have been issued and be in full force and effect and not subject to current legal proceedings or to any unsatisfied conditions (that are required to be satisfied by the Closing Date) that could reasonably be expected to allow material modification or revocation; and

                  (b) with respect to any such Permits as not yet required to be obtained, (i) each such Permit is of a type that is routinely granted on application and (ii) no facts or circumstances exist which indicate that any such Permit will not be timely obtainable without material difficulty, expense or delay by the Borrowers or the applicable Person, respectively, prior to the time that it becomes required.

         V. THIRD PARTY CONSENTS. The Administrative Agent shall have received Consents (or acknowledgements of existing Consents) from (a) each Major Contractor, (b) the HVAC Provider and (c) the Architect, each in form and substance satisfactory to the Arrangers.

         W. SERVICE OF PROCESS. The Administrative Agent shall have received a letter from Corporation Service Company, presently located at 80 State Street, Albany, New York 12207 or any other Person reasonably satisfactory to the Arrangers consenting to its appointment by each Loan Party in each case in form and substance acceptable to the Arrangers, as each such Person's agent to receive service of process in New York, New York.

         X. UTILITY AVAILABILITY. The Construction Consultant shall have become satisfied, as certified to or in the Construction Consultant's Closing Certificate, that arrangements, which are reflected accurately in the Phase I-A Project Budget, shall have been or will be made under the Phase I-A Project Documents then in effect or otherwise on commercially reasonable terms for the provision of all services, materials and utilities necessary for the construction, operation and maintenance of the Phase I-A Project as contemplated by the Operative Documents and the Phase I-A Project Plans and Specifications.

         Y. PHASE I-A PROJECT PLANS AND SPECIFICATIONS. If available on the Closing Date, the Administrative Agent shall have received Phase I-A Project Plans and Specifications for the Phase I-A Project as a whole in effect on the Closing Date in form and substance reasonably satisfactory to the Construction Consultant, as certified to in the Construction Consultant's

Closing Certificate. Subject to (a) finalizing the Phase I-A Project Plans and Specifications in a manner that reflects a natural evolution from the Phase I-A Project Plans and Specifications as of the Closing Date (or such later date of delivery if not delivered on the Closing Date) in a manner consistent with the standards set forth on EXHIBIT I and subject to any amendments (i) consistent with the standards set forth on EXHIBIT I or (ii) reasonably approved by the Construction Consultant and (b) submission of the finalized Phase I-A Project Plans and Specifications to the proper Governmental Instrumentality for approval, such Phase I-A Project Plans and Specifications shall constitute Final Phase I-A Project Plans and Specifications.

         Z. CONSTRUCTION LITIGATION. The Arrangers will be reasonably satisfied with the status of the Construction Litigation and the Borrowers' defense thereof.

         AA.      REAL ESTATE APPRAISAL. The Administrative Agent shall have received an appraisal of the Site and the Phase II Land from an independent real estate appraiser in form, scope, substance and amount reasonably satisfactory to the Arrangers and satisfying the requirements of any applicable laws and regulations.

         BB.      ENVIRONMENTAL REPORT. The Administrative Agent shall have
received reports and other information, in form, scope and substance reasonably satisfactory to the Arrangers, regarding environmental matters relating to the Borrowers and the Site and the Phase II Land, which reports shall include a Phase I environmental assessment for the Site and the Phase II Land (the "PHASE I REPORT") which (a) conforms to the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process, E 1527 and (b) was conducted no more than six months prior to the Closing Date by Converse Environmental Consultants Southwest, Inc. or another environmental consulting firm or firms reasonably satisfactory to the Arrangers, or, in the event that such Phase I Report was conducted more than six months prior to the Closing Date, an update of such Phase I Report reasonably satisfactory to the Arrangers.

         Each Lender by execution and delivery of a signature page hereto on the Closing Date confirms that it is satisfied that each of the conditions set forth above in this subsection 4.1 has been satisfied provided that neither such confirmation nor any extension of credit hereunder shall preclude any Agent or Lender from later asserting that (and enforcing any rights or remedies it may have if), any representation, warranty or certification made or deemed made by the Borrowers or any of their Affiliates in connection therewith was not true and accurate when made.

         4.2      ADDITIONAL CONDITIONS TO LOANS ON OR AFTER THE CLOSING DATE.

         The obligations of Lenders to make Loans on or after the Closing Date on any Funding Date are subject to the following further conditions precedent:

         A. BORROWING REQUEST. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Borrowing Notice, in each case signed by the chief executive officer, the chief financial officer or the treasurer of each Borrower (or just Venetian, in the case of Revolving Loans) or of the managing member of such Borrower or by any executive officer of such Borrower or managing member designated by any of the above-described officers on behalf of the Borrowers in a writing delivered to the Administrative Agent.

         B.       REPRESENTATIONS AND WARRANTIES.  As of such Funding Date:

                  (i) The representations and warranties contained herein (other than subsections 5.18 and 5.20 through 5.25) and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

                 (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Borrowing Notice that would constitute an Event of Default or a Potential Event of Default;

                  (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

                  (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

                  (v) The making of the Loans requested on such Funding Date shall not violate any law including, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

                  (vi) There shall not be pending or, to the knowledge of the Borrowers, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrowers or any of their Subsidiaries or any property of the Borrowers or any of their Subsidiaries that is required to be disclosed under, and has not been disclosed by the Borrowers in writing pursuant to, subsection 5.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the reasonable opinion of the Administrative Agent or of Requisite Lenders, would have a Material Adverse Effect.

         C. TITLE POLICY ENDORSEMENT. With respect to Term A Loans, the Administrative Agent shall have received an endorsement to the Title Policies in the form of a 122 CLTA Endorsement insuring the continuing First Priority of the Lien of the Deed of Trust (subject to Permitted Liens) as security for the requested Term A Loan on the date such Term A Loan is made and insuring that (i) as of the date of the initial Credit Extension or, if applicable, since the previous Credit Extension (if a subsequent Credit Extension), there has been no change in the condition of title unless permitted by the Loan Documents, and
(ii) there are no intervening Liens
or encumbrances (including inchoate mechanic's liens) which may then or thereafter take priority over the Lien of the Deed of Trust (subject to Permitted Liens).

         4.3      CONDITIONS TO LETTERS OF CREDIT.

         The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) on or after the Closing Date is subject to the following conditions precedent:

         A. ISSUANCE NOTICE. On or before the date of issuance of such Letter of Credit, the Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Issuance Notice, in each case signed by the chief executive officer, the chief financial officer or the treasurer of each of the Borrowers or the managing member of such Borrower or by any executive officer of each of the Borrowers or managing member designated by any of the above-described officers on behalf of each of the Borrowers in a writing delivered to the Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

         B. OTHER CONDITIONS PRECEDENT. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan.

         4.4 CONDITIONS TO DISBURSEMENTS AND CERTAIN LOANS. Each Disbursement or Loan, the proceeds of which are to be used to finance or reimburse a portion of the Phase I-A Costs is subject to the following conditions precedent (which conditions may be waived at the sole discretion of the Administrative Agent); provided that prior to August 5, 2002 the Borrowers will be permitted to receive Disbursements for Phase I-A Costs in an aggregate amount not to exceed $10,000,000 without complying with the first sentence of subsection 4.4B, subsection 4.4D, the first sentence of subsection 4.4E and subsections 4.4I and 4.4J:

         A. DISBURSEMENT NOTICES; BORROWING NOTICE. The Borrowers shall have delivered to the Administrative Agent and the Construction Consultant a Disbursement Notice (with respect to each Disbursement) for the requested Disbursement or, if applicable, a Borrowing Notice (with respect to Loans, the proceeds of which are to be used to finance a portion of the Phase I-A Project Costs (excluding, after the Substantial Completion Date, operating costs)) for the requested Loan with all attachments, exhibits and certificates required to be delivered therewith. Such Disbursement Notice shall request a Disbursement in an amount which, when combined with all Credit Extensions being requested, the proceeds of which are to be used to finance a portion of the Phase I-A Costs and all of Borrowers' separate funds (or other Available Funds) which are paying the other funds to be used to pay Phase I-A Project Costs as set forth in such Disbursement Notice or Borrowing Notice , as the case may be, shall be sufficient to pay all amounts then due and payable for work performed on the Phase I-A Project through the last day of the period covered by such Disbursement Notice or Borrowing Notice, as applicable. The Administrative Agent shall have reviewed and evaluated the same and shall not have become aware of any material error, inaccuracy, misstatement or omission of fact in any Disbursement

Notice or Borrowing Notice or an attachment, exhibit or certificate attached thereto or information provided by the Borrowers upon the request of the Administrative Agent.

         B. CONSTRUCTION CONSULTANT'S CLOSING CERTIFICATE. If not delivered on the Closing Date, the Administrative Agent shall have received the Construction Consultant's Closing Certificate, the Construction Consultant's Report and the Architect's Closing Certificate, each in form and content reasonably satisfactory to the Administrative Agent. In addition, the Administrative Agent shall have received the Construction Consultant's Certificate with respect to the requested Disbursement and/or Credit Extension, as applicable approving the corresponding Disbursement Request as well as Construction Consultant's Material Phase I-A Project Document Certificate with respect to each Material Phase I-A Project Document in effect prior to the applicable Funding Date of the Loan or Disbursement, as the case may be.

         C. TITLE POLICY ENDORSEMENT. Unless such Disbursement or Loan has previously been insured as a First Priority Lien in accordance with this Agreement, the Administrative Agent shall have received satisfactory assurances from the Title Company that the Lien of the Deed of Trust shall continue to be insured by the Title Policies as a First Priority Lien against the portion of the Site encumbered thereby, and the Title Policies shall be re-issued or re-dated as of the date the additional Credit Extensions are made, subject only to Permitted Liens. With respect to Disbursements or Loans which have been previously insured as a First Priority Lien in accordance with this Agreement, the Administrative Agent shall have received a title continuation report in form reasonably satisfactory to it confirming (i) the continuing First Priority of the Lien of the Deed of Trust on the date such Disbursement is made and (ii) that as of the date of such Disbursement there has been no change in the condition of title unless permitted by the Loan Documents.

         D. PHASE I-A PROJECT PLANS AND SPECIFICATIONS. The Administrative Agent and the Construction Consultant shall have received copies of all Phase I-A Project Plans and Specifications which, as of such Funding Date, constitute Final Phase I-A Project Plans and Specifications subject, until such time as all Phase I-A Project Plans and Specifications have been prepared and completed by the Architect and approved by the Borrowers, to (a) finalizing the Phase I-A Project Plans and Specifications in a manner that reflects a natural evaluation from the Phase I-A Project Plans and Specifications as in effect on the requested Funding Date in a manner consistent with the standards set forth in
EXHIBIT I and subject to any amendments (i) consistent with the EXHIBIT I standards or (ii) reasonably approved by the Construction Consultant and (b) submission of the finalized Phase I-A Project Plans and Specifications to the proper Governmental Instrumentality for approval.

         E. PHASE I-A PROJECT BUDGET AND IN BALANCE REQUIREMENT. If not delivered on the Closing Date, the Administrative Agent shall have received the Phase I-A Project Budget together with all other items set forth in subsection 4.1T, in each case reasonably satisfactory to the Construction Consultants as and to the extent certified to in the Construction Consultant's Closing Certificate. The Phase I-A Project Budget shall be In Balance and the Borrowers shall have delivered the certification required by subsection 6.1(xx).

         F. LIENS. The Borrowers shall have delivered or caused to be delivered to the Administrative Agent:

                  (i) UNCONDITIONAL RELEASES. Duly executed acknowledgments of payments and an unconditional release (or an assignment) of all attendant mechanics' and materialmen's Liens in form and substance reasonably satisfactory to the Administrative Agent (in consultation with the Construction Consultant) from each Contractor and subcontractor for all work, services and materials, including equipment and fixtures of all kinds, done, performed or furnished for the construction of the Phase I-A Project with a value or contract price in excess of $50,000 through April 30, 2002 with respect to the initial Credit Extension or, if applicable, through the last day covered by the immediately preceding Borrowing Notice or Disbursement Notice in either case, under this subsection 4.4; and

                  (ii) CONDITIONAL RELEASES. Duly executed acknowledgments of payments and an unconditional release (or an assignment) of all attendant mechanics' and materialmen's Liens in form and substance reasonably satisfactory to the Administrative Agent (in consultation with the Construction Consultant) from each Contractor and subcontractor for all work, services and materials, including equipment and fixtures of all kinds, done, performed or furnished for the construction of the Phase I-A Project with a value or contract price in excess of $50,000 through the date on which the Disbursement and/or Loan, as applicable, is to be made (except with respect to the initial Credit Extension which shall be through May 31, 2002), conditioned only upon receiving payment from the proceeds of the requested Credit Extension and/or Disbursement.

         G. REPRESENTATIONS AND WARRANTIES. With respect to each Disbursement, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the Disbursement were the making of a Loan and the representations contained in subsections 5.18 and 5.20 through 5.25 shall be true, complete and correct in all material respects.

         H. CONTRACTOR'S INSURANCE CERTIFICATES. The Administrative Agent shall have received (i) a certificate of the Borrowers, in form and substance reasonably satisfactory to the Administrative Agent with respect to insurance to be provided under any Phase I-A Project Document relating to the construction of the Phase I-A Project, dated as of the date on which the Contractor under such Phase I-A Project Document first commences performance thereunder (the "WORK COMMENCEMENT DATE") and identifying underwriters, type of insurance, insurance limits and policy terms, listing the special provisions required to be maintained by such Contractor as set forth in the applicable Phase I-A Project Document, describing the insurance obtained and stating that such insurance is in full force and effect and that all premiums then due thereon have been paid and that such insurance complies with such Phase I-A Project Document, and (ii) certified copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer along with a commitment to issue the policies within 45 days after the Work Commencement Date) naming the Administrative Agent as an additional insured under such Contractor's general liability policy and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

         I. PHASE I-A PROJECT SCHEDULE. If not delivered on the Closing Date, the Administrative Agent shall have received the Phase I-A Project Schedule which conforms with the requirements of subsection 4.1S and which is otherwise reasonably satisfactory to the

Construction Consultant, as and to the extent certified to in the Construction Consultant's Closing Certificate.

         J. WORK CONTINUATION AGREEMENT. If available, the Administrative Agent shall have received the Work Continuation Agreement which shall be reasonably satisfactory to the Administrative Agent and the Construction Consultant.

         Section 5.        BORROWERS' REPRESENTATIONS AND WARRANTIES.

         In order to induce Lenders and Issuing Lenders to enter into this Agreement and to make Credit Extensions and Disbursements, the Borrowers represent and warrant to each Lender that, on the Closing Date and on each Funding Date (except that the Borrowers shall only be deemed to make the representations and warranties contained in subsections 5.18 and 5.20 through
5.25 which are only made on the Closing Date and as set forth in subsection 4.4G), the following statements are true, correct and complete.

         5.1 ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND SUBSIDIARIES.

         A. ORGANIZATION AND POWERS. Each Loan Party is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as specified in SCHEDULE 5.1A annexed hereto. Each Loan Party has all requisite corporate or limited liability company power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and Project Documents to which it is a party and to carry out the transactions contemplated thereby.

         B. QUALIFICATION AND GOOD STANDING. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

         C. OWNERSHIP OF THE BORROWERS. The equity interests in each of the Borrowers is duly authorized, validly issued and (if applicable) fully paid and nonassessable and, as of the Closing Date, none of such equity interests constitute Margin Stock. SCHEDULE 5.1C, as it may be supplemented from time to time, correctly sets forth the ownership of each Borrower.

         D. SUBSIDIARIES. All of the Subsidiaries of the Borrowers are identified in SCHEDULE 5.1D annexed hereto, as said SCHEDULE 5.1D may be supplemented from time to time pursuant to the provisions of subsection 6.1(xvi). The equity interests of each of the Subsidiaries of the Borrowers identified in SCHEDULE 5.1D annexed hereto (as so supplemented) is duly authorized, validly issued and (if applicable), fully paid and nonassessable and none of such equity interests constitutes Margin Stock. Each of the Subsidiaries of the Borrowers identified in SCHEDULE 5.1D annexed hereto (as so supplemented) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization set forth therein, has all requisite corporate or limited liability company power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect. SCHEDULE 5.1D annexed hereto (as so supplemented) correctly sets forth the ownership interest of the Borrowers and each of their Subsidiaries in each of the Subsidiaries of the Borrowers identified therein.

         E. RIGHTS TO ACQUIRE EQUITY. There are no options, warrants, convertible securities or other rights to acquire any equity interests in any Borrower or any of their Restricted Subsidiaries except as set forth as SCHEDULE 5.1E.

         F. CONDUCT OF BUSINESS. The Borrowers and their Restricted Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.12.

         5.2      AUTHORIZATION OF BORROWING, ETC.

         A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents and the Project Documents have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

         B. NO CONFLICT. The execution, delivery and performance by Loan Parties of the Loan Documents, the Project Documents and the Resort Complex Operative Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents, such Project Documents and the Resort Complex Operative Documents do not and will not (i) violate any provision of (a) any Legal Requirement applicable to the Borrowers or any of their Subsidiaries, (b) the Certificate or Articles of Incorporation, Bylaws or operating agreements of the Borrowers or any of their Subsidiaries or (c) any order, judgment or decree of any Governmental Instrumentality binding on the Borrowers or any of their Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Borrowers or any of their Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrowers or any of their Subsidiaries (other than any Liens created under any of the Loan Documents in favor of the Administrative Agent on behalf of Lenders), or (iv) require any approval of any Person under any Contractual Obligation of the Borrowers or any of their Subsidiaries except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders and except for such violations, conflicts, approvals and consents the failure of which to obtain could reasonably be expected to have a Material Adverse Effect.

         C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

         D. BINDING OBLIGATION. Each of the Loan Documents, the Project Documents and the Resort Complex Operative Documents has been duly executed and delivered by Loan Parties that are parties hereto or thereto, as applicable, and is the legally valid and binding obligation of

Loan Parties, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability, whether brought in a proceeding in equity or at law.

         E. VALID ISSUANCE OF MORTGAGE NOTES. The Borrowers have the corporate or limited liability company power and authority to issue the Mortgage Notes. The Mortgage Notes are legally valid and binding obligations of the Borrowers, enforceable against Borrowers in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The issuance and sale of Mortgage Notes either (a) have been registered or qualified under applicable federal and state securities laws or (b) are exempt therefrom. The Loans and all other monetary Obligations hereunder and the Liens to be granted by the Loan Parties pursuant to the Collateral Documents are permitted under the Mortgage Notes Indenture.

         5.3      FINANCIAL CONDITION.

         The Borrowers have heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated and consolidating balance sheets of LVSI and its Subsidiaries as at December 31, 2001 and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of the Borrowers and their Subsidiaries for the Fiscal Year then ended and (ii) the unaudited consolidated and consolidating balance sheets of LVSI and its Subsidiaries as at March 31, 2002 and the related unaudited consolidated and consolidating statements of income, stockholders' equity and cash flows of LVSI and its Subsidiaries for the three months then ended. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the date hereof, except for obligations under the Operative Documents, the Borrowers do not (and will not following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, financial condition or prospects of the Borrowers and their Subsidiaries taken as a whole.

         5.4      NO MATERIAL ADVERSE CHANGE.

         Since December 31, 2001, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

         5.5      TITLE TO PROPERTIES; LIENS; REAL PROPERTY.

         A. TITLE TO PROPERTIES; LIENS. The Borrowers and their Subsidiaries have (i) good marketable and insurable fee simple title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property) and (iii) good title to (in the case of all other personal property), all of their respective material properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are held free and clear of Liens.

         B. REAL PROPERTY. As of the Closing Date, SCHEDULE 5.5 annexed hereto contains a true, accurate and complete list of (i) all material properties owned by the Borrowers or any of their Subsidiaries and (ii) all material leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting real estate of properties owned by the Borrowers or any of their Restricted Subsidiaries exclusive of any retail and restaurant leases in the Mall regardless of whether a Borrower or such Subsidiary is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in SCHEDULE 5.5 annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Borrowers do not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Borrower, enforceable against such Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles except to the extent that the failure of such agreement to be in full force and effect could not reasonably be expected to have a Material Adverse Effect.

         5.6      LITIGATION; ADVERSE FACTS.

         Except as set forth in SCHEDULE 5.6 and SCHEDULE 5.17, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of the Borrowers or any of their Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of the Borrowers, threatened against or affecting Borrowers or any of their Subsidiaries or any property of the Borrowers or any of their Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Borrowers nor any of their Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         5.7      PAYMENT OF TAXES.

         Except to the extent permitted by subsection 6.3, all tax returns and reports of the Borrowers required to be filed by them have been timely filed, and all taxes shown on such tax returns to be due and payable and all material assessments, fees and other governmental charges upon Borrowers and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. The Borrowers know of no proposed tax assessment against Borrowers or any of their Subsidiaries which is not being actively contested by the Borrowers or such Subsidiary in good faith and by appropriate proceedings; PROVIDED that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

         5.8      PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE
                  AGREEMENTS; MATERIAL CONTRACTS.

         A. Neither Borrowers nor any of their Restricted Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences of such default or defaults, if any, would not have a Material Adverse Effect.

         B. SCHEDULE 5.8 contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date. Except as described on
SCHEDULE 5.8, all such Material Contracts are, to the knowledge of the Borrowers, in full force and effect and no material defaults currently exist thereunder.

         5.9      GOVERNMENTAL REGULATION.

         Neither Borrowers nor any of their Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or the Interstate Commerce Act or registration under the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness other than the Nevada Gaming Laws or which may otherwise render all or any portion of the Obligations unenforceable. Incurrence of the Obligations under the Loan Documents complies with all applicable provisions of the Nevada Gaming Laws.

         5.10     SECURITIES ACTIVITIES.

         A. Neither Borrowers nor any of their Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

         B. Following the application of the proceeds of each Credit Extension, not more than 25% of the value of the assets (either of the Borrowers only or of the Borrowers and their Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Borrowers and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

         5.11     EMPLOYEE BENEFIT PLANS.

         A. Borrowers, each of their Subsidiaries and each of their respective ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA and the regulations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code is so qualified.

         B. No ERISA Event has occurred or is reasonably expected to occur which has resulted or would be reasonably likely to result in a liability in the aggregate amount of $1,000,000 or more.

         C. Except to the extent required under Section 4980B of the Code or except as set forth in SCHEDULE 5.11, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates.

         D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $1,000,000.

         E. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Borrowers, their Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $1,000,000.

         5.12     CERTAIN FEES.

         No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby except as set forth on SCHEDULE 5.12 (other than fees payable to Agents and Lenders under subsection 2.3), and each Borrower hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

         5.13     ENVIRONMENTAL PROTECTION.

         Except as set forth in SCHEDULE 5.13 annexed hereto or which would individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect:

                  (i) neither Borrowers nor any of their Subsidiaries nor any of their respective Facilities or operations relating to the Project or the Site are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or
         (c) any Hazardous Materials Activity;

                  (ii) neither Borrowers nor any of their Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.ss. 9604) or any comparable state law;

                  (iii) there are and, to the Borrowers' knowledge, have been no conditions, occurrences, or Hazardous Materials Activities on any of the Facilities which could reasonably be expected to form the basis of an Environmental Claim against Borrowers or any of their Subsidiaries;

                  (iv) neither Borrowers nor any of their Subsidiaries nor, to the Borrowers' knowledge, any predecessor of the Borrowers or any of their Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of the Borrowers' or any of their Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent; and

                  (v) compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws will not, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect.

         Notwithstanding anything in this subsection 5.13 to the contrary, no event or condition has occurred or is occurring with respect to the Borrowers or any of their Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity, including any matter disclosed on SCHEDULE 5.13 annexed hereto, which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

         5.14     EMPLOYEE MATTERS.

         There is no strike or work stoppage in existence or threatened involving the Borrowers or their Restricted Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

         5.15     SOLVENCY.

         Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

         5.16     MATTERS RELATING TO COLLATERAL.

         A. CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Collateral Documents by the Borrowers and their Restricted Subsidiaries, together with the actions taken on or prior to the Closing Date pursuant to subsection 4.1 are effective to create in favor of the Administrative Agent for the benefit of Lenders, as security for the Obligations, subject to the exceptions contained in the Security Agreement, a valid and perfected First

Priority Lien on all of the Collateral (other than Permitted Liens) and all filings and other actions necessary to perfect and maintain the perfection and priority status of such Liens have been duly made or taken and remain full force and effect, other than the filing of any UCC financing statements delivered to the Administrative Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of the Administrative Agent.

         B. PERMITS. No authorization, approval or other action by, and no notice to or filing with, any Governmental Instrumentality is required for either (i) the pledge or grant by the Borrowers and their Restricted Subsidiaries of the Liens purported to be created in favor of the Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by the Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.16A or as set forth in SCHEDULE 5.16B.

         C. ABSENCE OF THIRD-PARTY FILINGS. Except such as may have been filed in favor of the Administrative Agent as contemplated by subsection 5.16A or filed to perfect a Permitted Lien, no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

         D. INFORMATION REGARDING COLLATERAL. All information supplied to the Administrative Agent by or on behalf of the Borrowers with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

         5.17     CONSTRUCTION LITIGATION.

         A. The litigation arising out of the lawsuit filed by the Borrowers against Bovis in the United States District Court for the District of Nevada and the countersuit filed by Bovis against the Borrowers and any other outstanding lawsuit, action, claim or Lien arising out of or relating to the construction of the Mall or the Project (the "CONSTRUCTION LITIGATION"), including any claim made or Lien filed by Bovis or any contractor or subcontractor or to the bonding company insuring over any Lien relating to or binding upon the Mall, the Project or to Venetian, LVSI, Mall Construction Subsidiary or any of their Affiliates in connection therewith, and any judgment or settlement amount owed by the Borrowers to Bovis or any contractor or subcontractor or to the bonding company insuring over any such Lien as a result of the Construction Litigation (such amount, the "ADDITIONAL CONTINGENT CLAIMS") cannot reasonably be expected to have, when taken in the aggregate, a Material Adverse Effect;

         B. The status summary of the Construction Litigation attached hereto as SCHEDULE 5.17 is true and correct in all material respects as of the date hereof.

         5.18     PHASE I-A PROJECT BUDGET.

         The Phase I-A Project Budget (a) is based on reasonable assumptions as to all legal and factual matters material to the estimates set forth therein,
(b) is consistent with the provisions of the Operative Documents in all material respects, (c) has been and will be prepared in good faith and with due care, (d) sets forth, the total Phase I-A Project Costs (but excluding operating costs incurred after the Substantial Completion Date) anticipated to be incurred through the Final Completion, (e) fairly represents the Borrowers' expectation as to the matters covered thereby as of its date and
(f) sets forth a total amount of Phase I-A Project Costs, including contingencies, which is less than or equal to the Available Funds.

         5.19     ACCURACY OF INFORMATION.

         None of the factual information (other than projections and pro forma financial information as to which no representation is made under this subsection), taken as a whole, furnished by or on behalf of the Borrowers or any of other the Loan Parties in writing to any Arranger, the Administrative Agent, the Issuing Lender or any Lender for inclusion in the confidential information memorandum delivered to the Lenders contains any untrue statement of a material fact or omitted to state any material fact necessary to make such information, taken as a whole, not misleading.

         5.20     PHASE I-A PROJECT DOCUMENTS.

         Each of the Phase I-A Project Documents and Resort Complex Operative Documents which have been executed by or on behalf of the Borrowers (a) is in full force and effect and there are no material defaults thereunder on the part of the Borrowers or, to the best knowledge of the Borrowers, of the other party thereto which have not been previously disclosed in writing to the Administrative Agent (nor has any event, act or condition occurred which, with notice or expiration of any applicable grace period, or both, would constitute an event of default thereunder by the Borrowers or, to the best knowledge of the Borrower, the other party thereto, as the case may be, and which has not been previously disclosed in writing to the Administrative Agent), (b) has not been terminated, modified, amended or assigned by the Borrowers except as permitted hereunder and (c) has been delivered to the Administrative Agent as of the date this representation is made or deemed made.

         5.21     COMPLETE PHASE I-A PROJECT DOCUMENTS AND RESORT
                  COMPLEX OPERATIVE DOCUMENTS.

         The Administrative Agent has received a true, complete and correct copy of each of the Project Documents and the Resort Complex Operative Documents in effect or required to be in effect as of the date this representation is made or deemed made (including all exhibits, schedules, side letters and disclosure letters referred to therein and a part thereof, if any).

         5.22 SATISFACTION OF PROJECT DOCUMENT CONDITIONS AND RESORT COMPLEX OPERATIVE DOCUMENTS.

         All conditions precedent to the obligations of the respective parties (other than the Borrowers) under the Phase I-A Project Documents and the Resort Complex Operative Documents have been satisfied, except for such conditions precedent (a) the failure of which to be satisfied could not reasonably be expected to have a Material Adverse Effect or (b) which by their terms cannot be met until a later stage in the construction or operation of the Phase I-A Project, and the Borrowers have no reason to believe that any such condition precedent (the failure of which to be satisfied could reasonably be expected to have a Material Adverse Effect) cannot be satisfied on or prior to the appropriate stage in the construction or operation of the Phase I-A Project.

         5.23     LABOR DISPUTES; ACTS OF GOD; CASUALTY AND CONDEMNATION.

         Neither the business nor the properties of the Borrowers or, to the best knowledge of the Borrowers, any other party to a Project Document is affected by any fire, explosion, accident, strike, lockout or other labor dispute (except as set forth in SCHEDULE 5.23 as in effect on the Closing Date), drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty or Force Majeure Event, that could reasonably be expected to cause the Phase I-A Project not to be In Balance. As of the date hereof, there is no casualty or condemnation proceeding pending or, to the best knowledge of the Borrower, threatened, affecting all or a portion of the Site.

         5.24     PHASE I-A CONSTRUCTION SCHEDULE.

         The Phase I-A Construction Schedule accurately specifies in summary form the Phase I-A Project and the other improvements that the Borrowers propose to complete in each calendar month from the Closing Date through the Completion Date, all of which can be expected to be achieved.

         5.25     PROPER SUBDIVISION.

         The Site (other than the Phase I-A Airspace) has been properly subdivided or entitled to exception therefrom, and for all purposes Phase I and Phase I-A may be mortgaged, conveyed and otherwise dealt with as separate legal lot or parcel (other than the Phase I-A Airspace).

         Section 6.        BORROWERS' AFFIRMATIVE COVENANTS.

         The Borrowers covenant and agree with each Lender and each Agent that, until the Termination Date, the Borrowers shall perform all covenants set forth in this Section 6. Notwithstanding the foregoing, the Borrowers shall only be required to perform the covenants in subsection 6.8 until the Completion Date.

         6.1      FINANCIAL STATEMENTS AND OTHER REPORTS.

         The Borrowers will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Borrowers will deliver to the Administrative Agent and the Lenders:

                  (i) MONTHLY FINANCIALS: as soon as available and in any event within 30 days after the end of each month, the consolidated and consolidating balance sheets of LVSI and its Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of LVSI and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail and certified by the chief financial officer of LVSI, on behalf of LVSI, that they fairly present, in all material respects, the financial condition of LVSI and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

                  (ii) QUARTERLY FINANCIALS: as soon as available and in any event within 45 days after the end of each Fiscal Quarter,

                  (a) the consolidated and consolidating balance sheets of LVSI and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of LVSI and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter), setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of LVSI, on behalf of LVSI, that they fairly present, in all material respects, the financial condition of LVSI and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

                  (b) the consolidated balance sheets of LVSI and its Restricted Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of LVSI and its Restricted Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of LVSI, on behalf of LVSI, that they fairly present, in all material respects, the financial condition of LVSI and its Restricted Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments; and

                  (c) a narrative report describing the operations of LVSI and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

                  (iii) YEAR-END FINANCIALS: as soon as available and in any event within 90 days after the end of each Fiscal Year,

                  (a) the consolidated and consolidating balance sheets of LVSI and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of LVSI and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of LVSI, on behalf of LVSI, that they fairly present, in all material respects, the financial condition of LVSI and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated;

                  (b) the consolidated balance sheets of LVSI and its Restricted Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of LVSI and its Restricted Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of LVSI, on behalf of LVSI, that they fairly present, in all material respects, the financial condition of LVSI and its Restricted Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated;

                  (c) a narrative report describing the operations of LVSI and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year; and

                  (d) in the case of such consolidated financial statements specified in clause (a) above, a report thereon of PriceWaterhouseCoopers or other independent certified public accountants of recognized national standing selected by the Borrowers and reasonably satisfactory to the Administrative Agent, which report shall be unqualified as to scope of audit, shall express no doubts about the ability of the Persons covered thereby to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of LVSI and its Subsidiaries and LVSI and its Restricted Subsidiaries, respectively as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                  (iv) OFFICERS' AND COMPLIANCE CERTIFICATES: together with each delivery of financial statements of LVSI and its Subsidiaries pursuant to clauses (ii) and (iii) above, (a) an Officers' Certificate of LVSI stating that the signers, on behalf of LVSI, have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of LVSI and its Subsidiaries (and, to the extent applicable, Phase II Subsidiary, Phase II Manager, Phase II Direct Holdings and their respective Subsidiaries) during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrowers have taken, are taking and propose to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7;

                  (v) RECONCILIATION STATEMENTS: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements delivered pursuant to clauses (i), (ii), (iii) or (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then
         (a) together with the first delivery of financial statements pursuant to clauses (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, consolidated financial statements of LVSI and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements for LVSI and its Subsidiaries pursuant to clauses (i), (ii), (iii) or
         (xiii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of LVSI setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

                  (vi) ACCOUNTANTS' CERTIFICATION: together with each delivery of consolidated financial statements pursuant to clause (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; PROVIDED that such accountants shall not be liable by reason of any failure to obtain knowledge -------- of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to clause (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause
         (iv)(b) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

                  (vii) ACCOUNTANTS' REPORTS: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to the Borrowers by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of LVSI and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

                  (viii)   SEC FILINGS, PRESS RELEASES AND OTHER FINANCIAL
         REPORTS: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by the Borrowers or any of their subsidiaries to their security holders, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by the Borrowers or any of their Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any Governmental Instrumentality, (c) all press releases and other statements made available generally by the Borrowers and any of their Restricted Subsidiaries to the public concerning material developments in the business of the Borrowers and their Subsidiaries and (d) to the extent prepared, any financial statements and reports concerning any Subsidiaries of the Borrowers (including Excluded Subsidiaries not delivered pursuant to clauses (i), (ii) or
         (iii) above);

                  (ix) EVENTS OF DEFAULT, ETC.: promptly upon any officer of the Borrowers obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to the Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to the Borrowers and their Restricted Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by the Borrowers with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the Closing Date) if the Borrowers were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Borrowers have taken, are taking and propose to take with respect thereto;

                  (x) LITIGATION OR OTHER PROCEEDINGS: (a) promptly upon any officer of the Borrowers obtaining knowledge of (X) the non-frivolous institution of, or threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Borrowers and their Restricted Subsidiaries, or any property of the Borrowers and their Restricted Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by the Borrowers to Lenders or (Y) any material development in any Proceeding that, in any case:

                           (1) has a reasonable possibility of giving rise to a Material Adverse Effect; or

                           (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

         written notice thereof together with such other information as may be reasonably available to the Borrowers to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, the Borrowers or any of their Subsidiaries equal to or greater than $1,000,000, and promptly after request by the Administrative Agent such other information as may be reasonably requested by the Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

                  (xi) ERISA EVENTS: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Borrowers or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                  (xii)    ERISA NOTICES: with reasonable promptness, copies of
         (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrowers, any of their Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by the Borrowers or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

                  (xiii) FINANCIAL PLANS: as soon as practicable and in any event no later than 30 days prior to the beginning of each Fiscal Year, a consolidated and consolidating plan and financial forecast for such Fiscal Year and each subsequent Fiscal Year through the Maturity Date of the Term B Loans (the "FINANCIAL PLAN" for such Fiscal Years), including (a) forecasted consolidated and consolidating balance sheets and forecasted consolidated and consolidating statements of income and cash flows of LVSI and its Subsidiaries for such Fiscal Years, together with a PRO FORMA Compliance Certificate for such Fiscal Years and an explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated and consolidating statements of income and cash flows of LVSI and its Subsidiaries for each month of such Fiscal Years, together with an explanation of the assumptions on which such forecasts are based, and (c) such other information and projections for such Fiscal Years as any Lender may reasonably request;

                  (xiv) INSURANCE: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance reasonably satisfactory to the Administrative Agent outlining all material insurance coverage maintained as of the date of such report by the Borrowers and their Restricted Subsidiaries and all material insurance coverage planned to be maintained by the Borrowers and their Restricted Subsidiaries in the immediately succeeding Fiscal Year;

                  (xv) BOARD OF DIRECTORS: with reasonable promptness, written notice of any change in the members of the Board of Directors of LVSI or any of its corporate Restricted Subsidiaries.

                  (xvi) NEW SUBSIDIARIES: promptly upon any Person becoming a Subsidiary of either of the Borrowers, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of either of the Borrowers and (b) all of the data required to be set forth in SCHEDULE 5.1D with respect to all Subsidiaries of either of the Borrowers (it being understood that such written notice shall be deemed to supplement SCHEDULE 5.1D for all purposes of this Agreement);

                  (xvii) MATERIAL CONTRACTS: promptly, and in any event within ten Business Days after any Material Contract of the Borrowers or any of their Restricted Subsidiaries is terminated or amended in a manner that is materially adverse to the Borrowers or any of their Restricted Subsidiaries or any new Material Contract is entered into, or upon becoming aware of any material default by any party under a Material Contract, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto;

                  (xviii) UCC SEARCH REPORT: As promptly as practicable after the date of delivery to the Administrative Agent of any UCC financing statement delivered by any Loan Party pursuant to subsection 6.12, copies of completed UCC searches evidencing the proper filing, recording and indexing of all such UCC financing statements and listing all other effective financing statements that name such Loan Party as debtor, together with copies of all such other financing statements not previously delivered to the Administrative Agent by or on behalf of such Loan Party;

                  (xix) NOTICES UNDER OPERATIVE DOCUMENTS: promptly upon receipt, copies of all notices provided to the Borrowers or their Affiliates pursuant to any Operative Documents relating to material defaults or material delays and promptly upon execution and delivery thereof, copies of all amendments to any of the Operative Documents; and

                  (xx) IN BALANCE CERTIFICATION: on the date on which a Disbursement or Loan is first made, the proceeds of which are to be used to finance a portion of the Phase I-A Costs and, at least once during each 30-day period thereafter, until the Substantial Completion Date, the Borrowers shall deliver their certification (in form and content reasonably satisfactory to the Administrative Agent) that the Phase I-A Project Budget is In Balance.

                  (xxi) EXCEPTION REPORTS: promptly upon receipt, copies of all exception reports provided to the Borrowers by the Nevada Gaming Authorities.

                  (xxii) OTHER INFORMATION: with reasonable promptness, such other information and data with respect to the Borrowers or any of their Subsidiaries as from time to time may be reasonably requested by any Lender.

         6.2      CORPORATE EXISTENCE, ETC.

         The Borrowers will, and will cause each of their Restricted Subsidiaries to, at all times preserve and keep in full force and effect their corporate or limited liability company existence and all rights and franchises material to its business; PROVIDED, HOWEVER that the Borrowers and their Restricted Subsidiaries may merge or consolidate as permitted pursuant to subsection 7.7 of this Agreement and PROVIDED, FURTHER, that no Borrower nor any such Restricted Subsidiary shall be required to preserve any such right or franchise if the Board of Directors of the applicable Borrower or Restricted Subsidiary (or the managing member thereof, if applicable) shall determine (and shall so notify the Administrative Agent), that the preservation thereof is no longer desirable in the conduct of the business of such Borrower or Restricted Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrowers and their Restricted Subsidiaries or Lenders.

         6.3      PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

         A. Borrowers will, and will cause each of their Restricted Subsidiaries to, pay all material Taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all material claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as
(1) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (2) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

         B. Borrowers will not, nor will they permit any of their Restricted Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Borrowers or any of their Restricted Subsidiaries) unless the Borrowers and their Restricted Subsidiaries shall have entered into, a tax sharing agreement with such Person, in form and substance satisfactory to the Administrative Agent.

         6.4 MAINTENANCE OF PROPERTIES; INSURANCE; APPLICATION OF NET LOSS PROCEEDS.

         A. MAINTENANCE OF PROPERTIES. The Borrowers will, and will cause each of their Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Borrowers and their Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof except to the extent that the Borrowers determine in good faith not to maintain, repair, renew or replace such property if such property is no longer desirable in the conduct of their business and the failure to do so is not disadvantageous in any material respect to the Borrowers and their Restricted Subsidiaries or the Lenders. The Borrowers will operate the Phase I Project and, upon Substantial Completion, the

Phase I-A Project at standards of operation at least equivalent to the standards of operation of Phase I Project on the Closing Date.

         B. INSURANCE. The Borrowers will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Borrowers, and their Restricted Subsidiaries as may from time to time customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, the Borrowers will maintain or cause to be maintained the insurance coverage required to be maintained under the Cooperation Agreement, such insurance coverage to be provided by such insurance provider, in such amounts with such deductibles and covering such risks as are at all times required under the Cooperation Agreement and to include, if the Mortgaged Property is located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards, flood insurance in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System.

         C. APPLICATION OF NET LOSS PROCEEDS. The Borrowers shall (i) apply Net Loss Proceeds to restore, replace or rebuild the Project in accordance with the Cooperation Agreement and (ii) apply any Net Loss Proceeds not applied as provided in clause (i) to prepay the Loans in accordance with subsection 2.4B(iii)(b) hereof. The Administrative Agent shall, and Borrowers hereby authorize Administrative Agent to, apply such Net Loss Proceeds to prepay the Loans as provided in subsection 2.4B(iii)(b).

         6.5      INSPECTION; LENDER MEETING.

         A. INSPECTION RIGHTS. The Borrowers shall, and shall cause each of their Restricted Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of the Borrowers and their Restricted Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, if requested by the Administrative Agent (provided that any designated representatives of the Borrowers may, if they so choose, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

         B. LENDER MEETING. The Borrowers will, upon the request of the Administrative Agent or Requisite Lenders, participate in a meeting of the Administrative Agent and Lenders once during each Fiscal Year to be held at Borrowers' corporate offices (or at such other location as may be agreed to by the Borrowers and the Administrative Agent) at such time as may be agreed to by the Borrowers and the Administrative Agent.

         6.6      COMPLIANCE WITH LAWS, ETC.; PERMITS.

         A. The Borrowers shall and shall cause each of their Restricted Subsidiaries and all other Persons on or occupying any Facilities to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

         B. The Borrowers shall, and shall cause each of their Restricted Subsidiaries to, from time to time obtain, maintain, retain, observe, keep in full force and effect and comply in all material respects with the terms, conditions and provisions of all Permits as shall now or hereafter be necessary under applicable laws except any thereof the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

         C. The Borrowers will promptly, and in any event within 20 days following the Closing Date, file this Agreement with the Securities and Exchange Commission in accordance with applicable securities laws and the Borrowers will file all amendments hereto and waivers hereof with the Borrowers' periodic securities filings.

         6.7      ENVIRONMENTAL COVENANT.

         A. ENVIRONMENTAL REVIEW AND INVESTIGATION. The Borrowers agree that Administrative Agent may, from time to time and in its reasonable discretion, (i) retain, at Borrowers' expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials in respect of the Phase II Land and the Site, the Phase I Project or the Phase I-A Project prepared by or for Borrowers and (ii) conduct their own investigation of any Facility; PROVIDED that, in the case of any Facility no longer owned, leased, operated or used by the Borrowers or any of their Subsidiaries, the Borrowers shall only be obligated to use their best efforts to obtain permission for Administrative Agent's professional consultant to conduct an investigation of such Facility. For purposes of conducting such a review and/or investigation, the Borrowers hereby grant to the Administrative Agent and its agents, employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased, operated or used by the Borrowers or any of their Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by the Borrowers and the Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. The Borrowers and the Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of the Administrative Agent pursuant to this subsection 6.7A will be obtained and shall be used by the Administrative Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. The Administrative Agent agrees to deliver a copy of any such report to the Borrowers with the understanding that the Borrowers acknowledge and agree that (x) they will indemnify and hold harmless Administrative Agent and each Lender from any costs, losses or liabilities relating to the Borrowers' use of or reliance on such report, (y) neither Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (z) by delivering such report to the Borrowers, neither Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

         B. ENVIRONMENTAL DISCLOSURE. The Borrowers will deliver to the Administrative Agent and Lenders:

                  (i) ENVIRONMENTAL AUDITS AND REPORTS. As soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of the Borrowers or any of their Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims;

                  (ii) NOTICE OF CERTAIN RELEASES, REMEDIAL ACTIONS, ETC. Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (b) any remedial action taken by the Borrowers or any other Person in response to (1) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect.

                  (iii) WRITTEN COMMUNICATIONS REGARDING ENVIRONMENTAL CLAIMS, RELEASES, ETC. As soon as practicable following the sending or receipt thereof by the Borrowers or any of their Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Borrowers or any of their Subsidiaries may be potentially responsible for any Hazardous Materials Activity.

                  (iv) NOTICE OF CERTAIN PROPOSED ACTIONS HAVING ENVIRONMENTAL IMPACT. Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by the Borrowers or any of their Subsidiaries that could reasonably be expected to (1) expose Borrowers or any of their Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or
         (2) affect the ability of the Borrowers or any of their Subsidiaries to maintain full force and effect all material Permits required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by the Borrowers or any of their Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Borrowers or any of their Subsidiaries to any material additional obligations or requirements under any

         Environmental Laws that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (v) OTHER INFORMATION. With reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this subsection 6.7.

         C.       BORROWERS' ACTIONS REGARDING ENVIRONMENTAL LAWS.

                  (i) REMEDIAL ACTIONS RELATING TO HAZARDOUS MATERIALS ACTIVITIES. The Borrowers shall promptly undertake, and shall cause each of their Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim. In the event Borrowers or any of their Subsidiaries undertake any such action with respect to any Hazardous Materials, the Borrowers or such Subsidiary shall conduct and complete such action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all Governmental Instrumentality except when, and only to the extent that, the Borrowers' or such Subsidiary's liability with respect to such Hazardous Materials Activity is being contested in good faith by the Borrowers or such Subsidiary.

                  (ii) ACTIONS WITH RESPECT TO ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS. The Borrowers shall promptly take, and shall cause each of their Subsidiaries promptly to take, any and all actions necessary to (a) cure any material violation of applicable Environmental Laws by the Borrowers or their Subsidiaries and (b) make an appropriate response to any Environmental Claim against Borrowers or any of their Subsidiaries and discharge any obligations it may have to any Person thereunder.

         6.8      COVENANTS WITH RESPECT TO THE PHASE I-A PROJECT.

         A. PHASE I-A PROJECT DEVELOPMENT. The Borrowers and their Restricted Subsidiaries shall develop, refine and detail the Phase I-A Project Budget, the Phase I-A Project Schedule and the Phase I-A Project Plans and Specifications such that the Phase I-A Project, upon Substantial Completion will have a quality standard (subject to "punch list" items) at least equivalent to the Phase I Project on the Closing Date.

         B. MODIFICATIONS AND AMENDMENTS. The Borrowers shall cause the Phase I-A Project Budget, Phase I-A Project Schedule, the Phase I-A Project Plans and Specifications and the Phase I-A Project Documents to be provided to the Construction Consultant. No modifications thereto, which (i) do not conform in all material respects with the standards set forth on EXHIBIT I, (ii) cause a breach under the Mortgage Notes Indenture, (iii) extend the Substantial Completion Date beyond the Outside Completion Date, or (iv) result in the Phase I-A Project Budget not being In Balance (after giving effect to the performance by the Borrowers of their obligation to keep the Phase I-A Project Budget In Balance) shall be made without the prior written consent of the Administrative Agent.

         C.       CONSTRUCTION COVENANTS.  The Borrowers shall:

                  (i) cause the construction of the Phase I-A Project to proceed diligently and without material interruption (subject to Force Majeure Events) in accordance in all material respects with the Phase I-A Project Budget, the Phase I-A Project Documents, the Phase I-A Project Schedule, the Final Phase I-A Project Plans and Specifications, the Resort Complex Operative Documents and all Legal Requirements;

                  (ii) cause the Substantial Completion Date to occur on or prior to the Outside Completion Date;

                  (iii) not incur nor allow the incurrence of any Phase I-A Project Costs, individually or in the aggregate, that would or could reasonably be expected to cause the Phase I-A Project Budget not to be In Balance;

                  (iv) cause each Person party to a Material Phase I-A Project Document to deliver to the Administrative Agent Consents, substantially in the form of EXHIBIT O (subject to any changes thereto requested by such party and reasonably satisfactory to the Administrative Agent), to any Material Phase I-A Project Documents entered into after the date hereof upon execution of any such Material Phase I-A Project Documents; and

                  (v) if the Work Continuation Agreement is not delivered on the Closing Date, commence negotiations with the appropriate unions and endeavor to enter into the Work Continuation Agreement with such unions as soon as practicable.

         D. IN BALANCE; BORROWERS' EQUITY. If at any time and from time to time the Phase I-A Project Budget is not In Balance, the Borrowers shall deposit or cause to be deposited into the Disbursement Account, in cash, funds in the amount required to bring the Phase I-A Project Budget In Balance (or in lieu thereof shall deliver or cause delivery of an In Balance Letter of Credit). Each such deposit (or, if applicable each delivery of an In Balance Letter of Credit) shall be made on the earlier of (x) 10 days after demand therefor by the Administrative Agent or (y) the Business Day immediately preceding the date on which a Credit Extension or Disbursement is to be made pursuant to the Loan Documents.

         E. PHASE I-A PROJECT PLANS AND SPECIFICATIONS. The Borrowers shall provide to the Construction Consultant a copy of, and maintain at the Phase I-A Project, a complete set of Phase I-A Project Plans and Specifications as in effect from time to time. The Borrowers shall provide or make available to the Construction Consultant a copy of all shop drawings, Phase I-A Project Schedule, reports, diagrams, layouts, setting plans, cuts, explanations, catalogue references, samples and other data prepared in connection with the development of the Phase I-A Project Plans and Specifications during the time that the Borrowers have to review and approve such items in order for the Construction Consultant to confirm the conformity thereof to the applicable provisions of this Agreement and the other Operative Documents; provided, however, in no event shall any such review by the Construction Consultant require the Borrowers to delay the approval process thereof.

         F. COMPLIANCE WITH PROJECT DOCUMENTS AND RESORT COMPLEX OPERATIVE DOCUMENTS. The Borrowers shall comply duly and promptly, in all material respects, with their obligations, and enforce all of their respective rights, under the Project Documents and Resort Complex Operative Documents, except where the failure to comply or enforce such rights, as the case may be, could not reasonably be expected to have a Material Adverse Effect.

         G. CREATION OF SEPARATE PHASE I-A AIRSPACE PARCEL. The Borrowers covenant and agree to take all actions and do all things as may be reasonably necessary in order for the Phase I-A Airspace to become a separate legal parcel as promptly as practicable. The Borrowers shall, upon creation of the Phase I-A Airspace as a separate legal parcel, deliver a notice to such effect to the Administrative Agent. Promptly thereafter, at the Borrowers' sole cost and expense, in substantially concurrent transactions: (i) the Phase II Subsidiary, in accordance with the Phase I-A Lease, shall transfer all of its right, title and interest in and to the Phase I-A Airspace to Venetian; (ii) the Lien of the Deed of Trust shall be spread to encumber the fee interest in the legal parcel which is comprised of the Phase I-A Airspace (but will no longer encumber any interest in any other portion of what is now the Phase II Land or the appurtenant air rights); (iii) the Phase II Subsidiary and Venetian shall terminate the Phase I-A Lease; and (iv) substantially concurrently with the foregoing, and as a condition precedent thereto, the Borrowers shall deliver to the Administrative Agent: (A) a legal opinion from counsel reasonably acceptable to the Administrative Agent to the effect that, after giving effect to transactions contemplated by this subsection 6.8H, (1) the Phase I-A Airspace has been legally created as a separate legal parcel under applicable Legal Requirements and (2) the Deed of Trust remains enforceable in accordance with its terms and continues to be effective to create the security interests described therein, including the Lien on the separate legal parcel which comprises the Phase I-A Airspace together with such other legal opinions in conjunction therewith as the Administrative Agent may reasonably request, each in form and substance reasonably satisfactory to the Administrative Agent, (B) endorsements to the Title Insurance Policies, in form and substance reasonably satisfactory to the Administrative Agent, insuring the continuing perfection and priority of the Liens on the Project and the Phase I-A Airspace (including the separate legal parcel which is comprised of the Phase I-A Airspace) and (C) any amendments to the Resort Complex Operative Documents which may be necessary with respect to the transactions contemplated by this subsection 6.8H.

         6.9      COMPLIANCE WITH MATERIAL CONTRACTS.

         The Borrowers shall, and shall cause each of their Restricted Subsidiaries to, comply, duly and promptly, in all material respects with its respective obligations and enforce all of its respective rights under all Material Contracts and all Operative Documents except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

         6.10     DISCHARGE OF LIENS.

         A. REMOVAL BY THE BORROWERS. In the event that, notwithstanding the covenants contained in subsection 7.2, a Lien which is not a Permitted Lien may encumber any Collateral or any portion thereof, the Borrowers shall promptly discharge or cause to be discharged by payment to the lienor or Lien claimant or promptly secure removal by bonding or deposit with the county clerk or otherwise or, at the Administrative Agent's option, and if obtainable promptly obtain title insurance against, any such Lien or mechanics' or materialmen's claims of Lien filed or otherwise asserted against such Collateral or any portion thereof within 60 days after the date of notice thereof; PROVIDED that, compliance with the provisions of this subsection 6.10 shall not be deemed to constitute a waiver of the provisions of subsection 7.2. The Borrowers shall exhibit to the Administrative Agent upon request all receipts or other satisfactory evidence of payment, bonding, deposit of taxes, assessments, Liens or any other item which may cause any such Lien to be filed against any Collateral. Each Borrower and each of its Restricted Subsidiaries shall fully preserve the Lien and the priority of each Collateral Document without cost or expense to the Administrative Agent or the Lenders.

         B. REMOVAL BY THE AGENT. If any Borrower or any of its Restricted Subsidiaries fails to promptly discharge, remove or bond off any such Lien or mechanics' or materialmen's claim of Lien as described above, which is not being contested by either Borrower or any of its Restricted Subsidiaries in good faith by appropriate proceedings promptly instituted and diligently conducted, within 30 days after the receipt of notice thereof, then the Administrative Agent may, but shall not be required to, procure the release and discharge of such Lien, mechanics' or materialmen's claim of Lien and any judgment or decree thereon, and in furtherance thereof may, in its sole discretion, effect any settlement or compromise with the lienor or Lien claimant or post any bond or furnish any security or indemnity as the Administrative Agent, in its sole discretion, may elect. In settling, compromising or arranging for the discharge of any Liens under this subsection, the Administrative Agent shall not be required to establish or confirm the validity or amount of the Lien. The Borrowers agree that all costs and expenses expended or otherwise incurred pursuant to this subsection 6.10 (including reasonable attorneys' fees and disbursements) by the Administrative Agent shall be paid by the Borrowers in accordance with the terms hereof.

         6.11     FURTHER ASSURANCES.

         A. ASSURANCES. Without expense or cost to the Administrative Agent or the Lenders, each Borrower shall, and shall cause each Subsidiary Guarantor to, from time to time hereafter, execute, acknowledge, file, record, do and deliver all and any further acts, deeds, conveyances, mortgages, deeds of trust, deeds to secure debt, security agreements, hypothecations, pledges, charges, assignments, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Administrative Agent may from time to time reasonably require in order to carry out more effectively the purposes of this Agreement or the other Loan Documents, including to subject any items of Collateral, intended to now or hereafter be covered, to the Liens created by the Collateral Documents, to perfect and maintain such Liens, and to assure, convey, assign, transfer and confirm unto the Administrative Agent the property and rights hereby conveyed and assigned or intended to now or hereafter be conveyed or assigned or which any Loan Party may be or may hereafter become bound to convey or to assign to the Administrative Agent or for carrying out the intention of or facilitating the performance of the terms of this Agreement, or any other Loan Documents or for filing, registering or recording this Agreement or any other Loan Documents. Promptly upon a reasonable request each Borrower shall, and shall cause each Subsidiary Guarantor to, execute and deliver, and hereby authorizes the Agent to execute and file in the name of such Loan Party, to the extent the Administrative Agent may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments to evidence more effectively the Liens of the Collateral Documents upon the Collateral.

         B. FILING AND RECORDING OBLIGATIONS. The Borrowers shall pay or cause to be paid all filing, registration and recording fees and all expenses incident to the execution and acknowledgment of the Deed of Trust or any other Loan Document, including any instrument of further assurance described in subsection 6.11A, and shall pay or cause to be paid all mortgage recording taxes, transfer taxes, general intangibles taxes and governmental stamp and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery, filing, recording or registration of any Collateral Document or any other Loan Document, the Billboard Master Lease, the Canyon Ranch Master Lease and the Lutece Lease (except to the extent already recorded) or memoranda thereof, including any instrument of further assurance described in subsection 6.11A, or by reason of its interest in, or measured by amounts payable under, the Notes, any Collateral Document or any other Loan Document, including any instrument of further assurance described in subsection 6.11A, and shall pay all stamp taxes and other taxes required to be paid on the Notes or any other Loan Document, but excluding in the case of each Lender and the Administrative Agent, Taxes imposed on its income by a jurisdiction under the laws of which it is organized or in which its principal executive office is located or in which its applicable lender office for funding or booking its Loans hereunder is located. If any Borrower fails to make or cause to be made any of the payments described in the preceding sentence within 15 days after notice thereof from the Administrative Agent (or such shorter period as is necessary to protect the loss of or diminution in value of any Collateral by reason of tax foreclosure or otherwise, as determined by the Administrative Agent, in its sole discretion) accompanied by documentation verifying the nature and amount of such payments, the Administrative Agent may (but shall not be obligated to) pay the amount due and such Borrower shall reimburse all amounts in accordance with the terms hereof.

         C. COSTS OF DEFENDING AND UPHOLDING THE LIEN. The Administrative Agent may, upon at least five days' prior notice to the Borrowers, (i) appear in and defend any action or proceeding, in the name and on behalf of the Administrative Agent or the Lenders in which the Administrative Agent or any Lender is named or which the Administrative Agent in its sole discretion determines is reasonably likely to materially adversely affect the Mortgaged Property, any other Collateral, any Collateral Document, the Lien thereof or any other Loan Document and (ii) institute any action or proceeding which the Administrative Agent reasonably determines should be instituted to protect the interest or rights of the Administrative Agent and the Lenders in the Mortgaged Property or other Collateral or under any Loan Document. The Borrowers agree that all reasonable costs and expenses expended or otherwise incurred pursuant to this subsection (including reasonable attorneys' fees and disbursements) by the Administrative Agent shall be paid by the Borrowers or reimbursed to the Administrative Agent, as the case may be, promptly after demand.

         D. COSTS OF ENFORCEMENT. The Borrowers agree to bear and shall pay or reimburse the Administrative Agent and the Lenders in accordance with the terms of subsection 10.2 for all reasonable sums, costs and expenses incurred by the Administrative Agent and the Lenders (including reasonable attorneys' fees and the expenses and fees of any receiver or similar official) of or incidental to the collection of any of the Obligations, any foreclosure (or transfer in lieu of foreclosure) of this Agreement, any Collateral Document or any other Loan Document or any sale of all or any portion of the Mortgaged Property or all or any portion of the other Collateral.

         6.12     FUTURE SUBSIDIARIES.

         A. EXECUTION OF SUBSIDIARY GUARANTY AND COLLATERAL DOCUMENTS. In the event that any Person becomes a Subsidiary on or after the Closing Date, the Borrowers will promptly notify Administrative Agent of that fact and, provided such Subsidiary is not an Excluded Subsidiary or a Non-Guarantor Restricted Subsidiary, cause such Restricted Subsidiary to execute and deliver to the Administrative Agent a supplement to the Subsidiary Guaranty and Security Agreement and to take all such further actions and execute all such further documents and instruments as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create in favor of the Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the personal and mixed property assets of such Restricted Subsidiary which constitute Collateral (subject to Permitted Liens). The Borrowers shall deliver to the Administrative Agent together with such Loan Documents all such further documents and instruments and take such further action necessary to create in favor of the Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority security interest (subject to Permitted Liens) on any real property assets of such Restricted Subsidiary which constitute Collateral, as the Administrative Agent may reasonably request from time to time.

         B. SUBSIDIARY CHARTER DOCUMENTS, LEGAL OPINIONS, ETC. The Borrowers shall deliver to the Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary Guarantors' Certificate or Articles of Incorporation or equivalent limited liability company documents, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to the Administrative Agent, (ii) a copy of such Subsidiary Guarantor's Bylaws, certified by its corporate secretary or an assistant secretary (or their equivalent) as of a recent date prior to their delivery to the Administrative Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary Guarantor as to (a) the fact that the attached resolutions of the Board of Directors or managing member of such Subsidiary Guarantor approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary Guarantor executing such Loan Documents, and (iv) a favorable opinion of counsel to such Subsidiary Guarantor, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary Guarantor, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary Guarantor, (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

         Section 7.        BORROWERS' NEGATIVE COVENANTS.

         The Borrowers covenant and agree with each Lender and each Agent that until the Termination Date, the Borrowers shall perform all of the covenants set forth in this Section 7.

         7.1      INDEBTEDNESS.

         The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (i)      Indebtedness in respect to the Obligations;

                  (ii) Indebtedness existing on the Closing Date and set forth on Schedule 7.1 and refinancing of such Indebtedness in a principal amount not in excess of that which is outstanding on the Closing Date (plus Refinancing Fees) (as such principal amount has been permanently reduced following the Closing Date);

                  (iii) Borrowers and their Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                  (iv) the Borrowers and the Subsidiary Guarantors may become and remain liable for Indebtedness represented by the Mortgage Notes (and Contingent Obligations in respect thereof) in an aggregate principal amount not to exceed at any time $850,000,000, reduced by any principal payments required to be made thereon;

                  (v) any Loan Party may become and remain liable with respect to Indebtedness owed to any Borrower or any Restricted Subsidiary; PROVIDED that all such intercompany Indebtedness shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement;

                  (vi) Indebtedness of Non-Guarantor Restricted Subsidiaries owing to any Loan Party in an aggregate principal amount not to exceed $5,000,000 at any time outstanding, and any Non-Guarantor Restricted Subsidiary may become and remain liable with respect to Indebtedness owing to any other Non-Guarantor Restricted Subsidiary;

                  (vii) the Borrowers and their Restricted Subsidiaries may become and remain liable for Non-Recourse Financing used to finance the construction, purchase or lease of personal or real property (including Specified FF&E) for use in the business of a Borrower or one of its Restricted Subsidiaries provided that the Indebtedness incurred pursuant to this clause (vii) (and any refinancings of such Indebtedness) shall not exceed $50,000,000 (plus any reasonable fees, expenses, premiums and accrued and unpaid interest refinanced (the "REFINANCING FEES")) outstanding at any time;

                  (viii) to the extent that such incurrence does not result in the incurrence by the Borrowers or any of their Restricted Subsidiaries of any obligation for the payment of borrowed money of others, Indebtedness of the Borrowers or a Restricted Subsidiary incurred solely in respect of performance bonds completion guarantees, standby letters of credit or bankers' acceptances, letters of credit in order to provide security for workers' compensation claims, payment obligations in connection with self insurance or similar requirements, surety and similar bonds and statutory claims of lessors, licensees, contractors, franchisees or customers, in each case, in the ordinary course of business; PROVIDED, that such Indebtedness was incurred in the ordinary course of business of the Borrowers or any of their Restricted Subsidiaries and in an aggregate principal amount outstanding under this clause at any one time of less than $15,000,000;

                  (ix) the Borrowers or any Subsidiary Guarantor may become and remain liable for Indebtedness to employees, former employees, directors or former directors of the Borrowers or permitted transferees of such individuals ("EMPLOYEE REPURCHASE NOTES") incurred in connection with any repurchase of employee options or stock upon death, disability, termination or exercise of any redemption or put of such option or stock of such employee in accordance with employment agreements or option plans or agreements as in effect on the Closing Date or approved by the Board of Directors of LVSI ("PERMITTED EMPLOYEE REPURCHASES") PROVIDED that such Indebtedness shall be unsecured and subordinated to the Obligations and shall expressly provide that payments thereon shall be required only to the extent not restricted by this Agreement;

                  (x) the Borrowers or any Restricted Subsidiary may become and remain liable for Indebtedness incurred for the purpose of financing all or any part of the purchase or lease of gaming equipment (including Specified FF&E) to be used in connection with the casino located at the casino resort to be owned by Phase II Subsidiary or any casino to be operated within the Phase II Resort in the aggregate amount at any time outstanding (and any refinancing of such Indebtedness) not to exceed $10,000,000 (plus any Refinancing Fees); PROVIDED, that upon default under such Indebtedness, the lender under such Indebtedness may seek recourse or payment against the Borrowers and their Restricted Subsidiaries only through the return or sale of the property or equipment so purchased or leased and to any proceeds of such property or equipment and Indebtedness and the related collateral account in which such proceeds are held and may not otherwise assert a valid claim for payment on such Indebtedness against the Borrowers and their Restricted Subsidiaries or any other property of the Borrowers and their Restricted Subsidiaries, except in each case in the case of fraud or other customary non-recourse exceptions.

                  (xi) the Borrowers and their Restricted Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $15,000,000 at any time outstanding;

                  (xii) the incurrence by the Borrowers or any Restricted Subsidiary of Indebtedness in aggregate amount at any time outstanding (including any refinancing of such Indebtedness) not to exceed $20,000,000 (plus any Refinancing Fees); PROVIDED that the proceeds of such Indebtedness are used for design, architectural, engineering, permitting and other costs, including operating costs during such period, in connection with the development of the Phase II Resort so long as such costs are not incurred in connection with actual construction (excluding demolition, site preparation, excavation and foundation work and excluding the Phase I-A Project) on the Phase II Land;

                  (xiii) the incurrence by LVSI and New Mall Subsidiary of Indebtedness (a) in an aggregate amount at any time outstanding not to exceed $105,000,000 under the Mall Financing Agreement plus (b) any additional Indebtedness under a Mall Financing Agreement in excess of $105,000,000; PROVIDED that (1) the Indebtedness or Contingent Liabilities incurred by LVSI shall be substantially on the terms set forth in the Mall Loan Agreement and the guaranty, dated as of June 4, 2002, between LVSI and Archon Financial L.P. as in effect on the Closing Date and (2) in the case of clause (b) either (x) such additional Indebtedness is rated Investment Grade by two Rating Agencies or (y) the total amount of Indebtedness permitted to be incurred under this clause shall not exceed 65% of the value of the Mall Collateral;

                  (xiv) the incurrence by the Borrowers, or any Restricted Subsidiary of Indebtedness (which may include Capital Lease obligations, mortgage financings or purchase money obligations), in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Borrowers or the construction, purchase or lease of real or personal property or equipment (including Specified FF&E), in an aggregate principal amount not to exceed $15,000,000 (plus any Refinancing Fees) at any time outstanding (including any refinancings thereof);

                  (xv) Indebtedness arising from any agreement entered into by either of the Borrowers or any of their Restricted Subsidiaries providing for indemnification, purchase price adjustment or similar obligations, in each case, incurred or assumed in connection with an Asset Sale;

                  (xvi) Indebtedness incurred to fund Investments in Macau Entities such that the aggregate amount of such Indebtedness incurred (including any refinancings thereof) does not exceed $40,000,000 (plus any Refinancing Fees) under this clause at any time outstanding; (xvii) to the extent it constitutes Indebtedness, hedging obligations that are incurred (a) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Agreement to be outstanding or (b) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges;

                  (xviii) the incurrence by the Borrowers or any Restricted Subsidiary of Indebtedness incurred to finance the Borrowers' or such Restricted Subsidiary's obligations under the HVAC Services Agreements or to expand, add to or extend the Borrowers' or any Restricted Subsidiary's heating, ventilation, air conditioning or energy systems (including the Specified FF&E), in an aggregate amount at any time outstanding (including any refinancings thereof), not to exceed $15,000,000 (plus any Refinancing Fees);

                  (xix) the Borrowers or any Subsidiary Guarantor may incur Permitted Subordinated Indebtedness;

                  (xx) so long as no Potential Event of Default or Event of Default has occurred and is continuing or would result therefrom, Permitted Subordinated Indebtedness, Additional Notes or other Indebtedness; PROVIDED that at the time of incurrence, (a) the Borrowers' Consolidated Senior Leverage Ratio does not exceed 2.25:1 on a pro forma basis after giving effect to the incurrence of such Indebtedness and the use of proceeds from such Indebtedness, (b) the Borrowers use the proceeds of such Indebtedness to finance Investments permitted hereunder in the Phase II Project or the Macau Entities and
         (c) in the event such Indebtedness (other than Additional Notes) has a second Lien on any of the Collateral, the holders of such Indebtedness or their representative will enter into the Intercreditor Agreement or another intercreditor agreement on terms and conditions reasonably satisfactory to the Arrangers; and

                  (xxi) Indebtedness owed by any Restricted Subsidiary to any Borrower or Restricted Subsidiary constituting an Investment permitted under subsections 7.3 (xiv), (xv) and (xvi).

         7.2      LIENS AND RELATED MATTERS.

         A. PROHIBITION ON LIENS. The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of such Borrower or Restricted Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, except Permitted Liens.

         B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Borrowers or any of their Restricted Subsidiaries, shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, they shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; PROVIDED that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien which is not a Permitted Lien.

         C. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness or leases or to be sold pursuant to an executed agreement with respect to an Asset Sale, none of the Borrowers nor any of their Restricted Subsidiaries, shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired other than as provided herein or in the other Loan Documents, as set forth in the Mortgage Notes Documents, the Mall Financing Agreement and the guarantees and collateral documents relating thereto or in any agreement relating to Indebtedness permitted to be secured by Permitted Liens other than Indebtedness permitted to be incurred pursuant to subsections 7.1 (v), (xxi) or (xxii) including any refinancing thereof permitted hereunder provided that the provisions regarding the creation or assumption of Liens is not less favorable to the Borrowers, such Restricted

Subsidiary or the lenders than those set forth in the documents evidencing the Indebtedness being refinanced or as required by applicable law or any applicable rule or order of any Gaming Authority.

         D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO THE BORROWERS OR OTHER SUBSIDIARIES. The Borrowers will not, and will not permit any of their Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any of their Restricted Subsidiaries to (i) pay dividends or make any other distributions on any of such Restricted Subsidiary's capital stock owned by the Borrowers or any other Restricted Subsidiary of the Borrowers, (ii) repay or prepay any Indebtedness owed by any such Restricted Subsidiaries to the Borrowers, (iii) make loans or advances to the Borrowers, or (iv) transfer any of its property or assets to the Borrowers other than (a) as provided herein or in the other Loan Documents, (b) as set forth in the Mortgage Notes Documents and the Mall Financing Agreement (and any related collateral documents and guarantees) or in any agreement relating to Permitted Subordinated Indebtedness or any other Indebtedness permitted to be incurred pursuant to subsection 7.1(ii), (vii), (xiv), (xviii) or (xxi) including any refinancing thereof permitted hereunder provided that the provisions regarding dividends, distributions, repayments of Indebtedness, loans and advances and transfers of assets are not less favorable to the Borrowers, such Restricted Subsidiary or the lenders than those set forth in the documents evidencing the Indebtedness being refinanced, (c) by reason of customary non-assignment provisions in leases entered into the ordinary course of business and consistent with past practices and any leases permitted hereunder, (d) purchase money obligations for property or Capital Lease obligations for Specified FF&E acquired or leased in the ordinary course of business that impose restrictions of the nature set forth in clause (iv) above on the property so acquired, (e) any instrument governing Indebtedness or Securities of any Person that is an Excluded Subsidiary as in effect on the day that such Person becomes a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person and its Restricted Subsidiaries or the property or assets of the Person and its Restricted Subsidiaries, (f) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements relating to the assets or property of such Joint Ventures or covered by such joint venture agreements,
(g) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (h) any instrument governing Indebtedness or equity Securities of a Person acquired by the Borrowers or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (i) customary restrictions imposed by asset sale or stock purchase agreements relating to the sale of assets or by the Borrowers or any Restricted Subsidiary,
(j) with respect to restrictions of the type set forth in clause (iv) above, as set forth in any agreement relating to Indebtedness permitted to be secured by Permitted Liens other than Indebtedness permitted to be incurred pursuant to subsections 7.1 (v) or (xxi) so long as such restrictions only extend to the assets secured by such Permitted Liens or (k) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, extensions, refundings, replacements or refinancings in whole or in part of the contracts, instruments or obligations referred to in clauses (a) through (j) above; PROVIDED, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of LVSI's Board of Directors, no more restrictive with respect to such dividend and other payments restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, extension, refunding, replacement or refinancing or (h) as required by applicable law or any applicable rule or order of any Gaming Authority.

         7.3      INVESTMENTS; JOINT VENTURES; FORMATION OF SUBSIDIARIES.

         The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture or otherwise form or create any Restricted Subsidiary, except:

                  (i) the Borrowers and their Restricted Subsidiaries may make and own Investments in Cash Equivalents;

                  (ii) Investments existing on the Closing Date and described in SCHEDULE 7.3;

                  (iii) Investments (including the formation or creation of a Subsidiary) (a) by any Borrower in the other Borrower or in any Restricted Subsidiaries or by any Restricted Subsidiary in the Borrowers or other Restricted Subsidiaries; PROVIDED, that the aggregate amount of Investments under this clause (a) made by any Loan Party in or to Non-Guarantor Restricted Subsidiaries shall not exceed $5,000,000 at any time, or (b) by the Borrowers or any Restricted Subsidiary in any Excluded Subsidiary; PROVIDED that the aggregate amount of Investments under this clause (b) shall not exceed $5,000,000 at any time;

                  (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with this Agreement;

                  (v) receivables owing to the Borrowers or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Borrowers or any such Restricted Subsidiary deems reasonable under the circumstances;

                  (vi) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (vii) any transfer or other issuance of equity interests representing not more than 1% of the total equity interest of Phase II Subsidiary or Phase II Holdings or any Subsidiary thereof to Phase II Manager or any Excluded Subsidiary;

                  (viii) the Borrowers and their Restricted Subsidiaries may invest in any Non-Guarantor Restricted Subsidiary, any Excluded Subsidiary, any of the Macau Entities or in the Phase II Project any cash or other property contributed to the Borrowers by Adelson or any of his Affiliates or Related Persons for such purpose;

                  (ix) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or would result therefrom, the Borrowers or any of their Restricted Subsidiaries may form and make Investments in new or existing Non-Guarantor Restricted Subsidiaries, Excluded Subsidiaries and in Joint Ventures; PROVIDED that (a) the aggregate amount of all such Investments shall not at any time exceed $10,000,000, (b) no Supplier Joint Venture shall own or operate or possess any material license, franchise or right used in connection with the ownership or operation of the Project or any material Project assets, (c) in the case of any Investment in a Supplier Joint Venture, LVSI shall have delivered an Officers' Certificate which certifies that in the reasonable judgment of such officer the Investment in such Supplier Joint Venture will result in an economic benefit to the Borrowers (taking into account such Investment) as a result of a reduction in the cost of the goods or services being acquired from the Supplier Joint Venture over the life of the Investment and (d) in the case of an Excluded Subsidiary or Joint Venture, unless otherwise permitted by subsection 7.4, none of the Borrowers, nor any other Restricted Subsidiary of the Borrowers shall incur any liabilities or Contingent Obligations in respect of the obligations of such Excluded Subsidiary or Joint Venture;

                  (x) the Borrowers or any of their Restricted Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.14;

                  (xi) the Borrowers or any of their Restricted Subsidiaries may make loans or advances to their employees or directors or former employees or directors (a) to fund the exercise price of options granted under the Borrowers' stock option plans or agreements or employment agreements, in each case, as approved by LVSI's Board of Directors or (b) for other purposes in an amount not to exceed $2,000,000 in the aggregate outstanding at any time;

                  (xii) the Borrowers and their Restricted Subsidiaries may hold investments consisting of securities or other obligations received in settlement of debt created in the ordinary course of business and owing to the Borrowers or any Restricted Subsidiary or in satisfaction of judgments;

                  (xiii)   the Borrowers and their Restricted Subsidiaries may
         (x) create one or more Subsidiaries for the purpose of establishing foreign or domestic offices for marketing or to otherwise further the business of the Borrowers as described in subsection 7.12 hereof (at their election, the Borrowers may designate any such Subsidiary to be an Excluded Subsidiary) and (y) make Investments in any or all of such Subsidiaries in an aggregate amount not to exceed $10,000,000;

                  (xiv) the Borrowers and any of their Restricted Subsidiaries may make Investments in the Phase II Project (including Investments in any Excluded Subsidiary in connection therewith) in an amount not to exceed $20,000,000; PROVIDED that (a) the proceeds of such Investments are used solely for the design, architectural, engineering or permitting or other costs, including operating costs, in connection with the development of the Phase II Land or Phase II Resort and (b) such costs are not incurred in connection with actual construction (excluding demolition, site preparation, site excavation and foundation work and excluding the Phase I-A Project) on the Phase II Land;

                  (xv) the Borrowers and the Restricted Subsidiaries may make any Investments in any of the Macau Entities, (including an Investment through an Excluded Subsidiary that has directly or indirectly an Investment in a Macau Entity) not to exceed (a) $40,000,000 in the aggregate for Cash and Cash Equivalents and (b) $90,000,000 in the aggregate for any guarantee of Indebtedness of, or performance by, any Macau Entities by the Borrowers or any of their Restricted Subsidiaries, which Contingent Liability is permitted under subsection 7.4; PROVIDED that such Investments will only by permitted pursuant to this clause for so long as the Borrowers or a Restricted Subsidiary are the only Affiliates of the Borrowers that have the contractual right to receive management, consulting, marketing, licensing or other fees or payments (other than reimbursements or repayments of loans or other Investments) from the Macau Project (the "MACAU FEES"); and PROVIDED FURTHER that such Macau Fees, in the aggregate, shall be reasonably comparable in amount to management fees that an unrelated, third-party manager would receive in similar circumstances, as evidenced by an opinion of an Independent Financial Advisor in the gaming or hospitality field;

                  (xvi) the Borrowers and any of their Restricted Subsidiaries may make Investments in any of the Macau Entities or in the Phase II Project (including any Investment in any Excluded Subsidiary in connection therewith) in an amount equal to the sum of
         (1) 50% of (A) the Consolidated Net Income of the Borrowers and their Restricted Subsidiaries for the period (taken as one accounting period) from the Closing Date to the end of the LVSI's most recently ended Fiscal Quarter for which internal financial statements are available (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit) LESS (B) the amount paid or to be paid in respect of such period pursuant to subsection 7.5(v) to shareholders or members other than the Borrowers, PLUS (2) without duplication, 100% of the aggregate net cash proceeds received by the Borrowers since the Closing Date from capital contributions (other than cash equity contributions made by Adelson or any of his Affiliates to be included in Consolidated Adjusted EBITDA to meet the financial covenants set forth in subsection 7.6) or the issue or sale of equity Securities or debt Securities of the Borrowers that have been converted into or exchanged for such equity Securities of the Borrowers (other than equity Securities or such debt Securities of the Borrowers sold to a Restricted Subsidiary of the Borrowers), PLUS (3) the Appraised Value of the Expo Center or the Phase II Land and any improvements thereon if contributed, distributed or transferred without consideration (other than the assumption of liability taken into consideration in calculating the amount under this clause) to the Borrowers or any Subsidiary Guarantor, minus the amount of any liability assumed in connection with the contribution, distribution or transfer of such assets (which contribution, distribution or transfer may be in the form of all of the Capital Stock of an entity whose only material assets consist of the Expo Center or the Phase II Land and any improvements thereon) PLUS (4) to the extent not otherwise included in the Borrowers and their Restricted Subsidiaries' Consolidated Net Income, 100% of the cash dividends or distributions or the amount of the cash principal and interest payments received since the Closing Date by the Borrowers or any Restricted Subsidiary from any Excluded Subsidiary or in respect of any Joint Venture (other than dividends or distributions to pay obligations of or with respect to such Excluded Subsidiary such as income taxes) until the entire amount of the Investment in such Excluded Subsidiary has been received or the entire amount of such Investment in a Joint Venture has been returned, as the case may be, and 50% of such amounts thereafter; PROVIDED, however that in the event that the Borrowers convert an Excluded Subsidiary to a Restricted Subsidiary, the Borrowers may add back to this clause the aggregate amount of any Investment in such Subsidiary that was an Investment made pursuant to subsection 7.3(x) at the time of such Investment other than the conversion of the Phase II Subsidiary to a Restricted Subsidiary in which case the amount added back to this clause shall be the amount calculated under clause (3) above as if such Phase II Subsidiary were contributed to the Borrowers under such clause;

                  (xvii) the Borrowers and any of their Restricted Subsidiaries may make Investments out of the proceeds of the substantially concurrent sale or issuance of equity Securities of the Borrowers; PROVIDED, that the amount of any net cash proceeds from the sale of such equity Securities shall be excluded from clause (xvi)(2) above;

                  (xviii) the Borrowers and their Restricted Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $10,000,000; and

                  (xix)    any Contingent Obligation permitted under subsection
         7.4 to the extent such Contingent Obligation constitutes an Investment.

         7.4      CONTINGENT OBLIGATIONS.

         The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                  (i) (a) the Borrowers and the Subsidiary Guarantors may become and remain liable with respect to Contingent Obligations under Rate Protection Agreements or other Hedging Agreements or (b) the Mall Subsidiaries may become and remain liable with respect to Contingent Liabilities under Hedging Agreements which are entered into to hedge interest rates with respect to obligations under the Mall Financing Agreement;

                  (ii) the Borrowers and their Restricted Subsidiaries may become and remain liable with respect to the Contingent Obligations for Indebtedness permitted under subsection 7.1 to the extent such Borrower or such Restricted Subsidiary is permitted to incur such Indebtedness under subsection 7.1;

                  (iii) the Loan Parties may become and remain liable for customary indemnities under the Project Documents;

                  (iv) the Borrowers and their Restricted Subsidiaries may become and remain liable with respect to other Contingent Obligations, PROVIDED that the maximum aggregate liability, contingent or otherwise, of the Borrowers and their Restricted Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $5,000,000;

                  (v) the Borrowers and their Restricted Subsidiaries may become liable for Contingent Obligations made on behalf of the Macau Entities in an amount, when aggregated (without duplication) with the amount of Investments made in Cash and Cash Equivalents pursuant to subsection 7.3(xv) and Contingent Obligations incurred pursuant to this clause not to exceed $130,000,000 at any time, so long as both before and after giving effect to the incurrence of such Contingent Liability, no Potential Event of Default or Event of Default has occurred or is continuing; and

                  (vi) Investments permitted under subsection 7.3 to the extent they constitute Contingent Liabilities.

         7.5      RESTRICTED PAYMENTS.

         Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment, except:

                  (i) the Borrowers may make regularly scheduled or required payments of principal and interest (and, in the case of the Mortgage Notes, liquidated damages) in respect of any Other Indebtedness or Permitted Subordinated Indebtedness of the Borrowers in accordance with the terms of, and only to the extent required by the agreement pursuant to which such Other Indebtedness was issued PROVIDED that (a) any such payments in respect of any Employee Repurchase Note or Permitted Subordinated Indebtedness may be made only to the extent no Event of Default or Potential Event of Default shall then exist and be continuing or would result therefrom and (c) any such payments in respect of any Employee Repurchase Note may be made only to the extent that the Consolidated Interest Coverage Ratio without giving effect to any Conforming Adelson L/C or substitute cash equity contribution by Adelson or his Affiliates pursuant to the last sentence of the definition of Consolidated Adjusted EBITDA for the four Fiscal Quarter period ended on the most recent Quarterly Date preceding such payment or such shorter period tested on such Quarterly Date under subsection 7.6A (determined on a pro forma basis (as though such payment on the Employee Repurchase Note had been made during the period tested as of such Quarterly Date under subsection 7.6A) would have been in compliance with the requirements of subsection 7.6A as certified to the Administrative Agent by the chief financial officer of the Borrowers, on behalf of the Borrowers, at the time of such payment;

                  (ii) LVSI may make cash distributions or advances in respect of its common stock to, or repurchase common stock from, senior managers or officers of LVSI in an aggregate amount not to exceed $2,000,000 per year, provided that nothing in this subsection 7.5(ii) shall be deemed to permit cash distributions or payments to Adelson or any Family Member (as defined in the definition of "Related Parties");

                  (iii) the Borrowers may exchange up to $15,000,000 in shares of LVSI common stock held by Adelson for up to $15,000,000 of preferred membership interest in Venetian;

                  (iv) the Borrowers and their Subsidiaries may redeem or purchase any equity interests in Borrowers or their Restricted Subsidiaries or any Indebtedness to the extent required by any Nevada Gaming Authority in order to preserve a material Gaming License, provided that so long as such efforts do not jeopardize any material Gaming License, the Borrowers shall have diligently tried to find a third-party purchaser for such equity interests or Indebtedness and no third-party purchasers acceptable to the Nevada Gaming Authority is willing to purchase such equity interests or Indebtedness within a time period acceptable to the Nevada Gaming Authority;

                  (v) (a) for so long as LVSI is a corporation under Subchapter S of the Code or a substantially similarly treated pass-through entity or Venetian is a limited liability company that is treated as a partnership or a substantially similarly treated pass-through entity for Federal income tax purposes (as evidenced by an opinion of counsel at least annually), the Borrowers and their Restricted Subsidiaries may each make cash distributions to shareholders or members, during each Quarterly Period, in an aggregate amount not to exceed the Permitted Quarterly Tax Distribution in respect of the related Estimation Period, and if any portion of the Permitted Quarterly Tax Distribution is not distributed during such Quarterly Payment Period, the Permitted Quarterly Tax Distribution payable during the immediately following four quarter period shall be increased by such undistributed portion and (b) distributions by a non-wholly owned Subsidiary of either of the Borrowers or any Restricted Subsidiary of the Borrowers but only to the extent required to pay any tax liability in respect of the income of such non-wholly owned Subsidiary;

                  (vi) (a) the Loan Parties may make Restricted Payments to other Loan Parties and (b) any Non-Guarantor Restricted Subsidiary or Excluded Subsidiary may make Restricted Payments to Loan Parties, and
         (c) any Non-Guarantor Restricted Subsidiary may make Restricted Payments to any other Non-Guarantor Restricted Subsidiary's intercompany payments from any Subsidiary of a Borrower to any wholly-owned Subsidiary of the Borrowers or any Borrower;

                  (vii) the Borrowers may make Permitted Employee Repurchases so long as (a) no Event of Default or Potential Event of Default shall exist and be continuing or would result therefrom and (b) the Consolidated Interest Coverage Ratio (without giving effect to any Conforming Adelson L/C or substitute cash equity contribution by Adelson or his Affiliates pursuant to the last sentence of the definition of Consolidated Adjusted EBITDA) for the four Fiscal Quarter period ended as of the most recent Quarterly Date prior to such repurchase or such shorter period tested on such immediately preceding Quarterly Date under subsection 7.6B (determined on a pro forma basis as though such Permitted Employee Repurchase had been made during the period tested as of such Quarterly Date under subsection 7.6B) would have been in compliance with the requirements of subsection 7.6B as certified to the Administrative Agent by the chief financial officer of the Borrowers, on behalf of the Borrowers, at the time of such payment;

                  (viii) the Borrowers may make repurchases of capital stock of either of the Borrowers deemed to occur upon exercise of stock options to the extent such capital stock represents a portion of the exercise price of such options;

                  (ix) the Borrowers may make non-cash Restricted Payments of their respective equity Securities in connection with an IPO Restructuring; and

                  (x) the Borrowers may make other Restricted Payments in an amount not to exceed $5,000,000.

         7.6      FINANCIAL COVENANTS.

         A. MINIMUM CONSOLIDATED INTEREST COVERAGE RATIO. The Borrowers will not permit the Consolidated Interest Coverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:


===============================================================================
                       PERIOD                                 MINIMUM
                                                            CONSOLIDATED
                                                              INTEREST
                                                           COVERAGE RATIO
===============================================================================
September 30, 2002 through (and including) June 30,            1.20:1
2003
-------------------------------------------------------------------------------
July 1, 2003 through (and including) December 31,              1.25:1
2003
-------------------------------------------------------------------------------
January 1, 2004 through (and including) June 30,               1.30:1
2004
-------------------------------------------------------------------------------
July 1, 2004 through (and including) December 31,              1.35:1
2004
-------------------------------------------------------------------------------
January 1, 2005 and thereafter                                 1.40:1
===============================================================================


         B. MAXIMUM CONSOLIDATED LEVERAGE RATIO. The Borrowers shall not permit the Consolidated Leverage Ratio as of the last day of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:

===============================================================================
                         PERIOD                                 MAXIMUM
                                                              CONSOLIDATED
                                                             LEVERAGE RATIO
===============================================================================
September 30, 2002 through (and including) December 31,          6.75:1
2002
-------------------------------------------------------------------------------
January 1, 2003 through (and including) June 30, 2003            6.50:1
-------------------------------------------------------------------------------
July 1, 2003 through (and including) September 30, 2003          6.25:1
-------------------------------------------------------------------------------
October 1, 2003 through (and including) December 31,             6.00:1
2003
-------------------------------------------------------------------------------
January 1, 2004 through (and including) March 31, 2005           5.50:1
-------------------------------------------------------------------------------
April 1, 2005 through (and including) March 31, 2006             5.25:1
-------------------------------------------------------------------------------
April 1, 2006 and thereafter                                     5.00:1
===============================================================================


         C. MINIMUM CONSOLIDATED NET WORTH. The Borrowers shall not permit Consolidated Net Worth at any Quarterly Date to be less than $107,000,000 PLUS an amount equal to the sum of (i) 85% of Consolidated Net Income for all periods from the Closing Date through such Quarterly Date less (ii) all net losses for Borrowers and their Restricted Subsidiaries on a consolidated basis for the same period.

         7.7      RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES
                  AND ACQUISITIONS.

         The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, alter the corporate, capital or legal structure (except with respect to changes in capital structure to the extent a Change of Control does not occur as a result thereof) of any Borrower, or any of its Restricted Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (other than inventory in the ordinary course of business), or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

                  (i) as permitted under the terms of this Agreement or any other Loan Document;

                  (ii) the Borrowers and their Restricted Subsidiaries may dispose of obsolete, worn out or surplus assets or assets no longer used or useful in the business of the Borrowers and their Restricted Subsidiaries in each case to the extent made in the ordinary course of business, provided that either (i) such disposal does not materially adversely affect the value of the Collateral or (ii) prior to or promptly following such disposal any such property shall be replaced with other property of substantially equal utility and a value at least substantially equal to that of the replaced property when first acquired and free from any Liens other than Permitted Liens and by such removal and replacement Borrowers and their Restricted Subsidiaries shall be deemed to have subjected such replacement property to the Lien of the Collateral Documents in favor of Lenders, as applicable;

                  (iii) the Borrowers and their Restricted Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales, PROVIDED that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof in the judgment of the Board of Directors of LVSI except for actions permitted under subsection 7.7(ii), (v), (vi), (viii),
         (ix), (x), (xii), (xiv), (xv), (xvii), (xviii) and (xix) and any transaction permitted under subsection 7.10;

                  (iv) subject to subsection 7.11, the Borrowers and their Restricted Subsidiaries may make Asset Sales of assets having a fair market value not in excess of $4,000,000; PROVIDED in each case that
         (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof in the judgment of the Board of Directors of LVSI; (2) at least 75% of the consideration received shall be cash; and (3) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a);

                  (v) the Borrowers and their Subsidiaries may be a party to the Phase I-A Lease;

                  (vi) the Borrowers and their Restricted Subsidiaries may have an Event of Loss;

                  (vii) the Restricted Subsidiaries may issue equity Securities to any Borrower or to any other Restricted Subsidiary or the Borrowers may issue equity Securities to each other;

                  (viii)   the Borrowers and their Restricted Subsidiaries may
         (a) enter into any leases with respect to any space on or within the Project, (b) be a party to any lease in effect on the Closing Date (as such lease may be amended, modified or supplemented in accordance with the terms of this Agreement) or (c) enter into any other lease in connection with the business of the Borrowers and their Restricted Subsidiaries as may be permitted under subsection 7.12;

                  (ix)     the Borrowers may be a party to the HVAC Ground
         Lease;

                  (x) LVSI may lease the casino from Venetian pursuant to the Casino Lease;

                  (xi) the Borrowers may enter into sale(s) transactions in accordance with the terms set forth in subsection 2.4B(iii)(a)(iii);

                  (xii) (a) either Borrower may be merged with the other Borrower and any Subsidiary Guarantor may be merged with (or liquidated into) any other Subsidiary

         Guarantor or any Borrower and (b) any Non-Guarantor Restricted Subsidiary may be merged with (or liquidated into) any Restricted Subsidiary;

                  (xiii) either Borrower may sell, lease or otherwise transfer assets to another Borrower or to a wholly-owned Subsidiary of such Borrower and any wholly-owned Subsidiary of a Borrower may sell, lease or otherwise transfer assets to any other wholly-owned Subsidiary of such Borrower or to a Borrower.

                  (xiv) the Mall Construction Subsidiary may be merged with or liquidated into Venetian;

                  (xv) the Borrowers may dedicate space for the purpose of constructing (i) a mass transit system, (ii) a pedestrian bridge over or a pedestrian tunnel under Las Vegas Boulevard and Sands Avenue or similar structures to facilitate pedestrians or traffic and (iii) a right turn lane or other roadway dedication at or near the Project; PROVIDED in each case that such dedication does not materially impair the use or operations of the Project;

                  (xvi) the Borrowers may license trademarks and trade names in the ordinary course of business;

                  (xvii) the Mall Subsidiary may enter into or take by assignment the Mall Management Agreement and assign its interest therein to New Mall Subsidiary;

                  (xviii) Venetian and Mall Construction Subsidiary (or Mall Subsidiary or New Mall Subsidiary, as applicable) may be a party to or bound by the Billboard Master Lease and the other Master Leases (as defined in that certain FADAA Limited Waiver dated as of November 12, 1999 among inter alia the Borrowers, Mall Construction Subsidiary and Scotia Capital as bank agent);

                  (xix) the Borrowers and their Restricted Subsidiaries may transfer any assets leased or acquired with proceeds of a Non-Recourse Financing permitted under subsection 7.1 or any other financing permitted under subsection 7.1 and secured by a Permitted Lien to the lender providing such financing upon default, expiration or termination of such Non-Recourse Financing or other financing;

                  (xx) the Borrowers may sell receivables for fair market value in the ordinary course of business;

                  (xxi) either Borrower may merge into a holding company in order to create a new holding company parent, to change its place of organization or to convert LVSI into a "C corporation" so long as it gives the Administrative Agent at least forty-five days' notice before it changes its name, identity or corporate structure and shall execute and deliver such instruments and documents as may reasonably be required by the Administrative Agent to maintain a prior perfected security interest in the Collateral; and

                  (xxii) the Borrowers and their Restricted Subsidiaries may incur Liens permitted under subsection 7.2;

                  (xxiii) the consummation of the Refinancing on the Closing Date and the transactions contemplated thereby;

                  (xxiv) mergers, consolidations, liquidations, transfers and other transactions in connection with an IPO Restructuring so long as it gives the Administrative Agent at least forty-five days' notice before it changes its name, identity or corporate structure and shall execute and deliver such instruments and documents as may reasonably be required by the Administrative Agent to maintain a prior perfected security interest in the Collateral; and

                  (xxv) the consummation of an initial public offering of the equity Securities of either Borrower.

         Notwithstanding the foregoing provisions of this subsection 7.7, clause
(viii) shall be subject to the additional provisos that: (a) no Event of Default or Potential Event of Default shall exist and be continuing at the time of such transaction or lease or would occur after as a result of entering into such transaction or lease (or immediately after any renewal or extension thereof at the option of the Borrowers or one of their Restricted Subsidiaries), (b) such transaction or lease will not materially interfere with, impair or detract from the operation of the business of the Borrowers and their Restricted Subsidiaries, (c) such transaction or lease is at a fair market rent or value (in light of other similar or comparable prevailing commercial transactions) and contains such other terms such that the lease, taken as a whole, is commercially reasonable and fair to the Borrowers and their Restricted Subsidiaries in light of prevailing or comparable transactions in other casinos, hotels, hotel attractions or shopping venues or other applicable venues, (d) no gaming or casino operations (other than the operation of arcades and games for children) may be conducted on any space that is subject to such transaction or lease other than by the Borrowers and their Restricted Subsidiaries and (e) no lease may provide that the Borrowers or any of their Restricted Subsidiaries may subordinate its fee, condominium or leasehold interest to any lessee or any party financing any lessee; PROVIDED THAT Administrative Agent on behalf of Lenders shall agree to provide the tenant under any such lease with a Subordination, Non-Disturbance and Attornment Agreement with the tenant under any such lease substantially in the form of EXHIBIT M hereto with such changes as Administrative Agent may approve, which approval shall not be unreasonably withheld or delayed.

         7.8      SALES AND LEASE-BACKS.

         The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Borrowers or any of their Restricted Subsidiaries has sold or transferred or is to sell or transfer to any other Person or (ii) which Borrowers or any of their Restricted Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrowers or any of their Restricted Subsidiaries to any Person in connection with such lease, except that the Borrowers and their Restricted Subsidiaries may enter into sale-leaseback transactions in connection with any Non-Recourse Financing permitted hereunder or such other financings permitted under clause (x) of subsection 7.1 to the extent that the assets subject to such sale-leaseback are acquired contemporaneously with, or within 180 days prior to, such Non-Recourse Financing or such other financings and with the proceeds thereof and neither Borrower nor any of its Restricted Subsidiaries theretofore held any interest in such assets and except that Venetian may enter into the Phase I-A Lease with the Phase II Subsidiary.

         7.9      SALE OR DISCOUNT OF RECEIVABLES.

         The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable other than an assignment for purposes of collection in the ordinary course of business.

         7.10     TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

         The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Borrower or with any Affiliate of a Borrower, except, that the Borrowers may enter into and permit to exist:

                  (i) transactions that are on terms that are not less favorable to that Borrower or Restricted Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such an Affiliate if (a) Borrowers have delivered to the Administrative Agent (1) with respect to any transaction involving an amount in excess of $500,000, an Officers Certificate certifying that such transaction complies with this subsection 7.10, (2) with respect to any transaction involving an amount in excess of $2,000,000, a resolution adopted by a majority of the disinterested non-employee directors of the applicable Borrower or Restricted Subsidiary approving such transaction and an Officers Certificate certifying that such transaction complies with this subsection 7.10, at the time such transaction is entered into and (c) with respect to any such transaction that involves aggregate payments in excess of $15,000,000 or that is a loan transaction involving a principal amount in excess of $15,000,000, an opinion as to the fairness of the financial terms to the applicable Borrower or Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor at the time such transaction is entered into,

                  (ii)     the Services Agreement;

                  (iii) purchases of materials or services from a Joint Venture Supplier by the Borrowers or any of their Restricted Subsidiaries in the ordinary course of business on arm's length terms;

                  (iv) any employment, indemnification, noncompetition or confidentiality agreement entered into by the Borrowers or any of their Restricted Subsidiaries with their employees or directors in the ordinary course of business;

                  (v) loans or advances to employees of the Borrowers or their Restricted Subsidiaries permitted under subsection 7.3(vi) or
         (xi);

                  (vi) the payment of reasonable fees to directors of the Borrowers and their Restricted Subsidiaries who are not employees of the Borrowers or their Restricted Subsidiaries;

                  (vii) the grant of restricted stock, stock options or similar rights to employees and directors of either of the Borrowers pursuant to agreements or plans approved by the Board of Directors of LVSI and any repurchases of stock or options of the Borrowers from such employees to the extent permitted by subsection 7.5;

                  (viii) transactions between or among Borrowers and any of their wholly-owned Subsidiaries;

                  (ix)     the transactions contemplated by each Project
         Document;

                  (x)      the transactions contemplated by the Cooperation
         Agreement;

                  (xi) the transactions contemplated by the HVAC Services Agreement;

                  (xii) the use of the Congress Center or the meeting space in the Phase I-A Project by the owner of the Sands Expo and Convention Center; PROVIDED that Venetian receives fair market value for the use of such property, as determined in the reasonable discretion of LVSI's Board of Directors;

                  (xiii) the Borrowers may enter into and perform their obligations under a gaming, operations lease or management agreement with Phase II Subsidiary or any of its Subsidiaries relating to the casino to be operated in the casino resort owned by the Phase II Subsidiary or any of its Subsidiaries on terms substantially similar to those of the Casino Lease except that (a) the rent payable under such lease shall be equal to all revenues derived from such casino minus the sum of (1) the operating costs related to such casino (including an allocated portion (based on gaming revenue) of the Borrower's administrative costs related to its gaming operations) and (2) the lesser of $250,000 or 1.0% of such casino's operating income (or zero if there is an operating loss) (determined in accordance with GAAP),
         (b) the Borrowers may agree that they shall operate the casino in the casino resort owned by the Phase II Subsidiary and the casino in the Project in substantially similar manners and (c) the Borrowers may agree to have common gaming and surveillance operations in such casinos (based on equal allocations of revenues and operating costs).

                  (xiv) employees of Interface may participate in LVSI's 401(k) Retirement Plan if Interface reimburses the Borrowers for a pro rata portion of the administrative expenses of such plan based on the number of employees of each of Interface and LVSI participating in such plan;

                  (xv)     transactions contemplated by the Interface Lease;

                  (xvi) the Borrowers may reimburse Yona Aviation Services, Inc., or its successors for its operating and lease costs related to the use of its aircraft by the Borrower's employees (based on the actual allocated costs and time of usage);

                  (xvii)   transactions contemplated by the Restaurant Leases;

                  (xviii) transactions contemplated by the Billboard Master Lease and the other master leases;

                  (xix) the preferred reservation system agreement, one or more meeting services agreements, one or more agreements for the use of any space in the Expo Center, and one or more management or operating agreements with respect to the Expo Center, each as may be amended from time to time, and entered into with or required to be entered into with Interface Group--Nevada, Inc. in accordance with that certain Loan Agreement, dated as of June 28, 2001, by and between Bear, Stearns Funding, Inc. and Interface Group--Nevada, Inc.;

                  (xx) (i) license agreements with a Macau Entity and (ii) any other agreements with a Macau Entity, provided the terms of such other agreement under clause (ii) or any amendment to such agreement are no less favorable to the Borrowers or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrowers or such Restricted Subsidiary with an unrelated Person;

                  (xxi) a stockholders' agreement entered into among the Borrowers and the stockholders of LVSI, dated as of January 2, 2002, as amended from time to time;

                  (xxii) Subordinated Indebtedness to Adelson, his Affiliates and/or his Related Parties that has a maturity date that matures after the date of maturity of the Term B Loans, that does not pay any cash interest and that is subordinated in right of payment to the payment in full of the Loans;

                  (xxiii)  issuances of Securities by the Borrowers;

                  (xxiv) Investments in and licenses and other agreements with Joint Ventures permitted hereunder;

                  (xxv) the Phase I-A Lease and the transactions contemplated thereunder and the contemplated transfer of the Phase I-A Airspace to Venetian;

                  (xxvi) any agreement by the owner of the Macau Project to pay Macau Fees to the Borrowers or a Restricted Subsidiary directly or indirectly;

                  (xxvii) any registration rights agreement to provide for the registration under the Securities Act of the capital stock interests held by Affiliates;

                  (xxviii) the Agreement between Mall Subsidiary and New Mall Subsidiary, dated as of the Closing Date, whereby Mall Subsidiary provides employee services to New Mall Subsidiary;

                  (xxix) Investments permitted by subsection 7.3 and Restricted Payments permitted by Subsection 7.5;

                  (xxx) transactions consummated on the Closing Date in connection with the Restructuring;

                  (xxxi) the IPO Restructuring and the transactions contemplated thereby;

                  (xxxii)  transactions permitted by subsection 7.7; and

                  (xxxiii) an agreement with Interface to provide audio visual, telecommunications, electrical, janitorial and other related services to group customers of (a) the Phase I-A Project meeting space and (b) the Phase I Project;

         7.11     DISPOSAL OF SUBSIDIARY STOCK.

         Except in connection with an IPO Restructuring or sales or issuances to Public Co., the Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of Venetian or any of the Borrowers' Restricted Subsidiaries (other than the sale of preferred membership interests in Venetian to Adelson or an Affiliate of Adelson), except (i) to qualify directors if required by applicable law and (ii) to the extent required by any Nevada Gaming Authority in order to preserve a material Gaming License.

         7.12     CONDUCT OF BUSINESS.

         The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, engage in any business activity except those business activities engaged in on the Closing Date and any activity or business incidental, related or similar thereto, or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including any internet gaming, hotel, entertainment, recreation, convention, trade show, meeting, retail sales, or other activity or business designated to promote, market, support, develop, construct or enhance the casino gaming, hotel, retail and entertainment mall and resort business operated by the Borrowers and their Restricted Subsidiaries, including, participating in Joint Ventures and the Macau Entities.

         7.13     CERTAIN RESTRICTIONS ON CHANGES TO CERTAIN DOCUMENTS.

         A. MODIFICATIONS OF CERTAIN OPERATIVE DOCUMENTS AND PERMITS; NEW MATERIAL CONTRACTS OR PERMITS. The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, agree to any material amendment to, or waive any of its material rights under, any Permit or Material Contract or enter into new Material Contracts or Permits (it being understood that any Material Contracts which are covered by clause B or C below shall also be subject to the restrictions set forth therein) without in each case obtaining the prior written consent of Requisite Lenders if in any such case, such amendment or waiver or new Material Contract or Permit could reasonably be expected to have a Material Adverse Effect or otherwise adversely affect Lenders in any material respect.

         B. AMENDMENTS OF DOCUMENTS RELATING TO OTHER INDEBTEDNESS. The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, amend or otherwise change the terms of any of the Mortgage Notes Documents (other than with respect to the Additional Notes) or the documents relating to the Permitted Subordinated Indebtedness or permit the termination thereof (other than in accordance with the terms thereof), or make any payment consistent with an amendment thereof or change thereto, if (a) with respect to the Mortgage Notes Documents, the effect of such amendment or change is to increase the interest rate or fees on such Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto or otherwise change such event of default in a manner more favorable to such Borrower or such Restricted Subsidiary than the existing event of default), change the commitment thereunder, change the redemption provisions thereof (in a manner favorable to the Mortgage), change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or (b) with respect to the Mortgage Notes Documents or the documents relating to the Permitted Subordinated Indebtedness, if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of the Indebtedness or obligations evidenced thereby (or a trustee or other representative on their behalf) which would be materially adverse to the Borrowers, such Restricted Subsidiary or the Lenders.

         C. CERTAIN OTHER RESTRICTIONS ON AMENDMENTS. The Borrowers shall not, and shall not permit any of their Subsidiaries to, agree to any material amendment to, or waive any of its material rights under the Resort Complex Operative Documents which would require the consent of the Administrative Agent including pursuant to Article XIV, Section 26 of the Cooperation Agreement, including any material amendment to, or any waiver of material rights under
Article III, Sections 1 and 3, Article IV, Section 1, Article IX(b)-(e), Articles X-XII and Article XIV, Sections 1, 3, 4, 6, 7, 8, 14 and 26 of the Cooperation Agreement, without obtaining the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed.

         D. CONSENT TO CERTAIN AGREEMENTS. Notwithstanding the foregoing provisions of this subsection 7.13, on or after the Closing Date, the Borrowers may enter into amendments to the HVAC Services Agreement and the Cooperation Agreement, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

         7.14     CONSOLIDATED CAPITAL EXPENDITURES.

         The Borrowers shall not, and shall not permit their Restricted Subsidiaries to, make or incur Consolidated Capital Expenditures, in any four Fiscal Quarter period indicated below, in an aggregate amount in excess of the corresponding amount (the "MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES AMOUNT") set forth below opposite such four Fiscal Quarter period; PROVIDED that the Maximum Consolidated Capital Expenditures Amount for any four Fiscal Quarters shall be increased by an amount equal to the excess, if any, of the Maximum Consolidated Capital Expenditures Amount for the previous four Fiscal Quarter period over the actual amount of Consolidated Capital Expenditures for such previous four Fiscal Quarter period:

==============================================================================
             FOUR FISCAL QUARTER                           MAXIMUM
                    PERIOD                          CONSOLIDATED CAPITAL
                                                     EXPENDITURES AMOUNT
==============================================================================
From the Closing Date through and including              $33,000,000
June 30, 2003
------------------------------------------------------------------------------
Each Four Fiscal Quarter period thereafter.              $40,000,000
==============================================================================

         7.15     FISCAL YEAR.

         Neither Borrower shall change its Fiscal Year-end from December 31.

         7.16     ZONING AND CONTRACT CHANGES AND COMPLIANCE.

         Without the prior written approval of the Administrative Agent, the Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, initiate or consent to any zoning downgrade of the Mortgaged Property or seek any material variance under any existing zoning ordinance or use or permit the use of the Mortgaged Property in any manner that could result in such use becoming a non-conforming use (other than a non-conforming use permissible under automatic grandfathering provisions) under any zoning ordinance or any other applicable land use law, rule or regulation. The Borrowers shall not, and shall not permit any of their Restricted Subsidiaries to, initiate or consent to any change in any laws, requirements of Governmental Instrumentalities or obligations created by private contracts which now or hereafter could reasonably be likely to materially and adversely affect the ownership, occupancy, use or operation of the Mortgaged Property without the prior written consent of the Administrative Agent.

         7.17     NO JOINT ASSESSMENT; SEPARATE LOTS.

         Without the prior written approval of the Administrative Agent, which approval may be granted, withheld, conditioned or delayed in its sole discretion, the Borrowers shall not suffer, permit or initiate, and shall not permit any of their Restricted Subsidiaries to, suffer, permit or initiate, the joint assessment of the Mortgaged Property (i) with any other real property constituting a separate tax lot other than the portion of the Phase II Land encumbered by the Phase I-A Lease and (ii) with any portion of the Mortgaged Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any Taxes which may be levied against any such personal property shall be assessed or levied or charged to the Mortgaged Property as a single Lien. The Mortgaged Property, other than the Phase I-A Airspace, is comprised of one or more parcels, each of which, to the knowledge of the Borrowers, constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

         7.18     DECLARATION OF RESTRICTED SUBSIDIARIES.

         The Borrowers may designate any Excluded Subsidiary to be a "Restricted Subsidiary" under this Agreement and the Mortgage Notes Indenture; PROVIDED that no Event of Default has occurred or would occur as a result of such designation.

         Section 8.        EVENTS OF DEFAULT.

         If any of the following conditions or events set forth in this Section shall occur (any such conditions or events collectively "EVENTS OF DEFAULT"):

         8.1      FAILURE TO MAKE PAYMENTS WHEN DUE.

         Failure by the Borrowers to pay any installment of principal on any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by the Borrowers to pay when due any amount payable to an Issuing Lender in reimbursement of any drawings; or failure by the Borrowers to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

         8.2      DEFAULT UNDER OTHER INDEBTEDNESS OR CONTINGENT OBLIGATIONS.

         (i) Failure of any Borrower or any of its Restricted Subsidiaries, to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $7,500,000 or more or with an aggregate principal amount of $15,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by any Borrower or any of its Restricted Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

         8.3      BREACH OF CERTAIN COVENANTS.

         Failure of Loan Parties to perform or comply with any term or condition contained in subsection 2.5, 6.2 or 6.8C(ii) or Section 7 of this Agreement; or

         8.4      BREACH OF WARRANTY.

         Any representation, warranty, certification or other statement made by the Borrowers or any of their Restricted Subsidiaries in any Loan Document or in any statement or certificate at any time given by the Borrowers or any of their Restricted Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

         8.5      OTHER DEFAULTS UNDER LOAN DOCUMENTS.

         Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of the Borrowers or such Loan Party becoming aware of such default or (ii) receipt by the Borrowers and such Loan Party of notice from Administrative Agent or any Lender of such default; or

         8.6      INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

         (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of a Borrower or any of its Restricted Subsidiaries or the Phase II Subsidiary in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against a Borrower or any of its Restricted Subsidiaries or the Phase II Subsidiary, under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over a Borrower or any of its Restricted Subsidiaries or the Phase II Subsidiary, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of a Borrower or any of its Restricted Subsidiaries or the Phase II Subsidiary, for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of a Borrower or any of its Restricted Subsidiaries or the Phase II Subsidiary, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

         8.7      VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

         (i) A Borrower or any of its Restricted Subsidiaries or the Phase II Subsidiary shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or a Borrower or any of its Restricted Subsidiaries or the Phase II Subsidiary shall make any assignment for the benefit of creditors; or (ii) a Borrower or any of its Restricted Subsidiaries or the Phase II Subsidiary shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due and in each case a period of 30 days shall have elapsed; or the Board of Directors of a Borrower or any of its Restricted Subsidiaries or the Phase II Subsidiary (or any committee thereof) or of its managing member shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

         8.8      JUDGMENTS AND ATTACHMENTS.

         Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $7,500,000 or (ii) in the aggregate at any time an amount in excess of $15,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against a Borrower or any of its Restricted Subsidiaries or any of their respective assets and shall remain unpaid and undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

         8.9      DISSOLUTION.

         Any order, judgment or decree shall be entered against a Borrower or any of its Restricted Subsidiaries decreeing the dissolution or split up of such Person and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

         8.10     EMPLOYEE BENEFIT PLANS.

         There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of a Borrower, or any of its Restricted Subsidiaries or any of their respective ERISA Affiliates in excess of $2,500,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $5,000,000; or

         8.11     CHANGE IN CONTROL.

         A Change of Control shall occur; or

         8.12     FAILURE OF GUARANTY; REPUDIATION OF OBLIGATIONS.

         At any time after the execution and delivery thereof, (i) the Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force or effect (other than in accordance with its terms), or shall be declared null and void by a Governmental Instrumentality of competent jurisdiction, (ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void by a Governmental Instrumentality of competent jurisdiction, or the Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in the Collateral (subject to Permitted Liens) for any reason other than the failure of the Administrative Agent or any Lender to take any action within its control, except as otherwise contemplated in any Loan Document, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability prior to the Termination Date or (vi) the subordination provisions in the Employee Repurchase Notes or in any other instrument required under any provision of this Agreement to be subordinated to the Obligations shall cease to be enforceable against the holder thereof; or

         8.13     DEFAULT UNDER OR TERMINATION OF OPERATIVE DOCUMENTS.

         Any of the Operative Documents shall terminate or be terminated or canceled, prior to its stated expiration date or either Borrower shall be in default (after the giving of any applicable notice and the expiration of any applicable grace period) or any Affiliate of the Borrowers shall be in default (after the giving of any applicable notice and the expiration of any applicable grace period) under any of the Operative Documents; PROVIDED that a default or termination under any Project Document shall constitute an Event of Default hereunder only if such default or termination may reasonably be expected to cause a Material Adverse Effect; or

         8.14     DEFAULT UNDER OR TERMINATION OF PERMITS.

         A Borrower or any of its Restricted Subsidiaries shall fail to observe, satisfy or perform, or there shall be a violation or breach of, any of the material terms, provisions, agreements, covenants or conditions attaching to or under the issuance to such Person of any material Permit, including the gaming license held by LVSI or any such Permit or any material provision thereof shall be terminated or fail to be in full force and effect or any Governmental Instrumentality shall challenge or seek to revoke any such Permit if such failure to perform, breach or termination could reasonably be expected to have a Material Adverse Effect; or

         8.15     DEFAULT UNDER OR TERMINATION OF COOPERATION AGREEMENT.

         Any default by Interface shall occur under Article III, Section 3 of the Cooperation Agreement beyond any applicable notice or cure periods; or

         8.16     ACCELERATION OF OBLIGATIONS OF PHASE II SUBSIDIARY.

         The Phase II Subsidiary shall be in breach or default with respect to any term of one or more items or Indebtedness or Contingent Obligation(s) in an individual principal amount of $7,500,000 or more or an aggregate principal amount of $15,000,000 or more, if as result thereof the holders of such Indebtedness or Contingent Obligations) (or an agent or trustee acting on their behalf) have caused that Indebtedness or Contingent Obligation(s) to become due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

         8.17     CERTAIN INVESTMENTS IN ANY EXCLUDED SUBSIDIARY.

         Adelson or any of his Affiliates (other than the Borrowers and their Subsidiaries) shall directly acquire or hold any Investment in any Excluded Subsidiary or any Person which any Excluded Subsidiary controls or holds an Investment other than (a) purchases of its public debt securities in the secondary market, (b) in the case of the Macau Entities, Investments through loans or other indebtedness or guaranties, (c) in the case of the Phase II Subsidiary or any of its Subsidiaries, investments through loans, completion guaranties or other guaranties, or (d) pursuant to a contribution of an equity interest by Interface or any of its Subsidiaries in the Borrowers or any of their Subsidiaries; or

         8.18     CONFORMING ADELSON L/C AND IN BALANCE L/C.

         Except as released as permitted under subsections 2.4B(iii)(g) or (h), as applicable, and subsection 7.13, any Conforming Adelson L/C or In Balance L/C shall cease to be in full force and effect at any time prior to twenty-four months from and after the date of its delivery to the Administrative Agent other than following a drawing in full by the Administrative Agent or, if permitted under the definition of Conforming Adelson L/C Draw Event or In Balance L/C Draw Event, as applicable, the replacement of such Conforming Adelson L/C or In Balance L/C, as applicable, with a cash equity contribution in the Borrowers in the amount of the Conforming Adelson L/C or In Balance L/C, as applicable; or

         8.19     DEFAULT UNDER THE PHASE I-A LEASE.

         Any default occurring after the expiration of applicable grace periods under the Phase I-A Lease whereby the Phase I-A Lease shall terminate or be terminated or cancelled prior to the stated expiration date therefor;

THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrowers, and the obligation of each Lender to make any Loan, the obligation of the Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, the Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to the Borrowers, declare all or any portion of the amounts described in clauses (a),
(b) and (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of the Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; PROVIDED that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i).

         Any amounts described in clause (b) above, when received by the Administrative Agent, shall be held by the Administrative Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Administrative Agent. Notwithstanding anything contained in the preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause (ii) of such paragraph the Borrowers shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to the Borrowers, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit the Borrowers, and such provisions shall not at any time be construed so as to grant the Borrowers the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

         Section 9.        AGENTS AND ARRANGERS.

         9.1      APPOINTMENT.

         A. APPOINTMENT OF THE ADMINISTRATIVE AGENT. Scotia Capital is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes the Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. The Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 (other than the second proviso to the first sentence of subsection 9.6) are solely for the benefit of the Administrative Agent and the Lenders; the Borrowers shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrowers or any of their Subsidiaries.

         B. APPOINTMENT OF SUPPLEMENTAL AGENTS. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Administrative Agent appoint an additional individual or institution as a separate collateral agent or collateral co-agent (any such additional individual or institution being referred to here individually as a "SUPPLEMENTAL AGENT" and collectively as "SUPPLEMENTAL AGENTS").

         In the event that the Administrative Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such

Supplemental Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Agent, as the context may require.

         Should any instrument in writing from the Borrowers or any other Loan Party be required by any Supplemental Agent so appointed for more fully and certainly vesting in and confirming to it such rights, powers, privileges and duties, the Borrowers shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by such Supplemental Agent or the Administrative Agent. In case any Supplemental Agent, or a successor thereto, shall resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Agent.

         9.2      POWERS AND DUTIES; GENERAL IMMUNITY.

         A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to the Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. The Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. The Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

         B. NO RESPONSIBILITY FOR CERTAIN MATTERS. The Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Administrative Agent to Lenders or by or on behalf of the Borrowers to the Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Borrowers or any other Person liable for the payment of any Obligations, nor shall Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

         C. EXCULPATORY PROVISIONS. Neither Administrative Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by the Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by the Administrative Agent's gross negligence or willful misconduct. The Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Administrative Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), the Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrowers and their Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of the Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

         D. ADMINISTRATIVE AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, the Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Borrowers or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

         E. ADMINISTRATIVE AGENT DETERMINATIONS. To the extent the Administrative Agent is entitled or required to make any determinations under the Intercreditor Agreement or any other intercreditor agreement, the Administrative Agent shall make such determinations upon the advice of Requisite Lenders.

         9.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDIT WORTHINESS.

         Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrowers and their Subsidiaries in connection with the making of the Loans and the issuance of the Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrowers and their Subsidiaries. The Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and the Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

         9.4      RIGHT TO INDEMNITY.

         Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Administrative Agent, to the extent that Administrative Agent shall not have been reimbursed by the Borrowers, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to the Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

         9.5      SUCCESSOR ADMINISTRATIVE AGENT.

         Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and the Borrowers, and the Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Borrowers and the Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to the Borrowers, to appoint a successor Administrative Agent (provided that such successor is or simultaneously therewith becomes a Lender). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         9.6      COLLATERAL DOCUMENTS AND SUBSIDIARY GUARANTY.

         Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document and Subsidiary Guaranty as secured party or beneficiary (as applicable), and each Lender agrees to be bound by the terms of each Collateral Document and Subsidiary Guaranty; PROVIDED that Administrative Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or Subsidiary Guaranty, or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); PROVIDED FURTHER, however, that, without further written consent or authorization from Lenders, the Administrative Agent may execute any documents or instruments necessary to (i) release any Subsidiary from the Subsidiary Guaranty to the extent the stock of such Restricted Subsidiary is sold in a transaction permitted under this Agreement or otherwise consented to by the Lenders in accordance with subsection
10.6 and (ii) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or in connection with a Non-Recourse Financing or any other Indebtedness secured by a Permitted Lien or to which the Lenders have otherwise consented in accordance with subsection 10.6. In connection with any disposition or release of any Collateral pursuant to the terms of any Loan Document, at the Borrowers' request and expense, the Administrative Agent shall (without recourse and without any representation or warranty) execute and deliver to the Borrowers such documents (including UCC-3 termination statements) as the Borrowers' may reasonably request to evidence or effect such disposition or release. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrowers, the Administrative Agent and each Lender hereby agree that (X) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and each Guaranty may be exercised solely by the Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (Y) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent at such sale.

         9.7      INTERCREDITOR AGREEMENT.

         Each Lender hereby further authorizes the Administrative Agent, on behalf of and for the benefit of Lenders, to enter into the Intercreditor Agreement and any other intercreditor agreements in the form of the Intercreditor Agreement entered into by the Administrative Agent with any subsequent holders of any secured Indebtedness permitted to be incurred under subsection 7.1(xx) or otherwise consented to by the Lenders in accordance with subsection 10.6, and each Lender agrees to be bound by the terms of the Intercreditor Agreement and each other such intercreditor agreement; PROVIDED that the Administrative Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Intercreditor Agreement or any other such intercreditor agreement without the prior consent of Requisite Lenders (or, if such amendment, modification, termination or waiver would result in a change that under subsection 10.6 would require the consent of all Lenders, then the prior consent of all Lenders).

         9.8      APPOINTMENT OF ARRANGERS.

         Scotia Capital and Goldman are hereby appointed as Arrangers hereunder and under the other Loan Documents and each Lender hereby authorizes such Arrangers to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. The Arrangers agree to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this subsection 9.8 are solely for the benefit of each of the Agents and the Lenders; the Borrowers shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, the Arrangers do not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with the Lenders or for the Borrowers or any of their Subsidiaries. Upon the Termination Date all obligations of the Arrangers hereunder shall terminate.

9.9 THE SYNDICATION AGENT. Goldman, in its capacity as the Syndication Agent hereunder, shall not have any right, power, obligation, liability, responsibility or duty under this Agreement (or any other Loan Document) other than those applicable to it in its capacity as a Lender (to the extent that it is a Lender hereunder) and an Arranger (until such time as the obligations of the Arrangers terminate in accordance with subsection 9.8). Without limiting the foregoing, Goldman, in its capacity as the Syndication Agent, does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency and trust with the Lenders or for the Borrowers or any of their Subsidiaries.

         Section 10.       MISCELLANEOUS.

         10.1     ASSIGNMENTS AND PARTICIPATIONS IN LOANS.

         A. GENERAL. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Eligible Assignee or any other Person (and in the case of any other Person, with the approval of the Borrowers) in all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; PROVIDED that no such sale, assignment, transfer or participation shall, without the consent of the Borrowers, require the Borrowers to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; PROVIDED, FURTHER that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by the Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii) and PROVIDED, FURTHER that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Commitment and the Loans of the Lender effecting such sale, assignment, transfer or participation. Except as otherwise provided in this subsection 10.1, no Lender shall, as between the Borrowers and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

         B.       ASSIGNMENTS.

                  (i) AMOUNTS AND TERMS OF ASSIGNMENTS. Each Commitment, Loan, Letter of Credit or participation therein, or other Obligation may in whole or in part (a) be assigned, in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender or an Approved Fund, or may be pledged to by a Lender in support of its obligations to such pledgee (without releasing the pledging Lender from any of its obligations hereunder), with the giving of notice to the Borrowers and the Administrative Agent; PROVIDED that if such assignment relates to Revolving Loans, Revolving Loan Commitments, Term A Loans or Term A Loan Commitments, the assignee shall represent that it has the financial resources to fulfill its commitments hereunder and such assignment is consented to by the Administrative Agent and Issuing Lender (in their sole discretion) (prior to the existence of an Event of Default, such assignee shall also be acceptable to the Borrowers, such consent not to be unreasonably withheld or delayed) or (b) be assigned in an aggregate amount of not less than $1,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other obligations of the assigning Lender) to any Eligible Assignee with the consent of the Administrative Agent and, so long as no Potential Event of Default or Event of Default has occurred and is continuing, the Borrowers (which consent shall not be unreasonably withheld or delayed). Assignments of Term B Loans must be in an aggregate amount of not less than $1,000,000 or such lesser amount as shall constitute the aggregate amount of such Lender's Term B Loans (unless such assignment is made to an Affiliate or an Approved Fund of the assignor Lender or another Lender, in which case there will be no minimum amount) and such Eligible Assignee must be reasonably acceptable to the Administrative Agent. To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The assignor or assignee to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $2,000 in respect of assignments, and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to the Administrative Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.10B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; PROVIDED that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon new Notes shall be issued to the assignee and to the assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans, as the case may be, of the assignee and the assigning Lender.

                  (ii) ACCEPTANCE BY THE ADMINISTRATIVE AGENT; RECORDATION IN REGISTER. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to the Administrative Agent pursuant to subsection 2.7B(iii)(a), the Administrative Agent shall, if Administrative Agent has consented to the assignment evidenced thereby (to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of the Administrative Agent to such assignment), (b) record the information contained therein the Register, and (c) give prompt notice thereof to the Borrowers. The Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

         C. PARTICIPATIONS. The holder of any participation, other than an Affiliate or an Approved Fund of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation, (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, or (iii) releasing all or substantially all of the Collateral, and all amounts payable by the Borrowers hereunder (including amounts payable to such Lender pursuant to subsections 2.6D and 2.7) shall be determined as if such Lender had not sold such participation. The Borrowers and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of the Borrowers to the participant and (b) the participant shall be considered to be a "Lender".

         D. ASSIGNMENTS TO FEDERAL RESERVE BANKS AND TRUSTEES. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, (i) any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank or (ii) upon notice to the Administrative Agent any Lender may pledge all or any portion of its Loans, Commitments, the other Obligations owed to such Lender, and its Notes, to its creditors or to its trustee in support of its obligations to such creditor or trustee; PROVIDED that
(i) no Lender shall, as between the Borrowers and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank or such creditor or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

         E. INFORMATION. Each Lender may furnish any information concerning the Borrowers and their Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.20.

         F. REPRESENTATIONS OF LENDERS. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal or state securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

         10.2     EXPENSES.

         Whether or not the transactions contemplated hereby shall be consummated, the Borrowers agree to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for the Borrowers (including any opinions requested by Lenders as to any legal matters arising hereunder) and of the Borrowers' performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to the Arrangers in connection with the negotiation, preparation, execution and administration of the Loan Documents (subject to the terms of the separate letter outlining the payment of legal fees and costs and expenses) and the reasonable fees, expenses and disbursements of counsel to the Administrative Agent in connection with any consents, amendments, waivers or other modifications to any Loan Documents (whether or not effective or executed) and any other documents or matters requested by the Borrowers; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of the Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to the Administrative Agent and of counsel providing any opinions that Administrative Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by the Administrative Agent or its counsel) of obtaining and reviewing any appraisals provided for under any Loan Documents, any environmental audits or reports provided for under subsection 6.7B; (vi) the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by the Agents in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by the Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of any Loan Document) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

         10.3     INDEMNITY.

         In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, the Borrowers agree to defend (subject to the Borrowers' selection of counsel with the consent of the Indemnitee, which shall not be unreasonably withheld), indemnify, pay and hold harmless the Administrative Agent, the Arrangers and Lenders, and the officers, directors, employees, agents and affiliates of the Administrative Agent, the Arrangers and Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); PROVIDED that the Borrowers shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

         As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) any Operative Documents or the Project Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty), (ii) the statements contained in the commitment letter delivered by any Lender to the Borrowers with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Borrowers or any of their Subsidiaries.

         To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the Borrowers shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

         10.4     SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.

         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of the Borrowers against and on account of the obligations and liabilities of the Borrowers to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. The Borrowers hereby further grant to the Administrative Agent and each Lender a security interest in all deposits and accounts maintained with Administrative Agent or such Lender as security for the Obligations.

         10.5     RATABLE SHARING.

         The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's Lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrowers or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrowers expressly consent to the foregoing arrangement and agree that any holder of a participation so purchased may exercise any and all rights of banker's Lien, set-off or counterclaim with respect to any and all monies owing by the Borrowers to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

         10.6     AMENDMENTS AND WAIVERS.

         A. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes or other Loan Documents, and no consent to any departure by the Borrowers therefrom, shall in any event be effective without the written concurrence of Requisite Lenders (or the Administrative Agent only if this Agreement or such Loan Document expressly so provides); PROVIDED that no amendment, modification, termination, waiver or consent shall, unless approved in writing and signed by the Borrowers and all the Lenders, do any of the following: reduce the principal of, or interest on, the Loans or any fees hereunder (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E); unless expressly permitted by any Loan Document, permit any Borrower to assign or delegate any of its rights or Obligations under the Loan Documents; change in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders" (it being understood that, with the consent of Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in "Pro Rata Share" and "Requisite Lenders" on substantially the same terms as the Term Loan Commitments and the Term Loans and the Revolving Loan Commitments and the Revolving Loans); change in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpone any date fixed for the payment in respect of principal of, or interest on, the Loans or any fees hereunder; release any Lien granted in favor of the Administrative Agent with respect to 25% or more in aggregate fair market value of the Collateral other than in accordance with the terms of the Loan Documents (it being understood that the granting of additional Liens on Collateral is not a release of a Lien on such Collateral); release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, other than in accordance with the terms of the Loan Documents;

change in any manner the provisions contained in subsections 9.1, 10.5 or 10.6; PROVIDED, FURTHER that (i) any such amendment, modification, termination, waiver or consent which increases the amount of the Commitment for any Lender shall be effective only if evidenced by a writing signed by or on behalf of such Lender and (ii) any release of Liens on Collateral granted to the Administrative Agent with respect to less than 25% in aggregate fair market value of the Collateral shall only require the consent of the Requisite Lenders and the Administrative Agent.

         B. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of the Administrative Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note except that to the extent such amendment, modification, termination or waiver would not otherwise require the consent of all Lenders, only the holder of such Note or Notes up to the amount constituting Requisite Lenders shall be required hereunder and (iii) no amendment, modification, termination or waiver of any provision of Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of the Administrative Agent shall be effective without the written concurrence of the Administrative Agent.

         C. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by the Borrowers, on the Borrowers.

         D. Notwithstanding the foregoing, if any Lender does not agree to any amendment hereunder requiring the consent of all Lenders and consented to by Lenders having or holding at least 66?% of the sum of the aggregate Loans and unused Commitment of all Lenders, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in subsection 10.1, including as a condition precedent to such assignment, (i) Administrative Agent's consent to the assignee unless not otherwise required by subsection 10.1 and (ii) payment by the Borrowers of the registration fee set forth in subsection 10.1B(i)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) such Lender shall have received irrevocable payment in full in cash of an amount equal to the outstanding principal of its Loans, accrued interest thereon, and accrued fees and all other Obligations and other amounts payable to it hereunder from the assignee or the Borrowers and (ii) such assignment will result in such amendment being approved.

         10.7     CERTAIN MATTERS AFFECTING LENDERS.

         (a) If (i) the Nevada Gaming Commission shall determine that any Lender does not meet suitability standards prescribed under the Nevada Gaming Regulations or (ii) any other gaming authority with jurisdiction over the gaming business of the Borrowers shall determine that any Lender does not meet its suitability standards (in any such case, a "FORMER LENDER"), the Administrative Agent or the Borrowers shall have the right (but not the duty) to designate bank(s) or other financial institution(s) (in each case, a "SUBSTITUTE LENDER," which may be any Lender or Lenders that agree to become a Substitute Lender and to assume the rights and obligations of the Former Lender, subject to receipt by the Administrative Agent of evidence that such Substitute Lender is an Eligible Assignee. The Substitute Lender shall assume the rights and obligations of the Former Lender under this Agreement. The Borrowers shall bear the costs and expenses of any Lender required by the Nevada Gaming Commission, or any other gaming authority with jurisdiction over the gaming business of the Borrowers, to file an application for a finding of suitability in connection with the investigation of an application by the Borrowers for a license to operate a gaming establishment, in connection with such application for a finding of suitability.

         (b) Notwithstanding the provisions of subsection 10.7(a), if any Lender becomes a Former Lender, and if the Administrative Agent or the Borrowers fail to find a Substitute Lender pursuant to subsection 10.7(a) within any time period specified by the appropriate gaming authority for the withdrawal of a Former Lender (the "WITHDRAWAL PERIOD"), the Borrowers shall immediately prepay in full the outstanding principal amount of Loans made by such Former Lender, together with accrued interest thereon to the earlier of (x) the date of payment or (y) the last day of any Withdrawal Period.

         10.8     INDEPENDENCE OF COVENANTS.

         All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

         10.9     NOTICES.

         Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; PROVIDED that notices to the Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be (i) as to the Borrowers, the Administrative Agent or the Syndication Agent, set forth under such party's name on the signature pages hereof or such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other Lender, such other address as set forth on SCHEDULE 2.1 or as shall be designated by such party in a written notice delivered to the Administrative Agent.

         10.10    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

         B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrowers set forth in subsections 2.6D, 2.7, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4, 10.5 and 10.20 shall survive the payment of the Loans and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

         10.11    FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of the Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         10.12    MARSHALLING; PAYMENTS SET ASIDE.

         Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrowers or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrowers make a payment or payments to the Administrative Agent or Lenders (or to the Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

         10.13    SEVERABILITY.

         In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         10.14    OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

         The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments or representations of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, subject to the second sentence of subsection 9.6 and it shall not be necessary for any Lender to be joined as an additional party in any proceeding for such purpose.

         10.15    HEADINGS.

         Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

         10.16    APPLICABLE LAW.

         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         10.17    SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Borrowers' rights or obligations hereunder nor any interest therein may be assigned or delegated by the Borrowers without the prior written consent of all Lenders.

         10.18    CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWERS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, BORROWERS, FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, IRREVOCABLY

         (I) ACCEPT GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

         (II)     WAIVE ANY DEFENSE OF FORUM NON CONVENIENS;

         (III) AGREE THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE BORROWERS AT THEIR ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.9;

         (IV) AGREE THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER BORROWERS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

         (V) AGREE THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST BORROWERS IN THE COURTS OF ANY OTHER JURISDICTION; AND

         (VI) AGREE THAT THE PROVISIONS OF THIS SUBSECTION 10.18 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

         10.19    WAIVER OF JURY TRIAL.

         EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.19 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         10.20    CONFIDENTIALITY.

         Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking or investment practices, it being understood and agreed by the Borrowers that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein (provided that such assignee, transferee or participant agrees to also be bound by this subsection 10.20), or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; PROVIDED that, unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrowers of any request by any Governmental Instrumentality or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information; and PROVIDED, FURTHER that in no event shall any Lender be obligated or required to return any materials furnished by the Borrowers or any of their Subsidiaries. For purposes of this paragraph, "non-public information" shall not include information that is not acquired from the Borrowers or any of their Subsidiaries or Affiliates (or Persons acting on behalf of or retained by the Borrowers or any of their Subsidiaries or Affiliates), Persons retained by or acting on behalf of the Arrangers, Agents and/or Lenders in connection with this Agreement and the transactions contemplated hereby or Persons known by such Lender to be under an obligation of confidentiality to the Borrowers (it being understood that the Agents, Arrangers, Lenders and their respective Affiliates shall be under an obligation of confidentiality).

         10.21    COUNTERPARTS; EFFECTIVENESS.

         This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective as of the date hereof.

         10.22    Gaming Authorities.

         The Arrangers, the Administrative Agent and each Lender agree to cooperate with the Nevada Gaming Authorities in connection with the administration of their regulatory jurisdiction over the Borrowers and their Restricted Subsidiaries, including to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions the provision of such documents or other information as may be requested by any such Nevada Gaming Authority relating to the Arrangers, the Administrative Agent or any of the Lenders, or the Borrowers or any of their Subsidiaries, or to the Loan Documents. Notwithstanding any other provision of the Agreement, the Borrowers expressly authorize each Agent and Lender to cooperate with the Nevada Gaming Authorities as described above.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                  BORROWERS:

                              LAS VEGAS SANDS, INC.


                              By: /s/ David Friedman
                                  ------------------------------------
                                  Name:  David Friedman
                                  Title: Secretary


                              Notice Address:

                                       3355 Las Vegas Boulevard South
                                       Room 1A
                                       Las Vegas, Nevada 89109
                                       Attention: General Counsel
                                       Telefax:   (702) 733-5499



                              VENETIAN CASINO RESORT, LLC

                              By: Las Vegas Sands, Inc. its managing member


                              By: /s/ David Friedman
                                  ------------------------------------
                                  Name:  David Friedman
                                  Title: Secretary


                              Notice Address:

                                       3355 Las Vegas Boulevard South
                                       Room 1A
                                       Las Vegas, Nevada 89109
                                       Attention: General Counsel
                                       Telefax:   (702) 733-5499

         LENDERS:

                              THE BANK OF NOVA SCOTIA,
                              as a Lender, Arranger and the Administrative Agent


                              By: /s/ Alan Pendergast
                                  ------------------------------------
                                  Name:  Alan Pendergast
                                  Title: Managing Director


                              Notice Address:

                                       The Bank of Nova Scotia
                                       580 California Street, Suite 2100
                                       San Francisco, California 94104
                                       Attention: Alan Pendergast
                                       Telefax:   (415) 397-0791

                              With copy to:

                                       The Bank of Nova Scotia
                                       600 Peachtree Street, N.E.
                                       Atlanta, Georgia 30308
                                       Attention: Robert Ivy
                                       Telefax:   (404) 888-8998

                              GOLDMAN SACHS CREDIT PARTNERS L.P.,
                              as a Lender, Arranger and Syndication Agent


                              By: /s/ Robert Wagner
                                  ------------------------------------
                                  Name:  Robert Wagner
                                  Title: Authorized Signatory

                                TABLE OF CONTENTS

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Section 1.            DEFINITIONS................................................................................3
         1.1      Certain Defined Terms..........................................................................3
         1.2      Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement............49
         1.3      Other Definitional Provisions and Rules of Construction.......................................50

Section 2.            AMOUNTS AND TERMS OF COMMITMENTS AND LOANS................................................50
         2.1      Commitments; Making of Loans; the Register; Notes.............................................50
         2.2      Interest on the Loans.........................................................................54
         2.3      Fees..........................................................................................58
         2.4      Repayments, Prepayments and Reductions in Commitments; General Provisions Regarding Payments..58
         2.5      Use of Proceeds...............................................................................65
         2.6      Special Provisions Governing Eurodollar Rate Loans............................................66
         2.7      Increased Costs; Taxes; Capital Adequacy......................................................68
         2.8      Obligation of Lenders to Mitigate.............................................................72
         2.9      Obligations Joint and Several.................................................................72

Section 3.            LETTERS OF CREDIT.........................................................................73
         3.1      Issuance of Letters of Credit and Lenders' Purchase of Participations Therein.................73
         3.2      Letter of Credit Fees.........................................................................76
         3.3      Drawings and Reimbursement of Amounts Paid Under Letters of Credit............................77
         3.4      Obligations Absolute..........................................................................79
         3.5      Indemnification; Nature of Issuing Lenders' Duties............................................80
         3.6      Increased Costs and Taxes Relating to Letters of Credit.......................................81

Section 4.            CONDITIONS TO CREDIT EXTENSIONS...........................................................82
         4.1      Conditions to the Occurrence of the Closing Date..............................................82
         4.2      Additional Conditions to Loans on or after the Closing Date...................................90
         4.3      Conditions to Letters of Credit...............................................................92
         4.4      Conditions to Disbursements and Certain Loans.................................................92

Section 5.            BORROWERS' REPRESENTATIONS AND WARRANTIES.................................................95
         5.1      Organization, Powers, Qualification, Good Standing, Business and Subsidiaries.................95
         5.2      Authorization of Borrowing, etc...............................................................96


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                                  (Continued)

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         5.3      Financial Condition...........................................................................97
         5.4      No Material Adverse Change....................................................................97
         5.5      Title to Properties; Liens; Real Property.....................................................98
         5.6      Litigation; Adverse Facts.....................................................................98
         5.7      Payment of Taxes..............................................................................99
         5.8      Performance of Agreements; Materially Adverse Agreements; Material Contracts..................99
         5.9      Governmental Regulation.......................................................................99
         5.10     Securities Activities.........................................................................99
         5.11     Employee Benefit Plans.......................................................................100
         5.12     Certain Fees.................................................................................100
         5.13     Environmental Protection.....................................................................100
         5.14     Employee Matters.............................................................................101
         5.15     Solvency.....................................................................................101
         5.16     Matters Relating to Collateral...............................................................101
         5.17     Construction Litigation......................................................................102
         5.18     Phase I-A Project Budget.....................................................................102
         5.19     Accuracy of Information......................................................................103
         5.20     Phase I-A Project Documents..................................................................103
         5.21     Complete Phase I-A Project Documents and Resort Complex Operative Documents..................103
         5.22     Satisfaction of Project Document Conditions and Resort Complex Operative Documents...........103
         5.23     Labor Disputes; Acts of God; Casualty and Condemnation.......................................104
         5.24     Phase I-A Construction Schedule..............................................................104
         5.25     Proper Subdivision...........................................................................104

Section 6.            BORROWERS' AFFIRMATIVE COVENANTS.........................................................104
         6.1      Financial Statements and Other Reports.......................................................104
         6.2      Corporate Existence, etc.....................................................................111
         6.3      Payment of Taxes and Claims; Tax Consolidation...............................................111
         6.4      Maintenance of Properties; Insurance; Application of Net Loss Proceeds.......................111
         6.5      Inspection; Lender Meeting...................................................................112


                                       ii
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                                  (Continued)

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         6.6      Compliance with Laws, etc.; Permits..........................................................113
         6.7      Environmental Covenant.......................................................................113
         6.8      Covenants with Respect to the Phase I-A Project..............................................115
         6.9      Compliance with Material Contracts...........................................................117
         6.10     Discharge of Liens...........................................................................117
         6.11     Further Assurances...........................................................................118
         6.12     Future Subsidiaries..........................................................................120

Section 7.            BORROWERS' NEGATIVE COVENANTS............................................................120
         7.1      Indebtedness.................................................................................121
         7.2      Liens and Related Matters....................................................................124
         7.3      Investments; Joint Ventures; Formation of Subsidiaries.......................................126
         7.4      Contingent Obligations.......................................................................129
         7.5      Restricted Payments..........................................................................130
         7.6      Financial Covenants..........................................................................132
         7.7      Restriction on Fundamental Changes; Asset Sales and Acquisitions.............................133
         7.8      Sales and Lease-Backs........................................................................136
         7.9      Sale or Discount of Receivables..............................................................137
         7.10     Transactions with Shareholders and Affiliates................................................137
         7.11     Disposal of Subsidiary Stock.................................................................140
         7.12     Conduct of Business..........................................................................140
         7.13     Certain Restrictions on Changes to Certain Documents.........................................140
         7.14     Consolidated Capital Expenditures............................................................141
         7.15     Fiscal Year..................................................................................142
         7.16     Zoning and Contract Changes and Compliance...................................................142
         7.17     No Joint Assessment; Separate Lots...........................................................142
         7.18     Declaration of Restricted Subsidiaries.......................................................142

Section 8.            EVENTS OF DEFAULT........................................................................143
         8.1      Failure to Make Payments When Due............................................................143
         8.2      Default under Other Indebtedness or Contingent Obligations...................................143
         8.3      Breach of Certain Covenants..................................................................143
         8.4      Breach of Warranty...........................................................................143


                                      iii
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                                  (Continued)

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         8.5      Other Defaults Under Loan Documents..........................................................144
         8.6      Involuntary Bankruptcy; Appointment of Receiver, etc.........................................144
         8.7      Voluntary Bankruptcy; Appointment of Receiver, etc...........................................144
         8.8      Judgments and Attachments....................................................................145
         8.9      Dissolution..................................................................................145
         8.10     Employee Benefit Plans.......................................................................145
         8.11     Change in Control............................................................................145
         8.12     Failure of Guaranty; Repudiation of Obligations..............................................145
         8.13     Default Under or Termination of Operative Documents..........................................146
         8.14     Default Under or Termination of Permits......................................................146
         8.15     Default Under or Termination of Cooperation Agreement........................................146
         8.16     Acceleration of Obligations of Phase II Subsidiary...........................................146
         8.17     Certain Investments in any Excluded Subsidiary...............................................146
         8.18     Conforming Adelson L/C and In Balance L/C....................................................147
         8.19     Default Under the Phase I-A Lease............................................................147

Section 9.            AGENTS AND ARRANGERS.....................................................................148
         9.1      Appointment..................................................................................148
         9.2      Powers and Duties; General Immunity..........................................................149
         9.3      Representations and Warranties; No Responsibility For Appraisal of Credit Worthiness.........151
         9.4      Right to Indemnity...........................................................................151
         9.5      Successor Administrative Agent...............................................................151
         9.6      Collateral Documents and Subsidiary Guaranty.................................................152
         9.7      Intercreditor Agreement......................................................................152
         9.8      Appointment of Arrangers.....................................................................153
         9.9      The Syndication Agent........................................................................153

Section 10.           MISCELLANEOUS............................................................................153
         10.1     Assignments and Participations in Loans......................................................153
         10.2     Expenses.....................................................................................156
         10.3     Indemnity....................................................................................157
         10.4     Set-Off; Security Interest in Deposit Accounts...............................................158


                                       iv
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                                TABLE OF CONTENTS
                                  (Continued)

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         10.5     Ratable Sharing..............................................................................158
         10.6     Amendments and Waivers.......................................................................159
         10.7     Certain Matters Affecting Lenders............................................................161
         10.8     Independence of Covenants....................................................................161
         10.9     Notices......................................................................................161
         10.10    Survival of Representations, Warranties and Agreements.......................................162
         10.11    Failure or Indulgence Not Waiver; Remedies Cumulative........................................162
         10.12    Marshalling; Payments Set Aside..............................................................162
         10.13    Severability.................................................................................162
         10.14    Obligations Several; Independent Nature of Lenders' Rights...................................163
         10.15    Headings.....................................................................................163
         10.16    Applicable Law...............................................................................163
         10.17    Successors and Assigns.......................................................................163
         10.18    Consent to Jurisdiction and Service of Process...............................................163
         10.19    Waiver of Jury Trial.........................................................................164
         10.20    Confidentiality..............................................................................165
         10.21    Counterparts; Effectiveness..................................................................165
         10.22    Gaming Authorities...........................................................................165


                                    SCHEDULES

2.1         Lenders' Commitments, Pro Rata Shares, Notice Information
4.1J        Refinanced Debt
5.1A        Jurisdiction of Organizations
5.1C        Ownership of the Borrowers
5.1D        Subsidiaries of the Borrowers
5.1E        Options
5.5         Mortgaged Real Property and Material Real Estate
5.6         Litigation
5.8         Material Contracts
5.11        Certain Employee Benefit Plans
5.12        Brokers Fees
5.13        Environmental Matters
5.16B       Permits
5.17        Construction Litigation
5.23        Existing Labor Disputes
7.1         Indebtedness Existing on the Closing Date
7.2         Liens Existing on the Closing Date
7.3         Investments Existing on the Closing Date

                                    EXHIBITS

A-1         Form of Term A Note
A-2         Form of Term B Note
A-3         Form of Revolving Note
B-1         Form of Borrowing Notice
B-2         Form of Issuance Notice
B-3         Form of Disbursement Notice
B-4         Form of Conversion/Continuation Notice
C           Form of Compliance Certificate
D-1         Form of Assignment Agreement
D-2         Form of Certificate of Non-Bank Status
E-1         Form of Construction Consultant's Closing Certificate
E-2         Form of Construction Consultant's Certificate
E-3         Final Completion Certificate
E-4         Form of Consultant's Substantial Completion Certificate
E-5         Form of Insurance Consultant's Closing Certificate
E-6         Form of Construction Consultant's Material Phase I-A Project
              Document Certificate
F-1         Form of Deed of Trust
F-2         Form of Security Agreement
F-3         Form of Disbursement Account Agreement
G           Form of Intercreditor Agreement
H           Form of Subsidiary Guaranty
I           Standards for Changes to Plans and Specifications
J           Form of Financial Condition Certificate
K-1         Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
K-2         Form of Opinion of Lionel Sawyer & Collins
L           Form of Additional Insurance Requirements
M           Form of Subordination, Non-Disturbance and Attornment Agreement
N           Form of Environmental Indemnity
O           Form of Consent
P           Form of Architect's Closing Certificate
Q           Form of Borrower's Final Completion Certificate